UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.)

Filed by the Registrant
☒
Filed by a Party other than the Registrant
☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
Paychex, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

View Report
Turnover Rate
15%
11%
7%
3%
-1%
12 Month Trend
Silent Generation
Baby Boomers
View Report
indeed

PROXY STATEMENT | 2024

and Notice of Annual Meeting of Stockholders

The Digitally Driven HR Leader

PAYCHEX®

HR | Payroll | Benefits | Insurance

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

WHEN

Thursday, October 10, 2024

9:30 a.m. Eastern Time

WHERE

Online only at

www.virtualshareholdermeeting.com/PAYX2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 10, 2024.

On or about August 30, 2024, we will mail to all stockholders a Notice of Internet Availability of Proxy Materials, which contains instructions for accessing our proxy materials on the Internet and voting by telephone or on the Internet. The Notice of Internet Availability of Proxy Materials also contains instructions for requesting a printed set of proxy materials. Paychex, Inc.’s Proxy Statement and Annual Report for the year ended May 31, 2024 are available at www.proxyvote.com and https://investor.paychex.com.

Our principal executive offices are located at 911 Panorama Trail South, Rochester, NY 14625-2396.

MATTERS TO BE VOTED ON:

The principal business of the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) will be:

1.Toelect eleven nominees to the Board of Directors for a one-year term;

2.Tohold an advisory vote to approve named executive officer compensation;

3.Toratify the selection of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm; and,

4.Totransact such other business as may properly come before the meeting or any adjournment thereof.

WHO MAY VOTE:

Stockholders of record at the close of business on August 12, 2024 are entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

HOW TO PARTICIPATE:

Our Annual Meeting will be broadcast as a live webcast accessible at: www.virtualshareholdermeeting.com/PAYX2024.

For more information about the virtual meeting format, including detailed instruction on how to vote, please see the “Frequently Asked Questions” section of the proxy statement.

By order of the Board of Directors

Prabha Sipi Bhandari

Chief Legal Officer, Chief Ethics Officer, and Secretary

August 30, 2024

Welcome to the Paychex, Inc. 2024 Annual Meeting of Stockholders

VOTE YOUR SHARES

HOW TO VOTE

Your vote is very important, and we encourage you to vote. Please read the proxy statement and vote right away using any of the following methods.

Stockholders of Record:

VOTE BY INTERNET BEFORE OR DURING THE MEETING Visit the website listed on your Notice of Internet Availability of Proxy Materials.	VOTE BY TELEPHONE Call 1-800-690-6903 to vote by phone.	VOTE BY MAIL Sign, date, and return your proxy card in the enclosed envelope (this is only available if you requested a printed copy).

Beneficial Stockholders:

If you are a beneficial stockholder, you will receive instructions from your bank, broker, or other nominee that you must follow for your shares to be voted.

Paychex has elected to use the Securities and Exchange Commission’s Notice and Access model, which allows us to make the proxy materials available on the Internet, as the primary means of furnishing proxy materials to stockholders.

Proxy Summary

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all the information that you should consider, and you should read the entire proxy statement before voting. For more complete information regarding the performance of Paychex, Inc. (the “Company,” “Paychex,” “we,” or “our”) for the fiscal year ended May 31, 2024 (“fiscal 2024”), review the Company’s Annual Report on Form 10-K (“Form 10-K”) for fiscal 2024.

Paychex, Inc. 2024 Annual Meeting of Stockholders

October 10, 2024 9:30 a.m., Eastern Time	Virtual Meeting at: www.virtualshareholdermeeting.com/PAYX2024

Meeting Agenda and Voting Matters

Item	Proposal	Board Vote Recommendation	Page Reference (for more detail)

Proposal 1	Election of eleven directors for a one-year term	FOR each director nominee	5

Proposal 2	Advisory vote to approve named executive officer compensation	FOR	30

Proposal 3	Ratification of the selection of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm	FOR	73

Paychex, Inc. 2024 Proxy Statement • 1

Proxy Summary

Fiscal 2024 Business Highlights*

$5.1B	$2.2B	$4.67

Total service revenue	Operating income	Diluted earnings per share

5% increase	7% increase	9% increase

$1.5B	$2.1B	$4.72

Total returned to stockholders(1)	Operating income, net of certain items(2)	Adjusted diluted earnings per share(2)

26% increase	6% increase	11% increase

*	Percent increase reflects growth percentages compared to fiscal 2023

(1)	Reflects dividends and repurchases of outstanding shares of our common stock.

(2)

Operating income, net of certain items and adjusted diluted earnings per share are not United States generally accepted accounting principles (“GAAP”) measures. Refer to “Paychex, Inc. Non-GAAP Financial Measures” in Appendix A of this proxy statement for a discussion of these non-GAAP measures and a reconciliation of the most comparable GAAP measure of operating income and diluted earnings per share.

Paychex has focused on returning value to our stockholders and continued with stockholder-friendly actions during fiscal 2024. In May 2024, the Company increased its quarterly dividend by $0.09 per share, or 10%, to $0.98 per share. The Company continued to repurchase its common stock to offset dilution and in fiscal 2024 repurchased 1.5 million shares for $169.2 million.

Returned $1.5 Billion to Stockholders in Fiscal 2024

$1.3B	$169.2M

Dividends Paid	Share Repurchases

Annual Return to Stockholders ($ millions)

Dividends
Share Repurchases
$1,500
$1,250
$1,000
$750
$500
$250
$-
$1,061
$1,064
$1,145
$1,175
$1,485
2020
2021
2022
2023
2024
Fiscal Year Ended May 31,

Paychex, Inc. 2024 Proxy Statement • 2

Proxy Summary

Recent Awards and Recognition

World’s Most Ethical Companies® Paychex has been named among one of the 2024 World’s Most Ethical Companies® on Ethisphere‘s annual list for the 16th time.	HR Tech Award Paychex was recognized by Lighthouse Research & Advisory for the fifth consecutive year as a Best Small Business-focused Solution in the Core HR/Workforce category.

FORTUNE® Magazine America’s’ Most Innovative Companies

Paychex was again named one of America’s Most Innovative Companies, recognizing its commitment to industry-leading HR solutions while fostering a culture of innovation.

Sapient Insights Group “Top Five” Vendor

Paychex earned six spots as a “Top Five” vendor solution for small- and medium-sized businesses based directly on Paychex customer feedback for vendor satisfaction and user experience.

America’s Climate Leaders

Paychex has been recognized for the second consecutive year by USA Today on the 2024 America’s Climate Leaders List for the Company’s achievement in reducing its core emissions and carbon footprint.

Training APEX Award Paychex has been recognized by Training magazine as one of the top training organizations in the world for the 23rd consecutive time.

Pay-for-Performance

Key features of our executive compensation program that tie compensation to the Company’s performance are:

•

A significant portion of annual compensation is “at risk” based on performance. For the President and Chief Executive Officer (“CEO”), 89% of his total target compensation is at risk. On average, for the other named executive officers (“NEOs”) (excluding Mr. Rivera), 80% of their total target compensation is at risk.

•

Variable compensation is comprised of an annual cash incentive program and longer-term equity-based incentives. For the annual cash incentive for fiscal 2024, results for certain performance metrics were below target, resulting in payouts at 62.6% of target for the CEO and 56.9% of target for the other NEOs, excluding Mr. Rivera.

•

Performance stock awards granted in July 2022 reached the end of the two-year performance period in May 2024. Achievement was at 107% of target. The awards earned are restricted for an additional one-year period.

For more information on compensation for our NEOs and how it ties to performance, refer to the Compensation Discussion and Analysis and Named Executive Officer Compensation sections of this proxy statement.

Paychex, Inc. 2024 Proxy Statement • 3

Proxy Summary

The Company values stockholder feedback and is committed to ongoing engagement. During fiscal 2024, formal discussions with stockholders were held reviewing topics including corporate governance and other matters that were priorities of our stockholders. Refer to the Corporate Governance section of this proxy statement for more information on our fiscal 2024 stockholder outreach and engagement.

Additional Information

Refer to the Frequently Asked Questions section of this proxy statement for important information about proxy materials, voting, annual meeting procedures, company documents, communications, and the deadlines to submit stockholder proposals for the 2025 Annual Meeting of Stockholders. Additionally, questions may be directed to Investor Relations at (800) 828-4411 or by written request to 911 Panorama Trail South, Rochester, NY 14625, Attention: Investor Relations. General information regarding the meeting and links to key documents can be found on our Investor Relations web page at https://investor.paychex.com.

Cautionary Note Regarding Forward-Looking Statements

This proxy statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations or forecasts of future results or events and include, among others:

•

statements with respect to the beliefs, plans, objectives, and expectations regarding the future compensation plans of the Company and corporate responsibility initiatives and goals of the Company; and

•

statements preceded by, followed by, or that include the words “aim,” “anticipate,” “believe,” “could,” “design,” “estimate,” “goal,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “strategy,” “strive,” “target,” “will,” “would,” or similar expressions.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict, many of which are outside our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance upon any of these forward-looking statements. For a discussion of some of the risks and important factors that could cause actual results to differ from such forward-looking statements, please see the risks and other factors detailed from time to time in our most recent periodic reports on Form 10-K and Form 10-Q and other filings with the Securities and Exchange Commission (“SEC”). Except as required by law, we undertake no obligation to update these forward-looking statements after the date of filing this proxy statement with the SEC to reflect events or circumstances after such date, or to reflect the occurrence of unanticipated events.

Paychex, Inc. 2024 Proxy Statement • 4

Election of Directors

PROXY STATEMENT

Paychex, Inc.

911 Panorama Trail South

Rochester, NY 14625

Paychex, Inc. (“Paychex,” the “Company,” “we,” “our,” or “us”), a Delaware corporation, is furnishing this proxy statement to stockholders in connection with the solicitation of proxies on behalf of the Board of Directors of the Company (the “Board”) for the 2024 Annual Meeting of Stockholders (the “Annual Meeting”). This proxy statement summarizes information concerning the matters to be presented at the Annual Meeting and related information to help stockholders make an informed vote. Distribution of this proxy statement and a form of proxy to stockholders is scheduled to begin on or about August 30, 2024.

PROPOSAL 1: ELECTION OF DIRECTORS FOR A ONE-YEAR TERM

What am I voting on?	Voting Recommendation

Stockholders are being asked to elect eleven director nominees for a one-year term. This section includes information about the Board and each director nominee.	The Board recommends a vote FOR each of the eleven director nominees.

The Board is elected by the stockholders to oversee the overall success of the Company, review its operational and financial capabilities, and periodically assess its long-term strategic objectives. The Board serves as the ultimate decision-making body of the Company, except for those matters reserved for stockholders. The Board selects and oversees the members of senior management who are charged by the Board with conducting the day-to-day business of the Company. The Board acts as an advisor to senior management and ultimately monitors management’s performance.

Election Process

The Company’s Amended and Restated By-Laws (“By-Laws”) provide for the annual election of directors. The By-Laws provide that each director is elected by a majority of the votes cast for the director at any meeting held for the election of directors at which a quorum is present, and the director is running unopposed. If a nominee that is an incumbent director does not receive a required majority of the votes cast, the director must offer to tender his or her resignation to the Board. The Nominating and Governance (“N&G”) Committee, formerly known as the Nominating and Environmental, Social, and Governance Committee, considers such offer and will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board then considers the N&G Committee’s recommendation and will determine whether to accept such offer. The Board will disclose its decision and the rationale behind it within 90 days of the certification of the election results.

2024 Nominees for Director

There are eleven nominees for election as director, as listed on the following pages. Each of the nominees is a current member of the Board. As previously announced by the Company, Mr. Flaschen will not stand for reelection as a director, and his current term will expire at the Annual Meeting. The eleven persons listed have been nominated for election to the Board by the N&G Committee. The nominees, except for Messrs. Gibson, Golisano, and Mucci, are independent under the Nasdaq Stock Market (“Nasdaq”) director independence standards. If elected, each nominee will hold office until his or her successor is elected and qualified or until his or her earlier

Paychex, Inc. 2024 Proxy Statement • 5

Election of Directors

resignation or removal. We believe that all the nominees will be available to serve as a director. However, if any nominee should become unable to serve, the named proxy holders may exercise discretionary authority to vote for substitute nominees proposed by the Board.

The Board believes that the combination of the various qualifications, skills, and experience of the 2024 director nominees will continue to contribute to an effective and well-functioning Board. Due in part to stockholder feedback, board refreshment continues to be an important consideration of our Board. For more information on our nomination process, refer to the Corporate Governance section of this proxy statement.

The Board recommends the election of each of the director nominees identified on the following pages. Unless otherwise directed, the named proxy holders will vote the proxy FOR the election of each of these director nominees.

Summary of Director Nominees

Our director nominees are accomplished professionals, with diverse areas of expertise, who are well-equipped to oversee the success of the business and effectively represent the interests of stockholders. Our director nominees:

•	are seasoned leaders who possess high personal and professional ethics and share the values of the Company;

•	are highly accomplished in their fields and have served as directors and officers in a diverse range of companies, including technology, financial services, and payment companies, among others;

•	strengthen our Board’s oversight capabilities by having varied lengths of tenure that provide historical and new perspectives about our Company; and

•	bring extensive and diverse experience in strategic planning, business development, international business, mergers and acquisitions, and go-to-market strategies, among others.

The Board has identified qualifications, attributes, skills, and experience that are important to be represented on the Board as a whole, in light of the Company’s business and current needs. The Board believes the combination of the various qualifications, attributes, skills, diversity, and experience of the director nominees contribute to a well-functioning and effective Board.

Below is a summary to highlight some but not all the important skills our director nominees bring to the Board.

Balance of Skills
Capital Markets Literacy
6
Industry Knowledge
9
Financial Literacy
7
Global Experience
8
Leadership Experience
11
Product Marketing
6
Risk Management
8
Technology Experience
7
0
1
2
3
4
5
6
7
8
9
10
11
Number of Directors
Qualifications

Paychex, Inc. 2024 Proxy Statement • 6

Election of Directors

Board Diversity and Matrix

The Company seeks to maintain a Board comprised of a diverse mix of expertise, experience, skills, and backgrounds to reflect the diverse nature of the business environment in which the Company operates. For purposes of Board composition, diversity includes, but is not limited to, business experience, geography, age, gender, race, and ethnicity. The N&G Committee regularly evaluates Board composition and recognizes the importance of diversity, as demonstrated by four of our five newest Board members adding to either the gender or racial diversity of our Board, and we will continue to focus on Board refreshment.

Pursuant to Rule 5606(f) of the Nasdaq Listing Rules, the following table reports certain information on each director’s voluntary self-identified characteristics, as of May 31, 2024.

Board Diversity Matrix

Total Number of Directors	11

	Female	Male

Part I: Gender Identity

Directors	3	8

Part II: Demographic Background

African American or Black	—	1

White	3	7

Paychex, Inc. 2024 Proxy Statement • 7

Election of Directors

Martin Mucci — Chairman of the Board of Paychex, Inc.

Director since 2010 Current Public Company Directorships: • Cintas Corporation Prior Public Company Directorships (Past Five Years): • NCR Corporation	Age: 64 Board Committees: • Executive (Chair)

Mr. Mucci is Chairman of the Board of Directors of the Company. He served as President and Chief Executive Officer (“CEO”) of the Company from September 2010 until December 2021 and as Chairman of the Board and CEO of the Company from December 2021 until October 2022 when he retired from service as CEO. Mr. Mucci joined the Company in 2002 as Senior Vice President (“SVP”), Operations. Prior to joining Paychex, he held senior level positions with Frontier Communications of Rochester, a telecommunications company, including President of Telephone Operations and CEO of Frontier Telephone of Rochester, over the course of his 20-year career. Mr. Mucci currently serves on the board of Cintas Corporation, a leading provider of uniform rental, facility services, first aid, and safety products to over one million businesses of all types and sizes. He is also a member of the Business and Government Software and Services Advisory Team for Madison Dearborn Partners. Mr. Mucci was a member of the Board of Directors of NCR Corporation, a software, consulting and technology company, until it was split into two separate companies in October 2023. Mr. Mucci was a member of the Board of Directors of Cbeyond, Inc., a telecommunications company focused on small businesses, until it was purchased by Birch Communications in July 2014. He is a Trustee Emeritus of St. John Fisher College.

SPECIFIC QUALIFICATIONS AND SKILLS:

The Board has concluded that Mr. Mucci is qualified to lead the Board due to his experience providing day-to-day leadership as the former President and CEO of Paychex, giving him extensive knowledge of the Company, its operations, challenges, and opportunities. In addition, Mr. Mucci’s educational background and senior leadership experience provide him with strong financial literacy.

Thomas F. Bonadio — Founder and Chairman of The Bonadio Group

Director since 2017 Current Public Company Directorships: None Prior Public Company Directorships (Past Five Years): • CurAegis Technologies, Inc.	Age: 75 Board Committees: • Audit • Corporate Development Advisory • Nominating and Governance Independent

Mr. Bonadio is the founder and Chairman of the Board of Directors of The Bonadio Group, the 41st largest Certified Public Accountant firm in the U.S. and the largest independent provider of accounting, business advisory, and financial services in New York State outside of Manhattan. He has devoted his efforts to serving commercial companies in the Rochester area and helping The Bonadio Group grow from two people to its present size of 1,100 employees. Mr. Bonadio is also the General Partner of Impact Capital, a venture capital firm focused on growing companies operating in Upstate New York, and serves on the Board of Directors of Viridi, a private company with sustainable solutions in energy storage systems and electrical equipment. He also serves on the Board of Directors and as the Audit Committee Chair for Royal Oak, a private real estate investment trust. Mr. Bonadio has experience serving on community organizations as well as both not-for-profit and publicly traded boards. He also previously served on the Board of Directors and as the Audit Committee Chair for Conceptus, Inc., a medical device company, until it was purchased by Bayer AG of Germany in June 2013.

SPECIFIC QUALIFICATIONS AND SKILLS:

The Board has concluded that Mr. Bonadio is qualified to serve as a director of the Company due to his strong background in finance and business, his entrepreneurial experience, and his knowledge of the Certified Public Accountant community. Mr. Bonadio is a successful entrepreneur whose experience building his own business is representative of many clients Paychex serves today. He also brings a high degree of financial literacy obtained from his years in the financial services industry, and his ability to assess financial performance of other companies through the review and understanding of financial statements. This financial expertise is a great benefit to the Board and its committees.

Paychex, Inc. 2024 Proxy Statement • 8

Election of Directors

Joseph G. Doody — Former Vice Chairman of Staples, Inc.

Director since 2010 Current Public Company Directorships: • Casella Waste Systems, Inc. Prior Public Company Directorships (Past Five Years): • Virtusa Corporation	Age: 72 Board Committees: • Investment • Nominating and Governance Independent

Mr. Doody served as Vice Chairman of Staples, Inc., an office products company, from February 2014 until his retirement in September 2017. Mr. Doody served Staples, Inc. since 1998 in various roles including President, North American Commercial, from January 2013 until February 2014, and President, North American Delivery, from March 2002 to January 2013. Mr. Doody serves on the Board of Directors of Casella Waste Systems, Inc., a vertically integrated waste management company. Mr. Doody previously served on the Board of Directors of Virtusa Corporation, a global provider of digital engineering and information technology outsourcing services that accelerate business outcomes for its clients, until it was acquired in February 2021. Mr. Doody is an emeritus member of the Foundation Board at The College at Brockport.

SPECIFIC QUALIFICATIONS AND SKILLS:

The Board has concluded that Mr. Doody is qualified to serve as a director of the Company due to his significant leadership and international experience. His long tenure in management of a large division of a multinational company enables him to provide our Board with important operational expertise. In addition, his deep knowledge of small- to medium-sized businesses brings a thorough understanding of the risks and opportunities affecting the Company’s clients and potential clients. Mr. Doody also has extensive experience in strategic planning and business development, which allows him to provide valuable input into the Company’s plans for market growth.

John B. Gibson — President and Chief Executive Officer of Paychex, Inc.

Director since 2022 Current Public Company Directorships: None Prior Public Company Directorships (Past Five Years): None	Age: 58 Board Committees: • Corporate Development Advisory • Executive

Mr. Gibson has served as President and CEO of the Company since October 2022. Prior to serving as President and CEO, Mr. Gibson was promoted to the role of President and Chief Operating Officer (“COO”) in December 2021, leading the daily operations of the Company, including sales, service, marketing, and management. Mr. Gibson joined Paychex as SVP of Service in May 2013, bringing with him more than 20 years of experience in human resources (“HR”) solutions, technology, and business services. Prior to Paychex, Mr. Gibson served in senior executive positions at HR outsourcing and technology companies, including Ameritech (now AT&T) and Convergys (now Concentrix), where he served as President of the HR Management division providing comprehensive global HR solutions to clients in 68 countries.

SPECIFIC QUALIFICATIONS AND SKILLS:

The Board has concluded that Mr. Gibson is qualified to serve as a director of the Company due to his leadership and experience. Mr. Gibson has been a key leader in the Company’s digital expansion, its service transformation, and the expansion of its professional employer organization and HR advisory services. His deep understanding of the Company’s market and focus on driving innovative technology and HR advisory solutions for the Company’s more than 745,000 clients (as of May 31, 2024) make him a valued addition to the Board.

Paychex, Inc. 2024 Proxy Statement • 9

Election of Directors

B. Thomas Golisano — Founder of Paychex, Inc.

Director since 1979 Current Public Company Directorships: None Prior Public Company Directorships (Past Five Years): • Twinlab Consolidated Holdings, Inc. • Eastman Kodak Company	Age: 82 Board Committees: • Executive

Mr. Golisano founded Paychex in 1971 and served as Chairman of the Board of Directors until December 2021. He served as President and CEO of the Company until October 2004. Mr. Golisano is an entrepreneur, philanthropist, and civic leader who has been committed to building innovative businesses, supporting numerous not-for-profit organizations, and advocating for inclusive health and various civic issues. Mr. Golisano also serves as a director of numerous other not-for-profit organizations and private companies and founded the Golisano Institute for Business and Entrepreneurship, a provider of alternative post-secondary business education. He is the founder and a member of the Board of Trustees of the B. Thomas Golisano Foundation and is a Trustee Emeritus of Rochester Institute of Technology.

SPECIFIC QUALIFICATIONS AND SKILLS:

The Board has concluded that Mr. Golisano is qualified to serve as a director of the Company due to his relevant executive leadership experience and extensive knowledge of the operations of the Company. These skills were attained through his former roles of Chairman and CEO of Paychex. In addition, his experience investing in and supporting numerous successful start-up businesses equips him with expertise in identifying market opportunities, which allows him to provide valuable insights and guidance to the Board.

Pamela A. Joseph — CEO and Executive Chair of Xplor Technologies

Director since 2018 (previously served from 2005 – 2017) Current Public Company Directorships: • Adyen N.V. (Euronext) • TransUnion (Chair) Prior Public Company Directorships (Past Five Years): None	Age: 65 Board Committees: • Compensation and Leadership • Corporate Development Advisory • Nominating and Governance (Chair) Independent

Ms. Joseph has served as the CEO of Xplor Technologies, a cloud-based payment processing platform company, since October 2022, and as Xplor’s Executive Chair since 2021. Ms. Joseph previously served as the CEO of Clearent, a full-service payment-solutions provider from 2019 to 2021. She is also an Operating Partner of Advent International, a global private equity firm. From May 2016 until September 2017, she served as President, COO, and Board Member of Total System Services, Inc., a provider of issuer services and merchant payment acceptance for credit, debit, prepaid, healthcare, and business solutions. She was Vice Chair of U.S. Bancorp Payment Services and Chair of Elavon (formerly NOVA Information Systems, Inc.), a wholly owned subsidiary of U.S. Bancorp, from December 2004 until June 2015. U.S. Bancorp Payment Services and Elavon manage and facilitate consumer and corporate card issuing, as well as payment processing. Ms. Joseph also serves as Board Chairperson for TransUnion, a leading global information and insights company, and as a member of the Board of Directors and audit committee of Adyen N.V., a Netherlands-based payments platform business.

SPECIFIC QUALIFICATIONS AND SKILLS:

The Board has concluded that Ms. Joseph is qualified to serve as a director of the Company due to her extensive executive experience in the financial services and payment industries. Her wealth of technology experience brings insight to the Board and its committees. In addition, her experience with major acquisitions, board experience, and international expansion allows her to provide valuable input to the Company’s growth plans.

Paychex, Inc. 2024 Proxy Statement • 10

Election of Directors

Theresa M. Payton — Founder, President, and CEO of Fortalice Solutions

Director since 2023 Current Public Company Directorships: None Prior Public Company Directorships (Past Five Years): None	Age: 57 Board Committees: • Audit Independent

Ms. Payton is the Founder, President, and CEO of Fortalice Solutions, LLC an industry-leading security consulting company advising Fortune 150 Boards, C-Suite, and regulators on secured technology innovation and transformation efforts regarding customer delivery and privacy. Fortalice Solutions has completed over 500 global engagements advising and securing digital transformation programs and delivering business intelligence services for some of the nation’s largest organizations. Ms. Payton was also co-founder of Dark Cubed, a cybersecurity solutions company founded in 2015, which was acquired by Celerium, a leader in innovative cyber defense solutions, in September 2022. She spent over 16 years in the financial services industry including executive roles in banking technology for two of the country’s top financial institutions and was Chief Information Officer for the White House under the George W. Bush administration. She serves on the Federal Advisory Board of CyberArk, a publicly traded cybersecurity product company, and previously served as a member of the Transformation Innovation Advisory Board of UniCredit S.p.A., the largest pan-European bank headquartered in Milan, Italy, from January 2019 through August 2022.

SPECIFIC QUALIFICATIONS AND SKILLS:

The Board has concluded that Ms. Payton is qualified to serve as a director of the Company due to her significant technology and cybersecurity expertise and experience as an entrepreneur. Her business acumen, intense focus on the needs of clients, and her ability to provide sound governance insights on digital and security risks make her a valuable contributor to the Board.

Kevin A. Price — Founder & President of KAP Holdings, LLC d/b/a PartScriptionTM

Director since 2021 Current Public Company Directorships: None Prior Public Company Directorships (Past Five Years): None	Age: 64 Board Committees: • Audit • Nominating and Governance Independent

Mr. Price is the Founder and President of KAP Holdings, LLC d/b/a PartScription, which he founded in 2006. KAP Holdings, LLC is a service company engaged in the distribution, wholesaling, and sourcing of products and parts to private and governmental agencies across a broad range of categories with integrated solutions to eliminate cost, lost time, and frustration in construction and renovation projects. PartScription is a fast growing, innovative ecommerce platform that aggregates millions of parts into a single search and order platform to improve selection, service, and profitability for retail hardware stores. Prior to his founding of KAP Holdings, LLC, he worked at Sears Holdings Corporation as the Vice President of the Customer Care Network where he managed Sears Parts Direct and the aftermarket insurance businesses, at Ameritech Corporation as Vice President of Sales and Planning and Administration, and as Senior Vice President of Operations at AC Nielsen. Mr. Price is an emeritus board member of Link Unlimited, and served on the Brennan School of Business Advisory Board at Dominican University and the College of Business and Public Administration Advisory Council at Drake University.

SPECIFIC QUALIFICATIONS AND SKILLS:

The Board has concluded that Mr. Price is qualified to serve as a director of the Company due to his extensive experience as an entrepreneur and significant executive leadership and e-commerce experience. Mr. Price is a strategic leader who has provided agile leadership to help drive business success. His experience is a great benefit to the Board and its committees.

Paychex, Inc. 2024 Proxy Statement • 11

Election of Directors

Joseph M. Tucci — Chairman and Co-Founder of Bridge Growth Partners, LLC

Lead Independent Director Director since 2000 Current Public Company Directorships: • Motorola Solutions, Inc. Prior Public Company Directorships (Past Five Years): • GTY Technology Holdings, Inc.	Age: 77 Board Committees: • Compensation and Leadership (Chair) • Executive • Nominating and Governance Independent

Mr. Tucci is the Co-founder and Chairman of the Board of Directors of Bridge Growth Partners, LLC, a private equity firm based in New York and founded in 2013. He serves on the Board of Directors of Motorola Solutions, Inc., a global leader in public safety and enterprise security, and Syniti, an enterprise data management solutions company. Mr. Tucci was the former Chairman of the Board of Directors and CEO of EMC Corporation (“EMC”), a provider of data-storage systems. He was EMC’s Chairman from January 2006 and CEO from January 2001 until September 2016, when Dell Technologies acquired the company. He was Chairman of the Board of Directors of VMWare, Inc., a cloud infrastructure company, from 2007 through September 2016.

SPECIFIC QUALIFICATIONS AND SKILLS:

The Board has concluded that Mr. Tucci is qualified to serve as a director of the Company due to his extensive executive leadership experience as CEO of EMC. Mr. Tucci has spent over 40 years in the technology industry in senior roles at large, complex, and global technology companies. His experience leading EMC through a period of dramatic revitalization, growth and market share gains, and new product introductions enables him to share knowledge of the challenges a company faces due to rapid changes in the marketplace.

Joseph M. Velli — Retired Financial Services and Technology Executive

Director since 2007

Current Public Company Directorships:

•  AssetMark Financial Holdings

•  Cognizant Technology Solutions Corp.

•  Computershare Ltd. (Australian Stock Exchange)

Prior Public Company Directorships (Past Five Years):

None

Age: 66 Board Committees: • Compensation and Leadership • Corporate Development Advisory (Chair) • Executive • Investment (Chair) Independent

Mr. Velli currently serves on the Board of Directors of Computershare Limited, a global provider of corporate trust, stock transfer, employee share plan, and mortgage servicing services. He serves on the Board of Directors of Cognizant Technology Solutions Corp., a multinational corporation that provides information technology services. Mr. Velli is also on the Board of Directors of AssetMark Financial Holdings, Inc., a wealth management technology platform for independent financial advisors and their clients. Mr. Velli previously served as Senior Executive Vice President of The Bank of New York and as a member of the Senior Policy Committee until October 2006. During his 22-year tenure with The Bank of New York, he headed Global Issuer Services, Global Custody and Investor Services, Global Liquidity Services, Pension and 401(k) Services, and Retail Banking. He served as Chairman and CEO of ConvergEx Group, LLC (“ConvergEx”), a provider of brokerage, software products, and technology services, from 2006 to 2013, and continued to serve on the ConvergEx Board until 2014. Mr. Velli has been a member of the Board of Trustees of William Paterson University since June 2017. He acts as an advisory council member to Lovell Minnick Partners, a venture capital and private equity firm, and provides advisory services to other private equity firms.

SPECIFIC QUALIFICATIONS AND SKILLS:

The Board has concluded that Mr. Velli is qualified to serve as a director of the Company due to his extensive experience with securities servicing, financial technology, capital markets, business to business, sales and marketing, and mergers and acquisitions matters, as well as his public board experience. He plays a key role in the Board’s discussions of the Company’s investments and liquidity. Mr. Velli has extensive experience with acquisitions and business services, providing valuable insights on potential growth opportunities for the Company.

Paychex, Inc. 2024 Proxy Statement • 12

Election of Directors

Kara Wilson — Senior Advisor at KKR & Co. Inc.

Director since 2017 Current Public Company Directorships: None Prior Public Company Directorships (Past Five Years): • KnowBe4	Age: 54 Board Committees: • Audit • Corporate Development Advisory Independent

Ms. Wilson currently serves as a Senior Advisor at KKR & Co. Inc., a global investment firm that manages multiple alternative asset classes, including private equity, energy, infrastructure, real estate, and credit, with strategic partners that manage hedge funds. She currently serves on a number of private, software solution company boards including Alludo, OneStream, OutSystems, and ReliaQuest. She previously served on the Board of Directors of KnowBe4, a security awareness computer-based training firm that assists companies in strengthening their security through their employees, until it was acquired in February 2023. She was formerly Chief Marketing Officer at Rubrik, Inc., a cloud data management company, a role she held from June 2017 until May 2019. She has over 20 years of experience in driving go-to-market strategies for large, medium, and hyper-growth start-ups. She has held marketing leadership roles with some of the technology industry’s most influential companies, including Cisco Systems, SAP, SuccessFactors, PeopleSoft/Oracle, Okta, and FireEye, Inc. Prior to Rubrik, Inc. from October 2016 to June 2017, Ms. Wilson was Executive Vice President and from August 2013 to June 2017, Chief Marketing Officer of cyber security company FireEye, where she helped launch FireEye’s initial public offering and was responsible for the company’s global marketing initiatives including corporate, product, and technical marketing, global communications, and field enablement.

SPECIFIC QUALIFICATIONS AND SKILLS:

The Board has concluded that Ms. Wilson is qualified to serve as a director of the Company due to her extensive experience in driving go-to-market strategies for enterprise technology companies. The Board can benefit from Ms. Wilson’s marketing experience to help Paychex with the development and execution of go-to-market strategies to effectively differentiate the Company in a highly competitive and constantly evolving industry. Ms. Wilson has experience at global companies and can provide insight on any expansion of the Company’s global presence.

Paychex, Inc. 2024 Proxy Statement • 13

Director Compensation

DIRECTOR COMPENSATION FOR THE FISCAL YEAR ENDED MAY 31, 2024

Director compensation is recommended by the Compensation and Leadership (“C&L”) Committee and approved by the Board annually in July. The Board’s authority cannot be delegated to another party. The Company’s management does not play a role in setting director compensation. The Company compensates the independent directors of the Board using a combination of cash and equity-based compensation. John B. Gibson, President and CEO of the Company, receives no compensation for his services as a director. Rather, the compensation received by Mr. Gibson in his role as President and CEO is shown in the Fiscal 2024 Summary Compensation Table, contained in the Named Executive Officer Compensation section of this proxy statement.

The table below presents the total compensation received from the Company by all directors except Mr. Gibson for the fiscal year ended May 31, 2024 (“fiscal 2024”).

Name (a)	Fees Earned or Paid in Cash (b)	Stock Awards (c)	Stock Options (d)	Total

Martin Mucci	$195,000	$109,016	$108,990	$413,006

Thomas F. Bonadio	$125,000	$ 92,458	$ 92,498	$309,956

Joseph G. Doody	$112,500	$ 92,458	$ 92,498	$297,456

David J.S. Flaschen(1)	$157,500	$ 92,458	$ 92,498	$342,456

B. Thomas Golisano	$272,500	$ —	$ —	$272,500

Pamela A. Joseph	$140,000	$ 92,458	$ 92,498	$324,956

Theresa M. Payton(2)	$107,500	$138,989	$138,993	$385,482

Kevin A. Price	$117,500	$ 92,458	$ 92,498	$302,456

Joseph M. Tucci	$195,000	$ 92,458	$ 92,498	$379,956

Joseph M. Velli	$132,500	$ 92,458	$ 92,498	$317,456

Kara Wilson	$115,000	$ 92,458	$ 92,498	$299,956

(1)	As previously announced by the Company, Mr. Flaschen will not stand for reelection as a director, and his current term will expire at the Annual Meeting.

(2)

Ms. Payton was appointed to the Board in January 2023 and began attending Board meetings in the fourth quarter of the fiscal year ended May 31, 2023 (“fiscal 2023”). In July 2023, she received an annual equity award for fiscal 2024 that was enhanced for her service on the Board during fiscal 2023.

Fees Earned or Paid in Cash (Column (b))

The amounts reported in this column reflect the annual cash compensation paid to the directors during fiscal 2024, whether or not such fees were deferred. Annual cash compensation for the directors who own less than 5% of the outstanding shares of the common stock of the Company or do not also serve as executive officers is comprised solely of annual retainers, which are paid in quarterly installments. These retainers are paid for participation on the Board with separate retainers for committee membership. In addition to their committee membership retainers, committee chairs (with the exception of the Executive Committee) receive additional retainers in recognition for their time contributed in preparation for committee meetings.

Mr. Mucci, who is not an independent director, receives an annual cash retainer of $195,000 for his services as Chairman of the Board of the Company, paid in quarterly installments.

Paychex, Inc. 2024 Proxy Statement • 14

Director Compensation

Any director beneficially owning more than 5% of the outstanding shares of common stock of the Company may elect to receive their total compensation for serving on the Board or Committees thereof in cash in quarterly installments as opposed to in the form of a mix of cash and equity in the Company.

Mr. Golisano, who is not an independent director but is a beneficial owner of more than 5% of the outstanding shares of the Company’s common stock, received total cash compensation of $272,500 during fiscal 2024, which was paid in quarterly installments. This amount was determined based on the annual retainers and fair value of equity compensation applicable to all independent directors in effect for fiscal 2024.

The Board receives competitive market data on director compensation of companies in our compensation Peer Group from our independent consultants. Refer to the Compensation Discussion and Analysis section within this proxy statement for a listing of the companies included in our compensation Peer Group for fiscal 2024.

The annual retainers, applicable to all independent directors, in effect for both fiscal 2024 (effective in October 2023) and fiscal 2023 (effective in October 2022) were as follows:

Compensation Element

Annual cash retainer	$95,000

Audit Committee member annual retainer	$12,500

C&L Committee member annual retainer	$10,000

N&G Committee member annual retainer(1)	$10,000

Investment Committee member annual retainer	$ 7,500

Executive Committee member annual retainer	$ 7,500

Corporate Development Advisory Committee member annual retainer	$ 7,500

Lead Independent Director annual retainer(2)	$50,000

Audit Committee Chair annual retainer(3)	$25,000

C&L Committee Chair annual retainer(3)	$22,500

N&G Committee Chair annual retainer(1)(3)	$17,500

Corporate Development Advisory Committee Chair annual retainer(3)	$ 2,500

Investment Committee Chair annual retainer(3)	$ 2,500

(1)

Upon Board approval in July 2024, the Nominating and Environmental, Social, and Governance (“ESG”) Committee’s name was changed to the N&G Committee. The primary oversight and responsibilities of the committee remain unchanged.

(2)	The Lead Independent Director receives the Lead Independent Director annual retainer in addition to the annual cash retainer.

(3)	The committee chair receives the chair annual retainer in addition to the respective committee member retainer.

Paychex, Inc. 2024 Proxy Statement • 15

Director Compensation

Equity Awards: Stock Awards (Column (c)) and Option Awards (Column (d))

The amounts reported in these columns reflect the grant-date fair value of time-based restricted stock units (“RSUs”) and stock option awards, respectively, granted to each independent director and computed in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The amounts do not reflect whether the recipient has actually received a financial gain from these awards (such as a lapse in the restrictions on time-based RSUs or an exercise of stock options). For fiscal 2024, the equity-based compensation structure for independent directors was set at a total fair value of approximately $185,000 per director and $218,000 for the Chairman of the Board, with approximately 50% awarded in the form of stock options and 50% in the form of time-based RSUs. In July 2023, all independent directors and Mr. Mucci received an annual equity award under the Paychex, Inc. 2002 Stock Incentive Plan, as amended and restated October 15, 2020 (the “2002 Plan”) as follows:

	Time-Based RSUs	Stock Options

Grant Date	July 15, 2023	July 15, 2023

Exercise Price	N/A	$120.86

Quantity	See(1)	See(1)

Fair Value(2)	$120.86	$27.35

Vesting Schedule	On the first anniversary of the date of grant.	On the first anniversary of the date of grant.

Certain Restrictions	Shares may not be sold during the director’s tenure as a member of the Board, except as necessary to satisfy tax obligations.	N/A

Other(3)	Upon the discretion of the Board, unvested shares may be accelerated in whole or in part for certain events including, but not limited to, director retirement.	Unvested options outstanding upon the retirement of a Board member will be canceled.

(1)

All independent directors, except for Ms. Payton, were granted 765 time-based RSUs and 3,382 stock options. Ms. Payton was granted 1,150 time-based RSUs and 5,082 stock options. Mr. Mucci was granted 902 time-based RSUs and 3,985 stock options.

(2)

The fair value of time-based RSUs is determined based on the closing price of the underlying common stock on the grant date. The fair value of stock options is determined using a Black-Scholes option pricing model. The assumptions used in determining the July 15, 2023 fair value of $27.35 per share for these stock options were: risk-free interest rate of 4.0%; dividend yield of 3.1%; volatility factor of 0.25; and expected option life of 7.0 years.

(3)	Retirement eligibility for this purpose begins at age 55 or older with ten years of service as a member of the Board.

As of May 31, 2024, each director other than Mr. Gibson had the following equity awards outstanding:

Director	Stock Awards (Shares)	Stock Options (Shares)

Martin Mucci	48,582	1,541,726

Thomas F. Bonadio	765	47,866

Joseph G. Doody	765	33,847

David J.S. Flaschen(1)	765	27,431

B. Thomas Golisano	—	—

Pamela A. Joseph	765	36,007

Theresa M. Payton	1,150	5,082

Kevin A. Price	765	11,484

Joseph M. Tucci	765	65,171

Joseph M. Velli	765	65,171

Kara Wilson	765	43,462

(1)	As previously announced by the Company, Mr. Flaschen will not stand for reelection as a director, and his current term will expire at the Annual Meeting.

Paychex, Inc. 2024 Proxy Statement • 16

Director Compensation

Deferred Compensation Plan

We maintain a non-qualified and unfunded deferred compensation plan in which all independent directors are eligible to participate. Directors may elect to defer up to 100% of their Board cash compensation. The Company does not contribute to this plan. Gains and losses are credited based on the participant’s selection of a variety of designated investment choices, which the participant may change at any time. We do not match any participant deferral or guarantee a certain rate of return. The interest rates earned on these investments are not above-market or preferential. Refer to the Non-Qualified Deferred Compensation table and discussion within the Named Executive Officer Compensation section of this proxy statement for a listing of investment funds available to participants and the annual rates of return on those funds. During fiscal 2024, no independent directors deferred compensation under the plan.

Benefits

We reimburse each director for expenses associated with attendance at Board and committee meetings.

Stock Ownership Guidelines

The Board set stock ownership guidelines for our non-management directors with a value of six times his or her annual Board retainer, not including any committee, committee chair, or lead independent director retainers. The ownership guidelines were established to provide long-term alignment with stockholders’ interests. The directors are expected to attain the ownership guideline within five years after the later of first becoming a director or the adoption of any increased guideline. Directors may not sell underlying stock received through time-based RSUs until their service on the Board is complete, except for those shares sold as necessary to satisfy tax obligations. For the purpose of achieving the ownership guideline, time-based RSUs awarded to the directors are included. All non-management directors are currently compliant with the stock ownership guidelines or within the grace period to achieve the requisite level of ownership.

Prohibition on Hedging or Speculating in Company Stock

Directors must adhere to strict standards with regards to trading in Paychex stock. Also, we prohibit directors from hedging Paychex stock. They may not, among other things:

•	speculatively trade in Paychex stock;

•	short sell any securities of the Company; or

•	buy or sell puts or calls on the Company’s securities.

Pledging of Company Stock

We maintain a pledging policy for all Paychex directors, officers, and employees that prohibits new pledging of Company securities for any purpose. Our pledging policy is posted on our website at https://investor.paychex.com/corporate-governance/governance-documents.

Paychex, Inc. 2024 Proxy Statement • 17

Beneficial Ownership

BENEFICIAL OWNERSHIP OF PAYCHEX COMMON STOCK

The following table contains information, as of July 31, 2024, on the beneficial ownership of the Company’s common stock by:

•

each principal stockholder known to be a beneficial owner of more than 5% of the Company’s common stock. This includes any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•	each director and nominee for director;

•	each of the Company’s named executive officers (“NEOs”); and

•	all directors, NEOs, and executive officers of the Company as a group.

Under the rules of the Securities and Exchange Commission (“SEC”), “beneficial ownership” is deemed to include shares for which the individual, directly or indirectly, has or shares voting or disposition power, whether or not they are held for the individual’s benefit, and includes shares that may be acquired within 60 days. This information is based upon reports filed by such persons with the SEC.

Name	Amount of Shares Owned(1)	Non-vested Shares of Restricted Stock(2)	Stock Options Exercisable by September 29, 2024(3)	Total Shares Beneficially Owned	Percent of Class
Principal Stockholders:
B. Thomas Golisano(4),(5)
1 Fishers Road
Pittsford, NY 14534	37,831,243	—	—	37,831,243	10.4%
Vanguard Group Inc.(6)
100 Vanguard Blvd.
Malvern, PA 19355	30,417,301	—	—	30,417,301	8.4%
BlackRock Inc.(7)
55 East 52nd Street
New York, NY 10001	27,959,696	—	—	27,959,696	7.7%
Capital International Investors(8)
333 South Hope Street, 55th Fl
Los Angeles, CA 90071	18,601,536	—	—	18,601,536	5.1%
Directors:
Martin Mucci	439,476	—	1,334,925	1,774,401	*	*
Thomas F. Bonadio	19,615	—	47,866	67,481	*	*
Joseph G. Doody(9)	23,758	—	33,847	57,605	*	*
David J.S. Flaschen(10)	51,302	—	17,816	69,118	*	*
John B. Gibson	80,823	467	176,827	258,117	*	*
B. Thomas Golisano(4),(5)	37,831,243	—	—	37,831,243	10.4%
Pamela A. Joseph	10,881	—	36,007	46,888	*	*
Theresa M. Payton	1,911	—	5,082	6,993	*	*
Kevin A. Price	3,062	—	11,484	14,546	*	*
Joseph M. Tucci	54,986	—	65,171	120,157	*	*
Joseph M. Velli	70,616	—	65,171	135,787	*	*
Kara Wilson	7,365	—	43,462	50,827	*	*
Named Executive Officers:					*	*
John B. Gibson	80,823	467	176,827	258,117	*	*
Robert L. Schrader	17,677	—	46,706	64,383	*	*
Mark A. Bottini	81,437	—	391,850	473,287	*	*
Michael E. Gioja(11)	24,463	—	168,114	192,577	*	*
Elizabeth Roaldsen	3,864	—	4,054	7,918	*	*
All directors, NEOs, and executive officers of the Company as a group (20 persons)	38,736,832	467	2,452,838	41,190,137	11.4%

Paychex, Inc. 2024 Proxy Statement • 18

Beneficial Ownership

**	Indicates that percentage is less than 1%.

(1)

This column reflects shares held of record and Company shares owned through a bank, broker, or other holder of record. For executive officers, this also includes shares owned through the Paychex, Inc. 401(k) Incentive Retirement Plan (the “401(k) Plan”).

(2)

This column includes stock awards to independent directors and executive officers that have not yet vested. These non-vested stock awards have voting and dividend rights, and thus are included in beneficial ownership.

(3)

This column includes shares that may be acquired upon exercise of options, which are exercisable on or prior to September 29, 2024. Under SEC rules, shares that may be acquired within 60 days are included in beneficial ownership.

(4)

Included in shares beneficially owned for Mr. Golisano are: 278,068 shares owned by the B. Thomas Golisano Foundation, of which Mr. Golisano is a member of the foundation’s nine-member board of trustees (Mr. Golisano disclaims beneficial ownership of these shares but does share voting and investment power); 44,323 shares held in the name of family members, trusts, or other entities of Mr. Golisano (Mr. Golisano shares voting and investment power of these shares); and 37,508,852 shares, held in the name of a trust for which Mr. Golisano is the trustee and beneficiary (Mr. Golisano has sole voting and investment power of these shares).

(5)

Mr. Golisano has 7,671,875 shares pledged as security. Mr. Golisano’s pledge of these shares has been disclosed since 2007 and, as such, occurred well before the enactment of our updated pledging policy in January 2020.

(6)

Beneficial ownership is based on information as of December 29, 2023, contained in the Schedule 13G/A filed with the SEC on February 13, 2024 by Vanguard Group Inc., including notice that it has sole dispositive power as to 28,969,814 shares, shared voting power as to 433,035 shares, and shared dispositive power as to 1,447,487 shares.

(7)

Beneficial ownership is based on information as of December 31, 2023, contained in the Schedule 13G/A filed with the SEC on January 26, 2024 by BlackRock, Inc., including notice that it has, along with certain institutional investment managers for which it is the parent holding company, sole voting power as to 25,155,004 shares, and sole dispositive power as to 27,959,696 shares.

(8)

Beneficial ownership is based on information as of December 29, 2023, contained in the Schedule 13G filed with the SEC on February 7, 2024 by Capital International Investors, including notice that it has sole dispositive power as to 18,557,035 shares and shared dispositive power as to 18,601,536 shares.

(9)

Included in shares beneficially owned for Mr. Doody are 22,997 shares held in the name of a trust for which Mr. Doody is the trustee and beneficiary. Mr. Doody has sole voting and investment power of these shares.

(10)

Included in shares beneficially owned for Mr. Flaschen are 12,671 shares held in the name of family members, trusts, or other entities of Mr. Flaschen. Mr. Flaschen shares voting and investment power of these shares.

(11)

Included in shares beneficially owned for Mr. Gioja are 3,463 shares held in the name of a trust for which Mr. Gioja is the trustee and beneficiary. Mr. Gioja has sole voting and investment power of these shares.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires directors, executive officers, and beneficial owners of more than 10% of the Company’s common stock to file reports of their ownership and changes in their ownership of the Company’s equity securities with the SEC. Based solely on our review of information supplied to the Company and filings made with the SEC, the Company believes that during fiscal 2024, its directors, executive officers, and beneficial owners of more than 10% of the Company’s common stock have complied in a timely manner with all applicable Section 16 filing requirements, except one late Form 4 filed on behalf of Mr. Flaschen that occurred in the last fiscal year related to eleven transactions. The transactions were broker initiated in fiscal 2023 and fiscal 2024 and were not voluntary transactions initiated by Mr. Flaschen.

Paychex, Inc. 2024 Proxy Statement • 19

Corporate Governance

CORPORATE GOVERNANCE

Role of the Board

The Board recognizes the fundamental principle that good corporate governance is critical to organizational success and the protection of stockholder value. As such, the Board has adopted a set of Corporate Governance Guidelines as a statement of principles guiding the Board’s conduct. These principles are intended to be interpreted in the context of all applicable laws and the Company’s Restated Certificate of Incorporation, By-Laws and other governing documents. A copy of these guidelines can be found on our website at https://investor.paychex.com/corporate-governance/governance-documents.

Corporate Responsibility

Paychex is committed to good corporate citizenship, which is reflected in our company culture. Our core cultural values are designed to guide decision making aligned to the expectations of clients, stockholders, regulators, employees, and the multiple communities in which we operate and to reflect our continuing commitment of diverse, equitable, and inclusive workplaces. Our cultural values are:

Integrity	Service	Innovation

Partnership	Accountability	Respect

Each of these values is critical to our ongoing success. All employees are required to verify their understanding and observance of these values on an annual basis through training and review with management during performance discussions.

Our Board is focused on the long-term sustainability of our business. The N&G Committee has oversight of corporate responsibility policies and Diversity, Equity, and Inclusion (“DE&I”) initiatives. Corporate responsibility efforts at Paychex are overseen by the Corporate Responsibility Steering Committee, which is chaired by the Vice President, Chief Legal & Ethics Officer and Secretary, and is comprised of members representing Human Resources & Organizational Development; Legal; External Reporting; Investor Relations; Corporate Marketing; Corporate Communications; Risk, Compliance and Data Analytics; Information Technology; Business Operations; Sustainability; and Internal Audit.

Our corporate responsibility efforts are focused on the following pillars:

Ethics	Governance	Privacy & Security
We hold ourselves to the highest ethical standards: doing business the right way and conducting ourselves with integrity.	Governance guides us as we strive to deliver long-term success and maximize stockholder value.	Privacy and security of personal and account information are among our top priorities.

Diversity, Equity and Inclusion	Environment	Employees
We believe we must be intentional about DE&I.	We are committed to managing our environmental impact as an integral part of our operations.	Our programs support our employees’ total well-being, professional growth, and sense of community.

Community	Empowering Businesses	Occupational Safety
We contribute to the quality of life in the communities where our employees live and work.	Our goal is to be an essential partner to small- and medium-sized businesses.	We are committed to providing our employees with a safe working environment.

Paychex, Inc. 2024 Proxy Statement • 20

Corporate Governance

In fiscal 2024, we continued to expand our corporate responsibility efforts in key areas. These include but are not limited to:

DE&I efforts: At Paychex, we believe that we must be intentional with our commitment to DE&I and have made good progress in our efforts towards awareness, training, and measurement of DE&I initiatives. This plan involves taking a systematic approach to DE&I, building a culture of inclusion, and developing strategic community partnerships. Fiscal 2024 initiatives included:

•	Our CEO is a signatory of the CEO Action for Diversity & Inclusion Pledge, which demonstrates that DE&I is a top priority of the Company and is supported by Company leadership;

•	Targeted recruitment activities including using tools such as training of Company recruiters and using dashboards and scorecards to track hiring, mobility, and attrition of diverse applicants;

•	Training and guidance regarding diversity aimed at increasing awareness with our employees and clients;

•	Mentorship programs to connect women and people of color to executive leaders, mentors, and promotional opportunities;

•	Creation of several Employee Business Resource Groups to foster community, development and cultural celebration for employees of underrepresented backgrounds and their allies;

•	Philanthropic support to organizations that support diverse communities and initiatives that align with our values; and

•	Established goals related to DE&I and governance, climate and corporate responsibility for executive incentive compensation plans for all executives for fiscal 2024.

Environment: Paychex recognizes the need for companies to lead the climate transition and is taking initiative to manage our impact on the climate. We have an environmental policy in place and perform an annual Company-wide enterprise risk assessment that includes environmental-related risks. The Company is a supporter for the Task Force on Climate-Related Financial Disclosures. In fiscal 2023, we completed the CDP (formerly known as the Carbon Disclosure Project) Climate Change report. We have adopted initiatives that will reduce greenhouse gas (“GHG”) emissions including, but not limited to: geothermal HVAC systems, energy efficient LEDs, electric car chargers, energy efficient heating and cooling equipment, paper usage reductions, and waste recycling. We are striving to reach Net Zero GHG emissions by 2050 and in fiscal 2024, have continued implementing short-term and medium-term goals to progress toward the target.

Philanthropy: The Paychex Charitable Foundation (the “Foundation”) helps support strong and vibrant communities through funding grants that improve economic health for the community and its workforce. Through the Foundation’s strategic giving initiative focused on well-being, which supports mental health, physical health, financial health, and professional skills development, the Foundation has made a $4 million funding commitment to Mental Health America, Feeding America, Junior Achievement USA, and the National Urban League, with each organization receiving $1 million over the four-year grant period.

Data Security: Aligned with the National Institute of Standards and Technology Cybersecurity Framework and overseen by the Audit Committee and executive leadership, our Enterprise Security Organization seeks to maintain a consistent, resilient, and secure infrastructure by partnering with resources across the company. Protection of our clients’ sensitive information is among our highest priorities.

To learn more about our corporate responsibility efforts, including additional data and our latest initiatives, please see our Corporate Responsibility Report at www.paychex.com/corporate/corporate-responsibility. The inclusion of any website address in this proxy statement does not incorporate by reference the information on or accessible through the website into this proxy statement.

Paychex, Inc. 2024 Proxy Statement • 21

Corporate Governance

Board Leadership Structure

The Board’s current leadership structure is comprised of:

•	Chairman of the Board and a non-independent director (Mr. Mucci);

•	President and CEO as a non-independent director (Mr. Gibson);

•	an independent director serving as Lead Independent Director (Mr. Tucci); and

•	Audit, C&L, Corporate Development Advisory, Investment, and N&G committees led by independent directors.

We currently have separated the roles of Chairman and CEO and believe this structure currently best serves the Company, but may change the leadership structure in the future if the Board believes that a change would best serve the Company and its stockholders. The Board believes this structure provides a well-functioning and effective balance between strong Company leadership and appropriate safeguards and oversight by non-management directors. We believe that the Company is best served by having a Chairman who has in-depth knowledge of the Company’s operations and the industry. Mr. Mucci’s experience as our CEO and long tenure of service on the Board qualify him to lead the Board, particularly as it focuses on strategic risks and opportunities facing the Company.

Our Lead Independent Director is responsible for conducting regularly scheduled executive sessions of the non-management or independent directors and such other responsibilities as the independent directors may assign. Regularly scheduled executive sessions of the members of the Board, without members of management present, are held at each regularly scheduled Board meeting. As appropriate, matters presented to the Board by the N&G and C&L Committees are reviewed and discussed in executive sessions by the independent directors.

The Board and its standing committees that meet regularly conduct performance self-evaluations at least annually to assess the qualifications, attributes, skills, and experience represented on the Board and to determine whether the Board and its committees are functioning effectively. The Board also conducts individual Board member assessments annually.

Nomination Process

The N&G Committee is responsible for recommending candidates to the full Board to either fill vacancies or stand for election at each annual meeting of stockholders. The N&G committee follows the Board’s Nomination Policy, which is included in the N&G Committee Charter. The Board has determined that it is necessary for the continued success of the Company to ensure that the Board is composed of individuals having a variety of complementary experience, education, training, diversity, and relationships relevant to the then-current needs of the Board and the Company. The N&G Committee Charter includes a diversity search policy to ensure the Committee considers the diversity of nominees. The Board’s Nomination Policy requires that initial lists of independent director candidates to fill vacancies on the Board include racially/ethnically and gender diverse candidates and that any third-party search firm will be instructed to include such candidates in the initial lists they prepare.

In evaluating candidates for nomination to the Board, including candidates for nomination recommended by a stockholder, the Board’s Nomination Policy requires N&G Committee members to consider the contribution that a candidate for nomination would be expected to make to the Board and the Company. This is based upon the current composition and needs of the Board, and the candidate’s demonstrated business judgment, leadership abilities, integrity, prior experience, education, training, relationships, and other factors that the Board determines relevant. When identifying candidates for nomination to fill vacancies created by the expiration of the term of any incumbent director, the Nomination Policy requires N&G Committee members to determine whether such incumbent director is willing to stand for re-election and, if so, to take into consideration the value to the Board and to the Company of their continuity and familiarity with the Company’s business. The Board has previously used a third-party search firm to identify director candidates, and the N&G Committee is authorized by its charter to continue this practice.

The Board’s Nomination Policy requires the N&G Committee to consider candidates for nomination to the Board recommended by any reasonable source, including stockholders. Stockholders who wish to nominate candidates

Paychex, Inc. 2024 Proxy Statement • 22

Corporate Governance

for director must comply with the procedures set forth in the By-Laws, including sending timely notice in writing to the Secretary of the Company that includes the information and disclosure required by the By-Laws. For more information, see the subheading entitled “How do I submit a proposal for next year’s Annual Meeting?” in the Frequently Asked Questions section of this proxy statement.

Board Oversight of Risk

One of the most important functions of the Board is oversight of risks inherent in the operation of the Company’s business. Senior management is responsible for the day-to-day management of risks facing the Company. The Board implements its risk oversight function both as a whole and through delegation to Board committees. The Board is responsible for ensuring an appropriate culture of risk management exists within the Company, overseeing the Company’s aggregate risk profile, and monitoring how the Company addresses specific risks. The Board receives regular reports from officers on particular risks to the Company, reviews the Company’s strategic plan, and regularly communicates with its committees.

The Audit Committee receives quarterly updates from the Company’s Chief Information Security Officer regarding the Company’s cybersecurity risk management program. These updates include a status of current capabilities, ongoing initiatives, as well as the evolving cybersecurity threat landscape.

The C&L Committee regularly reviews the risks and rewards associated with our compensation programs. The programs are designed with features that mitigate risk without diminishing the incentive nature of the compensation. As part of its risk oversight, the C&L Committee conducts an annual assessment of risks arising from the Company’s compensation programs. The C&L Committee reviews such programs with its independent compensation consultant. The C&L Committee’s assessment includes identification of risk with the various forms of compensation, the inherent risk in performance-based compensation metrics, and existing risk mitigation controls. Risk mitigation includes, but is not limited to, the balance of fixed and variable compensation, the balance of short- and long-term compensation, stock ownership guidelines, level of oversight, and internal controls over financial reporting. Based on its last review, the C&L Committee concluded that the Company’s compensation policies and procedures are not reasonably likely to have a material adverse effect on the Company.

The N&G Committee assists the Board in developing and overseeing sustainability objectives to further integrate it into the Company’s strategy and operations. The N&G Committee also oversees policies and programs related to environmental sustainability, philanthropic, and political activities. The N&G Committee also provides oversight of the Company’s risks, reporting, and disclosure with respect to governance, climate and corporate responsibility matters, including an update on the annual assessment of environmental or climate-related risks facing the Company.

Paychex, Inc. 2024 Proxy Statement • 23

Corporate Governance

Board Meetings and Committees

Our Corporate Governance Guidelines require that our Board meet at least four times per year. The Board held four meetings in fiscal 2024. To the extent practicable, directors are expected to attend all Board meetings and meetings of the committees on which they serve. During fiscal 2024, the average attendance for the Board and committee meetings was approximately 98%. Each director attended at least 94% of the aggregate number of meetings of the Board and of the committees of the Board on which he or she served, where applicable, during fiscal 2024. Directors are expected to attend the Annual Meeting, and 100% of then-current directors did attend the 2023 Annual Meeting of Stockholders (“2023 Annual Meeting”), which was held virtually. All directors are independent within the meaning of applicable SEC and Nasdaq director independence standards, with the exception of Mr. Gibson, Mr. Golisano, and Mr. Mucci. As of May 31, 2024, committee assignments were as follows:

Board Members	Audit(1)	C&L(2)	Corporate Development Advisory	Executive	Investment	N&G(3)(4)

Martin Mucci

Thomas F. Bonadio(5)

Joseph G. Doody

David J.S. Flaschen(5)(6)

John B. Gibson

B. Thomas Golisano

Pamela A. Joseph

Theresa M. Payton

Kevin A. Price

Joseph M. Tucci

Joseph M. Velli

Kara Wilson

# of meetings held during the year	6	4	2	0	2	3

Member   Chair

(1)

All members of the Audit Committee, which was established in accordance with Section 3(a)(58)(A) of the Exchange Act, meet the independence, experience, and other applicable Nasdaq listing requirements and applicable SEC rules regarding independence.

(2)	All members of the C&L Committee meet the Nasdaq independence criteria for compensation committee members.

(3)	All members of the N&G Committee meet the Nasdaq independence criteria for directors overseeing director nominations.

(4)	Upon Board approval in July 2024, the Nominating and ESG Committee’s name was changed to the N&G Committee. The primary oversight and responsibilities of the committee remain unchanged.

(5)	Mr. Bonadio and Mr. Flaschen each qualify as an “Audit Committee Financial Expert,” as defined by applicable SEC rules.

(6)	As previously announced by the Company, Mr. Flaschen will not stand for reelection as a director, his current term will expire in conjunction with the Annual Meeting.

Paychex, Inc. 2024 Proxy Statement • 24

Corporate Governance

The Board committees, which meet regularly and report back to the full Board, play significant roles in carrying out the risk management function. The Board’s six standing committees have the following risk oversight areas and general responsibilities:

Audit Committee

Primary Risk Oversight Areas

•  Internal controls;

•  Risk related to financial statement accuracy and reporting;

•  Legal, regulatory, and compliance risks;

•  Risks related to security, technology, privacy, and data protection; and

•  Other operational and fraud risks.

Primary Responsibilities

•  Serve as an independent and objective party to monitor the Company’s financial reporting process, internal control system, and financial risk management processes;

•  Review the performance and independence of the Company’s independent accountants and internal audit department;

•  Provide an open avenue of communication among the independent accountants, financial and senior management, internal audit department, and the Board; and

•  Review significant risk exposures and processes to monitor, control, and report such exposures, periodically reporting on such information to the Board.

Compensation and Leadership Committee

Primary Risk Oversight Areas

•  Risks arising from the Company’s compensation policies and practices for all employees and non-employee directors.

Primary Responsibilities

•  Design and administer the Company’s executive and director compensation programs to ensure furtherance of the Company’s overall compensation objectives;

•  Evaluate and determine compensation for the CEO and senior executive officers and recommend director compensation to the Board;

•  Assist the Board in an annual review on succession planning and evaluating potential successors for executive management positions; and

•  Evaluate compensation policies to determine if they incentivize risks that are reasonably likely to have a material adverse effect on the Company.

Paychex, Inc. 2024 Proxy Statement • 25

Corporate Governance

Corporate Development Advisory Committee

Primary Risk Oversight Areas

•  Risk related to the Company’s acquisition and divesture opportunities.

Primary Responsibilities

•  Review and provide guidance to management and the Board with respect to the Company’s acquisition or divestiture opportunities, as appropriate, and review related strategy; and

•  Authority to approve acquisitions or divestitures in accordance with the parameters set by the Board, to the extent permitted by law and the Company’s By-Laws.

Executive Committee

Primary Responsibilities

•	Exercise all the powers and authority of the Board, except as limited by law, between Board meetings and when the Board is not in session.

Investment Committee

Primary Risk Oversight Areas

•	Risk related to investing activities.

Primary Responsibilities

•	Review the Company’s investment policies and strategies, and the performance of the Company’s investment portfolios; and

•	Determine that the investment portfolios are managed in compliance with the Company’s established investment policy.

Nominating and Governance Committee

Primary Risk Oversight Areas

•	Risks related to governance, climate, and corporate responsibility matters.

Primary Responsibilities

•	Identify, evaluate, and recommend candidates to be nominated for election to the Board;

•	Provide oversight of the governance of the Board to ensure that it meets its fiduciary obligations to the Company and its stockholders; and

•	Provide ongoing oversight of the company’s governance, climate, and corporate responsibility activities and performance.

The Audit, C&L, Corporate Development Advisory, Investment, and N&G Committees’ responsibilities are more fully described in each committee’s charter adopted by the Board, which are accessible on the Company’s website at https://investor.paychex.com/corporate-governance/governance-documents.

Paychex, Inc. 2024 Proxy Statement • 26

Corporate Governance

Policy on Transactions with Related Persons

Related persons include our executive officers, directors, and director nominees, as well as their immediate family members, and holders of more than 5% of the Company’s common stock. It is generally the Company’s practice to avoid transactions with related persons. However, there may be occasions when a transaction with a related person is in the best interest of the Company. The Company’s policies and procedures for the review and approval of related-person transactions are described below. In addition, the Company maintains a conflict of interest policy applicable to all employees, which is internally distributed and appears in the Company’s Code of Business Ethics and Conduct, which is posted at https://investor.paychex.com/corporate-governance/governance-documents.

Officers and directors are required to disclose any potential conflicts of interest or related-person transactions, which include: certain financial interests in or relationships with any supplier, client, partner, subcontractor, or competitor; and engaging in any activity that could create the appearance of a conflict of interest, including financial involvement or dealings with employees or representatives of the types of entities listed above. Annually, officers and directors complete a Director’s and Officer’s Questionnaire, within which they provide information regarding whether they or any member of their immediate family had any interest in any actual or proposed transaction with the Company or any of its subsidiaries where the amount involved exceeded $120,000. The individuals are also asked about any other economic relationships that might be conflicts of interest. The responses are reviewed by our Financial Reporting and Legal departments to determine if a conflict of interest exists related to any such transaction. For officers, the Company’s Chief Financial Officer (“CFO”) oversees the review of such transactions.

Members of the Board are required to disclose to the Chairman or the Chair of the N&G Committee any situation that involves, or may reasonably be expected to involve, a conflict of interest with the Company. This includes engaging in any conduct or activities that would impair the Company’s relationship with any person or entity with which the Company has or proposes to enter into a business or contractual relationship.

The Financial Reporting department reviews and updates the Company’s listing of related persons on a quarterly basis for determination of potential related-person transactions that should be disclosed in the Company’s periodic reports to the SEC. During this quarterly review and update, these identified transactions are reviewed and disclosed as required. The N&G Committee is required to consider all questions of possible conflicts of interest of Board members and executive officers, including review of transactions of the Company in excess of $120,000 in which a director, executive officer, or an immediate family member of a director or executive officer has an interest. The factors considered by the N&G Committee in their review include: the business objective of the transaction; the individual’s involvement in the transaction; whether the transaction would impact the judgment of the officer or director to act in the best interest of the Company; and any other matters the N&G Committee deems appropriate. Except as noted below in “Transactions with Related Persons” for fiscal 2024, no instances of conflict or non-compliance have been identified. Should a conflict of interest be identified, relevant information and circumstances would be reviewed to determine if action is required relative to continuing the arrangement.

Transactions with Related Persons

For fiscal 2024, the following reportable transactions in excess of $120,000 were identified and communicated to the N&G Committee:

•

Based on information in a Schedule 13G filed on January 26, 2024, Blackrock, Inc. and/or its affiliates (“Blackrock”) is an owner of more than 5% of the Company’s common stock, which makes Blackrock a “Related Person” of the Company under Item 404 of Regulation S-K. Blackrock has been a vendor of the Company since 2011. In fiscal 2024, the Company paid Blackrock approximately $1.8 million for investment management services.

•

The Company provides payroll and other ancillary services to Eastman Kodak Company (“Kodak”). Pursuant to the agreement between the Company and Kodak, Kodak paid the Company approximately $0.6 million in fees for these services during fiscal 2024. As a director and a beneficial owner of greater than 5% of the Company’s common stock, Mr. Golisano may be deemed to have an interest in this transaction, but is not expected to have any direct identifiable interest in this transaction. In addition to serving as a Board member of the Company, during a portion of fiscal 2024, Mr. Golisano also served as a director on Kodak’s Board of Directors as the designee of GO EK Ventures IV, LLC (“GO EK Ventures”). GO EK Ventures IV, LLC beneficially owns greater

Paychex, Inc. 2024 Proxy Statement • 27

Corporate Governance

than 5% of Kodak’s outstanding shares, and Mr. Golisano is its sole member. Mr. Golisano did not participate in the negotiation, decision-making process, or approval of the agreement between the Company and Kodak. Our N&G Committee considered the relevant information and approved the transaction after finding the transaction to be on arm’s length terms and in the best interests of the Company.

•
During 2024, the Company entered into an agreement to resell certain HelloTeam, Inc. (“HelloTeam”) services to customers. Beginning June 1, 2024, the monthly fee is estimated to be approximately $125,000. As a director and a beneficial owner of greater than 5% of the Company’s common stock, Mr. Golisano may be deemed to have an interest in this transaction, but is not expected to have any direct identifiable interest in this transaction. In addition to serving as a Board member of the Company, Mr. Golisano also owns a greater than 10% interest in HelloTeam. Mr. Golisano did not participate in any negotiation, decision-making process, or approval of the agreement between the Company and HelloTeam. Our N&G Committee considered the relevant information and approved the transaction after finding the transaction to be on arm’s length terms and in the best interests of the Company.

Insider Trading Policy
The Company has adopted an insider trading policy, for all employees, designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to the Company. Insiders, who include our directors, executive officers, and certain employees whose duties involve access to material non-public
information, may buy and sell the Company’s stock within an open “window period,” which begins on the second business day after earnings are announced and ends the last day of the last month of each quarter. Insiders are prohibited from purchasing or selling the Company’s stock if they are in possession of material non-public
information, even if it is within the open “window period.” The Company reserves the right to impose an “event-specific blackout period” if it deems insiders to have “insider information,” regardless of if it is an open “window period” and it may do so with little or no notice. Employees subject to the “event-specific black-out
period” will be notified by the CFO or Chief Legal Officer.
Compensation and Leadership Committee Interlocks and Insider Participation
None of the members of the C&L Committee were at any time during fiscal 2024, or at any other time, an officer or employee of the Company. During fiscal 2024, none of the Company’s executive officers served on the board of directors or compensation committee of any other entity that had an executive officer that serves on the Company’s Board or C&L Committee.
Stockholder Engagement During Fiscal 2024
During fiscal 2024, the Company engaged with stockholders to discuss our corporate governance and other matters that were priorities of our stockholders.
The outreach initiative was designed to assist our Board in fully understanding the viewpoints of our stockholders. This effort supplemented the ongoing communications between our management and stockholders through various engagement channels, including telephonic meetings and
e-mail
correspondence.
During fiscal 2024, we offered engagement to our top 50 institutional stockholders, owning approximately 54% of our outstanding shares. Various members of senior management and members of the C&L Committee held telephonic meetings with two stockholders that collectively owned over 10% of our outstanding shares. An additional two stockholders that collectively owned 1% of our outstanding shares elected to engage with us via correspondence and shared key points. The remaining stockholders we contacted, owning approximately 43% of our outstanding shares, chose not to engage.
In these engagement meetings, we discussed various topics about corporate governance. We gained valuable perspectives from our stockholders, which were conveyed to the full Board of Directors and relevant committees during fiscal 2024. The stockholders indicated continued expectations regarding board diversity, board independence and review of board tenure.

Paychex, Inc. 2024 Proxy Statement
•

Corporate Governance

Communications with the Board of Directors

The Board has established procedures to enable stockholders and other interested parties to communicate in writing with the Board, including the chair of any standing committee of the Board. Written communications should be clearly marked and mailed to:

Stockholder and Other Interested Parties — Board Communication

Paychex, Inc.

911 Panorama Trail South

Rochester, New York 14625-2396

Attention: Corporate Secretary

In the case of communications intended for committee chairs, the specific committee must be identified. Any such communications that do not identify a standing committee will be forwarded to the Board. The Corporate Secretary will promptly forward all stockholder and other interested party communications to the Board or to the appropriate standing committee of the Board, as the case may be.

CODE OF BUSINESS ETHICS AND CONDUCT

The Company has a Code of Business Ethics and Conduct that applies to all of its directors, officers, and employees. The Company requires all of its directors, officers, and employees to adhere to this code in addressing legal and ethical issues that they encounter in the course of doing their work. This code requires our directors, officers, and employees to avoid conflicts of interest, comply with all laws and regulations, conduct business in an honest and ethical manner, and otherwise act with integrity and in the Company’s best interest. All newly hired employees are required to certify that they have reviewed and understand this code. In addition, each year all employees and directors are reminded of and asked to affirmatively acknowledge their obligation to follow the code. The Code of Business Ethics and Conduct is available for review on the Company’s website at https://investor.paychex.com/corporate-governance/governance-documents. The Company intends to disclose any amendment to, or waiver from, a provision of its Code of Business Ethics and Conduct that relates to any element of the code of ethics definition enumerated in Item 406 of Regulation S-K by posting such information on its website at the address specified above.

Paychex, Inc. 2024 Proxy Statement • 29

Say-on-Pay Vote

PROPOSAL 2: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

What am I voting on?	Voting Recommendation

Stockholders are being asked to approve, on an advisory basis, the compensation of our NEOs as described in the Compensation Discussion and Analysis (“CD&A”) and the Named Executive Officer Compensation sections of this proxy statement.	The Board of Directors recommends a vote FOR the advisory vote approving the NEO compensation, as disclosed in this proxy statement.

We are asking our stockholders to provide advisory approval of the compensation of our NEOs as required by Section 14A of the Exchange Act. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders an opportunity to express their views on the overall compensation of our NEOs and the philosophy, policies, and practices as described in this proxy statement. Our stockholders are currently given the opportunity to vote, on a non-binding, advisory basis, on say-on-pay proposals annually, with the next opportunity to vote on such a proposal being the 2025 Annual Meeting of Stockholders (“2025 Annual Meeting”). Before you vote, we encourage you to read the CD&A and Named Executive Officer Compensation sections of this proxy statement, which provide detailed information on the Company’s compensation policies and practices, and overall compensation of our NEOs.

Compensation Programs Highlights

Our executive compensation programs are designed to attract, motivate, and retain highly qualified NEOs, who are critical to our success. We strongly believe that our executive compensation — both pay opportunities and pay actually realized — should be tied to Company performance. Under our compensation programs, the NEOs are rewarded for the achievement of specific annual and longer-term strategic and financial goals of the Company. Some key aspects of our compensation programs that you should consider are:

•

NEO compensation is evaluated and determined by our C&L Committee, which is comprised entirely of independent directors. This committee utilizes the services of an independent consultant to advise them on matters of executive compensation.

•

Our executive compensation program is designed to implement core compensation principles, including alignment with stockholders’ interests, long-term value creation, and pay-for-performance. A significant portion of pay is at risk where the amount realized will be dependent on achievement of financial targets or, in the case of certain time-vested equity awards, the value of the Company’s stock.

•	A mix of annual and long-term incentive programs creates a balance between short-term and long-term focus, reducing risk in the compensation programs.

•	Our equity-based, long-term incentive awards include a combination of stock options, time-based stock awards, and performance-based stock awards.

In addition, we have responsible compensation practices that ensure consistent leadership and decision-making, certain of which are intended to mitigate risk. These include:

•	Stock ownership guidelines designed to align the directors’ and executives’ long-term financial interests with those of our stockholders.

•	Prohibition of hedging of the Company’s stock for both directors and executive officers.

Paychex, Inc. 2024 Proxy Statement • 30

Say-on-Pay Vote

•	Prohibition of pledging Company stock as collateral.

•	A long-standing insider trading policy.

•	A clawback policy applicable to our Annual Officer Performance Incentive Program (the “annual incentive program”) and performance-based stock awards.

•

Non-compete and other forfeiture provisions within our equity-based compensation agreements. These provisions allow the Company to cancel all or any outstanding portion of equity awards and recoup the gross value of any payouts under the annual incentive program, vested time-based stock awards, vested performance-based stock awards, or profits from exercises of options.

Results of the 2023 Say-on-Pay Vote

At the 2023 Annual Meeting held on October 12, 2023, over 94% of the total stockholder votes cast were in favor of the Company’s NEO compensation as presented in our 2023 proxy statement. The C&L Committee considered this favorable outcome and believed it conveyed our stockholders’ support of the committee’s decisions and the existing executive compensation programs. As we evaluated our compensation practices and talent needs throughout fiscal 2024, we remained mindful of the strong support for our compensation policies and practices communicated by our stockholders at the last annual meeting. For fiscal 2024, the C&L Committee retained the core design of our executive compensation programs as it believes the program continues to attract, retain, and provide appropriate incentive for senior management.

Advisory Vote

The C&L Committee, along with the Board, believe that the policies, procedures, and amounts of compensation discussed here, and described further in this proxy statement, are effective in achieving the desired goals of aligning our executive compensation structure with the interests of our stockholders. To indicate approval of our NEO compensation, a majority of the shares entitled to vote on the proposal must be voted for the proposal in person or by proxy at the Annual Meeting.

This say-on-pay vote is advisory and, therefore, is not binding on the Company, the C&L Committee, or our Board. Our Board values the opinions of our stockholders and, to the extent that there is any significant vote against the NEO compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the C&L Committee will evaluate whether actions are necessary to address these concerns.

The Board recommends a vote FOR the proposal to approve the NEO compensation on an advisory basis, as disclosed in this proxy statement.

Paychex, Inc. 2024 Proxy Statement • 31

CD&A

COMPENSATION DISCUSSION AND ANALYSIS

The CD&A provides a description of our executive compensation policies and programs, the decisions made by the C&L Committee regarding executive compensation, and the factors contributing to those decisions. This discussion focuses on the compensation of our NEOs for fiscal 2024, who were:

Name	Title

John B. Gibson	President and CEO (Principal Executive Officer)

Robert L. Schrader	SVP and CFO (Principal Financial Officer)

Mark A. Bottini	SVP of Sales

Michael E. Gioja	SVP of Information Technology and Product Development (“IT and PD”)

Elizabeth Roaldsen	SVP of Operations and Customer Experience

Efrain Rivera	Former SVP and CFO (former Principal Financial Officer)

Mr. Rivera, who stepped down from the role of SVP and CFO of the Company on October 13, 2023, qualified as one of our NEOs for fiscal 2024, pursuant to Item 402(a) of Regulation S-K. The Board appointed Mr. Schrader to serve as the Company’s SVP and CFO effective October 13, 2023.

Executive Summary

Business and Financial Highlights

Our executive compensation is tied to financial and operational performance and is intended to drive sustained, long-term increases in stockholder value. During fiscal 2024, we delivered solid financial results, reflecting growth across our business. Reported financial results for fiscal 2024 and the respective growth percentages compared to fiscal 2023 were as follows:

$5.1B	$2.2B	$4.67
Total service revenue	Operating income	Diluted earnings per share

5% increase	7% increase	9% increase

$1.5B	$2.1B	$4.72
Total returned to stockholders(1)	Operating income, net of certain items(2)	Adjusted diluted earnings per share(2)

26% increase	6% increase	11% increase

(1)	Reflects dividends and repurchases of outstanding shares of our common stock.

(2)

Operating income, net of certain items and adjusted diluted earnings per share are not United States (“U.S.”) generally accepted accounting principles (“GAAP”) measures. Refer to “Paychex, Inc. Non-GAAP Financial Measures” in Appendix A of this proxy statement for a discussion of these non-GAAP measures and a reconciliation to the most comparable GAAP measure of operating income and diluted earnings per share.

Our strategy is to be the digitally driven HR leader, serving as an essential partner to small- to medium-sized businesses by providing them with the technology and advisory services they need for HR, payroll, benefits, and insurance. We believe that successfully executing this strategy will lead to strong, long-term financial performance. In fiscal 2024, we continued to further drive growth and enhance our market position by executing on key elements of our strategy.

Paychex, Inc. 2024 Proxy Statement • 32

CD&A

Growing our client base and market share. We operate in a large and growing market, with significant potential to expand within our current target markets. We have invested significantly in new demand generation tools, sales tools, and go-to-market strategies. During fiscal 2024, our total client base grew 1% to over 745,000 clients. Client retention improved over the prior year and remained in line with pre-pandemic levels. Revenue retention remained above pre-pandemic levels and HR outsourcing worksite employee retention continued to improve and remained at record levels.

Expanding our share of wallet. We offer a full suite of integrated solutions incorporating a unique combination of industry-leading HR technology and HR advisory solutions that sets us apart in the industry. We continue to increase penetration across our human capital management (“HCM”) software, HR outsourcing, retirement, insurance, and payment offerings. In particular, we achieved double-digit growth in revenue from our retirement products for fiscal 2024, and we now have over 120,000 retirement clients. HR outsourcing also reflected strong growth in revenue and worksite employees served, which exceeded 2.3 million employees as of May 31, 2024.

Leveraging technology innovations. We continue to invest in our proprietary, award-winning Paychex Flex® platform and mobility applications to maximize efficiency and functionality for our clients and their employees. We have implemented enhancements to our Paychex Flex platform designed to improve the client and client employee experiences from hiring and onboarding through employee retention. Paychex Flex has continued to earn awards in 2024 including an HR Tech Award from Lighthouse Research & Advisory for Best Small Business-focused Solution in the Core HR/Workforce category; a 2024 BIG (Business Intelligence Group) Innovation Award for our digital employee onboarding, and a Leader in Next Generation HCM Technology by NelsonHall.

In addition, we believe that we are well positioned to capture the artificial intelligence (“AI”) opportunity with our large and growing data sets, predictive analytics, and AI models. We have increased our AI investments to improve efficiency, enhance the customer experience, and unlock new growth opportunities. In fiscal 2024, we successfully implemented several additional innovative AI models that offer improved functionality for Paychex and our clients and also added new benchmarking and people analytics for Paychex Flex users.

Engaging in strategic acquisitions. We utilize acquisitions, when appropriate, as a means to expand our portfolio, enter new markets, or increase our scale. In fiscal 2024, we acquired Alterna Capital Solutions LLC, a company that purchases outstanding accounts receivable of their customers under non-recourse arrangements that allows businesses access to funding to manage their cash flow needs. This acquisition, which is not anticipated to have a significant impact on the Company’s results, allows the Company to increase and diversify its portfolio of solutions and support serving small- to medium-sized businesses.

Paychex, Inc. 2024 Proxy Statement • 33

CD&A

Return to Stockholders: The value we return to our stockholders is very important to us. During fiscal 2024, we returned $1.5 billion to our stockholders through dividends and repurchases of outstanding shares of our common stock.

We have returned over $5.9 billion to stockholders over the past 5 years.

Annual Dividends Per Common Share

5-Year CAGR of 10%
$3.80
$3.60
$3.40
$3.20
$3.00
$2.80
$2.60
$2.40
$2.20
$2.00
$2.48
$2.52
$2.77
$3.26
$3.65
2020
2021
2022
2023
2024
Fiscal Year Ended May 31,

Dividend Payments: We continue to pay substantial dividends to our stockholders. The most recent increases in the quarterly dividend to stockholders were as follows:

	Increase in Quarterly Dividend	Quarterly Dividend Amount	% Change
May 2024	$0.09	$0.98	10%
May 2023	$0.10	$0.89	13%
May 2022	$0.13	$0.79	20%
May 2021	$0.04	$0.66	6%

Share Repurchases: The Board has authorized the repurchase of common stock as follows:

•	$400 million authorized in May 2019, which was fully utilized by its expiration on May 31, 2022;

•	$400 million authorized in July 2021, which expired on January 31, 2024, at which time $157.9 million of unused repurchase authorization expired; and

•	$400 million authorized in January 2024, which will expire on May 31, 2027.

Shares repurchased in recent years were as follows:

(In millions)	Shares Repurchased	Amount
Fiscal 2024	1.5	$169.2
Fiscal 2022	1.2	$145.2
Fiscal 2021	1.7	$155.7
Fiscal 2020	2.0	$171.9

Paychex, Inc. 2024 Proxy Statement • 34

CD&A

The following graph shows how a $100 investment in our common stock on May 31, 2019, would have grown to $162 as of May 31, 2024, with dividends reinvested quarterly. The chart also compares the total stockholder return on our common stock to the same investment in the S&P 500 Index over the same period, with dividends reinvested quarterly. For us, this represents a cumulative return of 62%, or approximately 10% on a compound basis.

Total Return Performance

$260
$220
$180
$140
$100
$60
2019
2020
2021
2022
2023
2024
Fiscal Year Ended May 31,
Paychex
S&P 500

For more information about our fiscal 2024 business results, see the section of our fiscal 2024 Annual Report on Form 10-K (“Form 10-K”) titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

How Pay is Tied to Company Performance

Our executive compensation programs are designed to ensure that the interests of our senior leaders are appropriately aligned with the Company’s stockholders by rewarding performance that meets established business and individual goals. Key features of the executive compensation programs that tie to Company performance are:

•

A significant portion of our NEOs’ annual compensation is “at risk” based on performance. For fiscal 2024, variable pay represented 89% of total target compensation for our CEO, Mr. Gibson, and 80% of total target compensation on average for our other NEOs (excluding Mr. Rivera);

•

Variable compensation is comprised of an annual cash incentive program and longer-term equity-based incentives. Stock options and time-based stock awards provide value based on our stock price performance. Annual grants of performance-based stock awards provide the opportunity for stock to be awarded if pre-established financial goals are met for a two-year performance period with full vesting provided after an additional one-year service period (i.e., total of three years);

•

Target compensation for the annual incentive program and annual grants of performance-based stock awards is generally established at the beginning of the performance period by the C&L Committee. NEOs have an opportunity to earn actual compensation that varies from target based on achievement against pre-established performance metrics;

•	In fiscal 2024, a portion of the executives’ qualitative goals was based on DE&I and governance, climate and corporate responsibility metrics;

•

Performance targets incorporated into our executive compensation programs include the metrics of new business revenue and service revenue (our measures of business growth) and operating income, net of certain items (our measure of profitability) for our annual performance-based compensation. Operating income, net of certain items is a non-GAAP measure. Refer to “Paychex, Inc. Non-GAAP Financial Measures” in Appendix A for

Paychex, Inc. 2024 Proxy Statement • 35

CD&A

a discussion of this non-GAAP measure and a reconciliation to the most comparable GAAP measure of operating income; and

•	The financial measures used as performance targets are linked directly to our annual and long-term strategic business plans that are reviewed and approved by the Board.

The pay mix at target for our CEO, Mr. Gibson, and the average for our other NEOs (excluding Mr. Rivera) for fiscal 2024 was:

The following illustrates the trend in Company performance, based on two of our key financial metrics utilized in performance-based compensation plans, and the total reported compensation of our CEO over the last three years.

(1)

Operating income, net of certain items, is a non-GAAP measure. Refer to “Paychex, Inc. Non-GAAP Financial Measures” in Appendix A of this proxy statement for a discussion of this non-GAAP measure and a reconciliation to the most comparable GAAP measure of operating income.

(2)

CEO total compensation as reflected in this chart is equal to the amounts reported in the Fiscal 2024 Summary Compensation Table included in the Named Executive Officer section of this and prior years’ proxy statements.

Compensation amounts realized in fiscal 2024 related to performance-based compensation programs for fiscal 2024 included payouts under the annual incentive program and were earned at 62.6% of target for our CEO, Mr. Gibson, and 56.9% of target on average for our other NEOs (excluding Mr. Rivera). Achievement was measured against financial targets established at the beginning of fiscal 2024.

Refer to the section entitled “Elements of Compensation” and the subsections of “Annual Incentive Program” and “Equity-Based Compensation” within this CD&A for a more detailed discussion of variable compensation, performance targets established, and actual results against those targets.

Paychex, Inc. 2024 Proxy Statement • 36

CD&A

CFO Transition

Our Board oversees executive management succession planning, which is formally reviewed at least annually by the C&L Committee. The Board regularly discusses succession and development plans with the CEO as well as without the CEO present in executive sessions of the Board. The Board makes sure that it has adequate opportunities to meet with and assess development plans for potential executive management successors to ensure that the Company has the right management talent to pursue its strategies successfully.

The Board appointed Mr. Schrader to serve as the Company’s SVP and CFO effective on October 13, 2023. Prior to Mr. Schrader’s promotion, and as part of the Board’s long-term CFO succession planning, Mr. Schrader was promoted to Vice President (“VP”), Finance and Investor Relations of the Company in January 2023. Prior to January 2023, he served in successive roles as VP and Controller, Senior Director of Financial Planning and Analysis, and Director of Internal Audit since joining the Company in December 2014. Mr. Rivera continued to serve as a senior advisor to the Company through August 1, 2024, since stepping down from his position of SVP and CFO of the Company.

Summary of Mr. Schrader’s Fiscal 2024 Compensation Arrangements

Upon Mr. Schrader becoming the Company’s SVP and CFO on October 13, 2023, Mr. Schrader’s total annual compensation was increased to $2,100,000 at target to reflect his new role and responsibilities as well as the assessment of this position versus market rates. Mr. Schrader’s total annual compensation of $2,100,000 at target included the following:

•	A base salary of $450,000 per year.

•

Eligibility to receive a cash annual incentive program award with a target of 100% of his base salary for the portion of fiscal 2024 he serves as the Company’s SVP and CFO upon the same performance metrics established for Mr. Rivera for fiscal 2024.

•

Non-qualified stock option awards with a total grant-date fair value of $360,000 that will vest in three equal annual installments, have a 10-year term, and an exercise price equal to the closing price of the Company’s common stock on dates of grant.

•	Time-based RSU awards with a total grant-date fair value of $240,000 that will vest in three equal annual installments.

•

Performance-based RSU awards with a total grant-date fair value of $600,000 at target that will vest upon the achievement of the two-year performance metrics established by the C&L Committee in July 2023, followed by a one-year service vesting period.

For the portion of fiscal 2024 in which Mr. Schrader served as VP, Finance and Investor Relations, he continued to participate in the same compensation and benefit arrangements available to other officers of the Company.

Summary of Mr. Rivera’s Fiscal 2024 Compensation Arrangements

Following the CFO transition on October 13, 2023, Mr. Rivera continued to serve as a senior advisor to the Company through the end of the calendar year 2023. On December 15, 2023, the Company and Mr. Rivera agreed to extend the period for Mr. Rivera to serve as a senior advisor to the Company and served in this role on a full-time basis until February 29, 2024, and then on a part-time basis until August 1, 2024. Mr. Rivera also agreed to forfeit the equity awards granted to him in July 2023, which included stock options and stock awards with an aggregate grant-date fair value of $1,950,032. Mr. Rivera’s base salary was reduced to $10,000 per month effective March 1, 2024, to reflect his part-time status. There were no other changes to Mr. Rivera’s existing compensation.

Paychex, Inc. 2024 Proxy Statement • 37

CD&A

SVP of Operations and Customer Experience

In May 2023, Paychex announced that Ms. Roaldsen was appointed as SVP of Operations and Customer Experience. In this role Ms. Roaldsen leads the Company’s day-to-day operations and Service organization. Ms. Roaldsen brings significant leadership experience to the role, having three decades of leadership experience in the financial services industry. In October 2023, Ms. Roaldsen’s compensation package was increased from $2,000,000 at target to $2,250,000 at target due to the expanded scope of her role, including leading the Company’s Risk Management department and International operations. Ms. Roaldsen’s total annual compensation of $2,250,000 at target included the following:

•	A base salary of $475,000 per year.

•	Eligibility to receive a cash annual incentive program award with a target of 100% of her base salary.

•

Non-qualified stock option awards with a total grant date fair value of $390,000 that will vest in three equal annual installments, have a 10-year term, and an exercise price equal to the closing price of the Company’s common stock on the dates of grant.

•	Time-based RSU awards with a total grant-date fair value of $260,000 that will vest in three equal annual installments.

•

Performance-based RSU awards with a total grant-date fair value of $650,000 at target that will vest upon the achievement of the two-year performance metrics established by the C&L Committee in July 2023, followed by a one-year service vesting period.

In addition, Ms. Roaldsen received a cash signing bonus of $100,000 and eligibility to participate in the Company’s relocation assistance program.

Paychex, Inc. 2024 Proxy Statement • 38

CD&A

Highlights of Executive Compensation Practices

The Board maintains governance standards and oversight of our executive compensation policies and practices. The following governance practices were in place during fiscal 2024, and these practices, among other elements of our compensation programs, aid in mitigating risk associated with our compensation programs.

WHAT WE DO	WHAT WE DON’T DO
Pay for performance. A significant portion of executive pay is not guaranteed but rather tied to key financial metrics that are disclosed to our stockholders.	No employment agreements. We do not have employment contracts for our NEOs. Employment of all of our executive officers is “at will.”

  Mitigate undue risk in compensation programs. The executive compensation program includes features that reduce the possibility of the NEOs, either individually or as a group, making excessively risky business decisions that could maximize short-term results at the expense of longer-term value.

  No significant perquisites. The benefits our NEOs receive in the form of health insurance, life insurance, and Company matching contributions to the 401(k) Plan are the same benefits generally available to all our employees.

Balance of short-term and long-term incentives. Our incentive programs are designed to provide an appropriate balance of annual and longer-term incentives.

  No hedging, pledging or short sales transactions permitted. Our executive officers, including NEOs, and directors are prohibited from engaging in any hedging, pledging, or other similar types of transactions with respect to the Company’s common stock.

Capped award payouts. Amounts or shares that can be earned under the annual incentive program, as well as the time-based stock awards and performance-based stock awards, are capped.	No dividends or dividend equivalents on unearned performance-based awards. Stock awards do not earn or pay dividends until the shares are earned.

  Stock ownership guidelines. There are restrictions on sales of vested awards until a NEO has attained ownership of the Company’s stock as follows: CEO — six times base salary; COO — four times base salary; SVPs — three times base salary; and VPs — two times base salary.

Include double-trigger change in control provisions. Our Change in Control Plan for officers is a “double-trigger” arrangement, requiring change in control and a subsequent termination of employment.

  Clawback policy. Clawback policy applicable to our annual incentive program and performance-based stock awards allows us to recover excess incentive-based compensation from our executive officers in the event of an accounting restatement.

  Include non-compete and other forfeiture provisions in our equity-based compensation agreements. These provisions allow the Company to cancel all or any outstanding portion of equity awards and recover the gross value of any vested time-based stock awards, vested performance-based stock awards, or profits from exercises of options in the event of a violation of the restrictive covenants.

Utilize an independent compensation consulting firm. The C&L Committee benefits from its utilization of an independent compensation consulting firm, which provides no other services to the Company.

Paychex, Inc. 2024 Proxy Statement • 39

CD&A

Refer to the remainder of this CD&A for a detailed discussion of the overall compensation philosophy, practice, and analysis of elements of the compensation awarded to our NEOs as provided in the Fiscal 2024 Summary Compensation Table included in the Named Executive Officer Compensation section of this proxy statement.

Elements of Compensation

We use a combination of compensation elements, including base salary, annual incentive program, and equity awards delivered under our 2002 Plan. Each element and the related compensation decisions and results for fiscal 2024 are discussed below.

Summary of Fiscal 2024 Elements of Compensation

Compensation Elements	Salary	Annual Incentive Program	Stock Options	Time-Based RSU Awards	Performance-Based RSU Awards
	Fixed	Variable, At-Risk

Recipients	All NEOs

When Granted	Reviewed annually	Annually

Form of Delivery	Cash		Equity

Type of Performance	Short-Term		Long-Term

Performance Period	Ongoing	1-year	Vest ratably over 3 years		2-year performance period followed by 1- year service period

How Payout is Determined	C&L Committee judgment	Quantitative based on achievement against targets; small portion qualitative	Based on stock price on exercise/vest date		Quantitative based on achievement against targets

Performance Metrics	N/A	Service revenue; operating income, net of certain items; and annualized new business revenue	N/A		Service revenue; and operating income, net of certain items

Paychex, Inc. 2024 Proxy Statement • 40

CD&A

Fiscal 2024 Compensation Results

Base Salary

We pay base salary to attract talented executives and to provide a fixed base of cash compensation. Base salaries are reviewed annually. Our practice is to make targeted base salary increases as determined necessary based on performance, market information, and scope of responsibilities. For fiscal 2024, Mr. Gibson received a base salary increase of approximately 9% to $900,000 based on these factors, bringing his base salary closer to our Peer Group median, while remaining below it.

Upon Mr. Schrader’s promotion to SVP and CFO on October 13, 2023, his base salary was increased to $450,000 per year.

In connection with Ms. Roaldsen’s appointment as SVP of Operations and Customer Experience, her base salary was set at $450,000 per year. In October 2023, the C&L Committee increased her base salary to $475,000 per year due to the expanded scope of her role.

Annual Incentive Program

The annual incentive program was established to motivate NEOs to meet the financial goals set by the Company as presented to its stockholders, while maintaining alignment with stockholders’ interests. Upon achievement of the minimum eligible performance, payouts under our annual incentive program are determined based upon the satisfaction of certain quantitative and qualitative components.

The quantitative component consists of certain predetermined performance targets, which are established at the beginning of each fiscal year and are typically based on the Board-approved fiscal year financial plan. The targets for payout are established by the C&L Committee with consultation of management. The performance targets established are intended to provide a balance between growing revenue and managing expenses. Once a target is determined, it is set for the year and is normally not changed. For extraordinary circumstances, the C&L Committee reserves the right to apply discretion and make changes.

The qualitative component of the annual incentive program consists of individual-specific qualitative goals established at the beginning of the fiscal year based on functions and responsibilities unique to the individual. The CEO can potentially receive up to 20% of base salary and all other NEOs can potentially receive up to 10% of base salary. For fiscal 2024, a portion of the NEO’s qualitative goals was based on DE&I and governance, climate and corporate responsibility metrics. The assessment of qualitative goals is subjective and is not always based on quantifiable financial measurements. The C&L Committee may determine, at its sole discretion, whether satisfactory achievement has occurred, regardless of achievement against the pre-established individual goals. At its discretion for fiscal 2024, the C&L Committee individually evaluated each NEO and determined the specific percentage of the qualitative portion to award each NEO as presented on the following page.

The weight given each quantitative performance target is determined by the C&L Committee when the targets are established, and this weight varies for each NEO based on the individual’s position. Each of the performance targets applicable to an NEO’s annual incentive program provide the NEO an opportunity to earn a percentage of their annualized base salary based on achievement at threshold, target, and maximum. The total percentage of base salary for all performance measures that the NEOs have the opportunity to earn are as follows:

	Quantitative Component			Qualitative Component
Position	Threshold	Target	Maximum
CEO	55.0%	130.0%	205.0%	20.0%
SVP-Sales	47.5%	105.0%	162.5%	10.0%
SVP-Other	40.0%	90.0%	140.0%	10.0%
VP	27.5%	65.0%	102.5%	10.0%

Thresholds are set as the floor with any achievement below threshold resulting in no payout for the respective performance metric. Maximums are set as a ceiling on the amount of payout a NEO can receive for each performance metric.

Paychex, Inc. 2024 Proxy Statement • 41

CD&A

The performance metrics for the fiscal 2024 annual incentive program for the NEOs were established as follows:

	Fiscal 2024 Year-over-Year Growth Rates			% of Plan Dollars

Bonus Objectives(1)	Threshold	Target	Maximum	Threshold	Target	Maximum	Achievement as a % of Target
Service revenue	1.8%	6.1%	8.2%	96.0%	100.0%	102.0%	98.6%
Operating income, net of certain items(2)	3.1%	7.4%	9.5%	96.0%	100.0%	102.0%	98.9%
Annualized new business revenue(3)	3.3%	7.3%	10.1%	96.2%	100.0%	102.6%	See (4)

(1)

The annual incentive program allows for certain adjustments to metrics as reported in our consolidated financial statements. The acquisition component of service revenue is included up to a maximum of 2% of service revenue at target.

(2)

Operating income, net of certain items, is a non-GAAP measure. Refer to “Paychex, Inc. Non-GAAP Financial Measures” in Appendix A for a discussion of this non-GAAP measure and a reconciliation to the most comparable GAAP measure of operating income.

(3)

Annualized new business revenue is the approximate amount of revenue to be earned over the first 12-month period, from the sale in the current fiscal year, of certain management solutions; and professional employer organization and insurance solutions to new clients and new product sales to existing clients. This measure is not directly calculated from our audited financial statements, as reported service revenue also includes recurring revenue from pre-existing clients. This metric is set to provide incentive for executives to strive to exceed the target, given the relationship to recurring revenue.

(4)	Achievement for annualized new business revenue was below threshold attainment for fiscal 2024. Therefore, there was no payout related to this performance metric under the Annual Incentive Program.

Each performance objective, along with the target percentage of base salary that can be earned for that metric, and the actual payout percentage is set forth below for our NEOs, in accordance with calculations per the program:

	Mr. Gibson		Mr. Schrader(1)		Mr. Bottini		Mr. Gioja, Ms. Roaldsen and Mr. Rivera

Bonus Objectives	% of Base Salary at Target	% of Base Salary Achieved(2)	% of Base Salary at Target	% of Base Salary Achieved(2)	% of Base Salary at Target	% of Base Salary Achieved(2)	% of Base Salary at Target	% of Base Salary Achieved(2)
Service revenue	37.5%	30.5%	27.2%	22.9%	25.0%	20.2%	30.0%	24.8%
Operating income, net of certain items(3)	55.0%	45.4%	33.3%	28.4%	25.0%	21.2%	35.0%	29.5%
Annualized new business revenue(4)	37.5%	—%	21.2%	—%	55.0%	—%	25.0%	—%
Total quantitative annual incentive	130.0%	75.9%	81.7%	51.3%	105.0%	41.4%	90.0%	54.3%
Qualitative(5)	20.0%	18.0%	10.0%	10.0%	10.0%	7.0%	10.0%	10.0%
Total	150.0%	93.9%	91.7%	61.3%	115.0%	48.4%	100.0%	64.3%

(1)

Mr. Schrader was eligible to receive an award with a target of 100% of his base salary for the portion of the fiscal year he served as the Company’s SVP and CFO upon the same performance metrics established for Mr. Rivera for fiscal 2024. For the portion of fiscal 2024 in which Mr. Schrader served as VP, Finance and Investor Relations he was eligible to receive an award with an annual incentive target of 75% of his base salary upon the same performance metrics established for him for fiscal 2024. Mr. Schrader’s percentages are calculated based on the on pro-rata share of time spent as SVP and CFO and VP, Finance and Investor Relations.

(2)

If the actual achievement under a given performance metric is between two thresholds (e.g., between threshold and target or between target and maximum), then the percentage of base salary achieved would be calculated based on a straight-line interpolation of the achievement level above threshold or target, as appropriate, for such performance metric.

Paychex, Inc. 2024 Proxy Statement • 42

CD&A

(3)

Operating income, net of certain items, is a non-GAAP measure. Refer to “Paychex, Inc. Non-GAAP Financial Measures” in Appendix A of this proxy statement for a discussion of this non-GAAP measure and a reconciliation to the most comparable GAAP measure of operating income.

(4)

Annualized new business revenue is the approximate amount of revenue to be earned over the first 12-month period, from the sale in the current fiscal year, of certain management solutions; and professional employer organization and insurance solutions to new clients and new product sales to existing clients. This measure is not directly calculated from our audited financial statements, as reported service revenue also includes recurring revenue from pre-existing clients. This metric is set to provide incentive for executives to strive to exceed the target, given the relationship to recurring revenue.

(5)

The NEOs have an opportunity to earn a percentage of base salary based on individual-specific qualitative goals related to the functions and responsibilities unique to the individual. The C&L Committee may determine, at its sole discretion, whether satisfactory achievement has occurred, regardless of achievement against the pre-established individual goals.

The actual achievement translated to the incentive payments for our NEOs is as follows:

	Annualized Base Salary(1)	Minimum Potential Payout(2)	Maximum Potential Payout(2)	% of Base Salary Achieved	Actual Incentive Compensation Earned(3)
John B. Gibson	$900,000	—	$2,025,000	93.9%	$844,875
Robert L. Schrader(4)	$408,333	—	$571,875	61.3%	$250,289
Mark A. Bottini	$530,000	—	$914,250	48.4%	$256,553
Michael E. Gioja	$550,000	—	$825,000	64.3%	$353,375
Elizabeth Roaldsen	$475,000	—	$712,500	64.3%	$305,188
Efrain Rivera(5)	$501,250	—	$751,875	64.3%	$322,053

(1)

This represents the NEO’s annualized base salary as of May 31, 2024, except for Mr. Schrader and Mr. Rivera as described below. It may differ from base salary paid for fiscal 2024 reflected in the Fiscal 2024 Summary Compensation Table, which is contained in the Named Executive Officer Compensation section of this proxy statement, due to timing of salary increases, start dates, etc.

(2)

These columns represent the range of payout that each NEO has the opportunity to earn. The minimum potential payout indicates that no payout is earned if achievement is below threshold. The maximum potential payout is based on the percentage of base salary that each NEO can earn for maximum achievement.

(3)

Actual incentive compensation earned is calculated as annualized base salary multiplied by the percentage of base salary achieved and is provided in the Fiscal 2024 Summary Compensation Table, which is contained in the Named Executive Officer Compensation section of this proxy statement.

(4)	Mr. Schrader’s base salary is calculated based on the pro-rata share of time spent as SVP and CFO and VP, Finance and Investor Relations during fiscal 2024.

(5)	Mr. Rivera’s base salary is calculated based on the pro-rata share of time spent as SVP and CFO and a senior advisor to the Company during fiscal 2024.

Equity-Based Compensation

To align our NEOs’ interests with the long-term interests of our stockholders, we grant equity awards under the 2002 Plan. Annual grants of equity awards to the NEOs are approved during the regularly scheduled meeting of the C&L Committee in July after the release of our fiscal year-end earnings and upcoming fiscal year financial guidance. Our trading black-out period normally lifts on the second business day following such release of information. The C&L Committee anticipates continuing its granting practice. The C&L Committee may also grant equity awards to individuals upon hire or promotion to executive officer positions. These equity awards are not granted during any trading black-out periods. Recipients are notified shortly after C&L Committee approval of their grant, noting the number of stock options, shares of time-based stock, target performance-based stock awards and goals, the vesting schedule, and exercise price. Any sales restrictions or other terms of the award are also communicated at that time.

Annually, the C&L Committee reviews the NEO compensation of our Peer Group to determine the desired pay range for our officers. See the “Compensation Decision Process” section later in this CD&A for further information on the Committee’s process for determining total compensation, including equity awards. This review, along with each officer’s individual performance and potential, determine the total compensation. The quantity of equity awards is based on an estimated total value as determined by the C&L Committee in conjunction with its total compensation review and evaluation.

Paychex, Inc. 2024 Proxy Statement • 43

CD&A

In July 2023, the C&L Committee made an annual equity grant to our NEOs that was a blend of stock options, time-based RSUs and performance-based RSUs. The award value was split as follows:

This annual distribution provides for 50% of the total equity-based compensation value to be performance-based, consistent with the C&L Committee’s total compensation determination. For our July 2023 annual grants, the C&L Committee determined the estimated total value to be approximately: $5,750,000 for the CEO; $800,000 for the former VP-Finance and Investor Relations; $1,950,000 for the former CFO; $1,800,000 for the SVP-Sales; $1,900,000 for the SVP-IT and PD; and $1,100,000 for the SVP-Operations and Customer Experience. The estimated total value of our NEO’s equity-based compensation was increased in fiscal 2024 to adjust the compensation closer to market based on benchmarking analysis against our Peer Group. See further discussion under the “Peer Group” section within this CD&A.

The following equity-based compensation was granted in July 2023 for our NEOs (including Mr. Rivera, whose July 2023 annual grant was forfeited in December 2023):

NEO	Performance-Based RSU Awards (at Target)(1)	Stock Option Awards(2)	Time-Based RSU Awards(3)
John B. Gibson	25,208	63,583	9,515
Robert L. Schrader	3,507	8,846	1,324
Mark A. Bottini	7,891	19,904	2,979
Michael E. Gioja	8,330	21,010	3,144
Elizabeth Roaldsen	4,822	12,164	1,820
Efrain Rivera	8,549	21,563	3,227

(1)	Performance-based RSU awards are subject to a two-year performance period with full vesting provided after an additional one-year service period (i.e., total of three years).

(2)	Stock option awards vest one-third per year over three years and have a term of 10 years.

(3)	Time-based RSU awards vest one-third per year over three years.

In October 2023, the C&L Committee granted additional equity awards to Mr. Schrader, the former VP, Finance and Investor Relations upon his promotion to SVP and CFO, with a total value at the time of grant of approximately $400,000. The incremental $400,000 represents a true-up to reflect his new role and responsibilities as well as the assessment of this position versus market rates. This grant consisted of 1,784 performance-based RSUs (at target), 4,237 stock options, and 678 time-based RSUs. The performance-based RSUs will vest upon the achievement of the two-year performance metrics established by the C&L Committee in July 2023, followed by a one-year service vesting period.

Also in October 2023, the C&L Committee granted additional equity awards to Ms. Roaldsen, the SVP-Operations and Customer Experience due to the expanded scope of her role, with a total value at the time of grant of

Paychex, Inc. 2024 Proxy Statement • 44

CD&A

approximately $200,000. This grant consisted of 892 performance-based RSUs (at target), 2,119 stock options, and 339 time-based RSUs. The performance-based RSUs will vest upon the achievement of the two-year performance metrics established by the C&L Committee in July 2023, followed by a one-year service vesting period.

Performance Stock Awards

Performance-based stock awards are designed to provide variable compensation that is focused on longer-term results. Performance-based stock awards have a two-year performance period to determine the number of restricted stock units to be issued. The NEO generally must serve for one additional year for the restricted stock units to vest. The performance targets as approved by the Board are based on service revenue (weighted 50%) and operating income, net of certain items (weighted 50%), as projected in the strategic planning process. The C&L Committee establishes performance targets intended to be appropriately challenging at all levels, including the threshold level, but attainable with increasing difficulty for each level beyond threshold. The threshold level was expected to be appropriately challenging but achievable under normal circumstances. The target level would be achieved if the Company performed as expected under our strategic plan for the two-year period. The maximum level would be achievable only with exceptional performance.

2022-2024 Performance Stock Awards

The two-year performance period for performance-based stock awards granted in July 2022 was completed at the end of fiscal 2024. The shares earned were based on achievement against pre-established targets for the performance period as follows:

Performance Goal ($ In Millions)	Two-Year Performance Targets Established			Actual Achievement
	Threshold	Target	Maximum	($)	% of Target
Service revenue(1)	$9,545	$10,047	$10,348	$10,039	100%
Operating income, net of certain items(2)	$3,755	$3,953	$4,071	$3,989	101%
Percent of plan	95%	100%	103%
Payout as a percent of target	60%	100%	150%		107%

(1)

Service revenue as calculated under the performance share agreement allows for 2% of total service revenue to be delivered from acquisitions during the performance period. Refer to Appendix B for a description of this non-GAAP measure and a reconciliation of service revenue as calculated for the performance period to service revenue reported in our consolidated financial statements.

(2)

Operating income, net of certain items, is a non-GAAP measure. Refer to “Paychex, Inc. Non-GAAP Financial Measures” in Appendix A of this proxy statement for a discussion of this non-GAAP measure and a reconciliation to the most comparable GAAP measure of operating income. In addition, this measure as calculated under the performance share agreement excludes the impact of business acquisitions and other unusual items during the performance period. Refer to Appendix B for a description of this non-GAAP measure and a reconciliation of the amount for the performance period to the most comparable GAAP measure of operating income.

Fiscal Year 2025 Changes to Equity-Based Compensation

In fiscal 2024, the C&L Committee conducted a review of the overall incentive structure for our executive officers and approved changes to the long-term incentive (“LTI”) design for the fiscal year ending May 31, 2025 (“fiscal 2025”). The new design was informed by investor commentary and observations as well as input from the C&L Committee’s independent compensation consultant.

Under the new design, LTI is delivered to certain executive officers, including the CEO, in a mix of 60% performance-based RSUs, 25% stock options, and 15% time-based RSUs. In the prior design, performance-based RSUs represented 50% of total LTI with the remainder delivered via 30% stock options and 20% time-based RSUs. The new mix is intended to increase the focus on performance-based awards.

In addition to the change in LTI mix, the C&L Committee also extended the performance period from two to three years and eliminated the one-year service period that followed the performance period. Under the new design, the

Paychex, Inc. 2024 Proxy Statement • 45

CD&A

performance targets continue to be based on service revenue (weighted 50%) and operating income, net of certain items (weighted 50%). At the beginning of the performance period, the threshold, target, and maximum annual growth rate goals for service revenue and operating income, net of certain items are set by the C&L Committee for the entire performance period. The threshold, target, and maximum growth rates for service revenue and operating income, net of certain items for each of the three years in the performance period are determined as percentage increases over the actual results from the prior year. As a result, payouts for the second and third year of the performance period require sustained growth over the three-year period. Because growth rates are calculated separately for each year in the performance period and are not aggregated over the three-year performance period, the plan allows for a long-term growth goal while recalibrating to actual performance on an annual basis.

The new design also adds relative total shareholder return (“TSR”) as a metric that modifies the final payout downward or upward by up to 25% based on the Company’s three-year TSR performance versus the S&P 500’s three-year TSR performance. The S&P 500 was chosen because the index consists of a broad group of companies that represents investors’ alternative capital investment opportunities, thereby aligning the performance-based RSU payout opportunity to the long-term investment experience of our stockholders.

In reflection of the increased performance focus of the overall LTI program and to align with the most prevalent practice among the Company’s peers and broader industry, the C&L Committee increased the maximum performance-based RSU payout opportunity from 150% of the target shares to 200%. The relative TSR modifier may not result in a payout in excess of 200% of the target shares.

Last, to align with the most prevalent practice among the Company’s peers and broader industry, the C&L Committee adjusted the death, disability and retirement benefits for performance-based RSUs to allow for full vesting, rather than a pro-rated portion. For death and disability, vesting of performance-based RSUs is for the target number of shares. For retirement, vesting of performance-based RSUs continues to be contingent upon the NEO retiring on or after the one-year anniversary of the grant date of such an award and is dependent upon actual Company performance for the performance period. In addition, in the event of termination without cause within the 12-month period following a change of control, the performance-vesting RSUs will vest for the target number of shares, conditioned upon the execution of a general release in favor of the Company. Both “cause” and “change in control” have the meanings given such terms in the Change in Control Plan.

Stock Ownership Guidelines

The C&L Committee has established stock ownership guidelines. The requirements for fiscal 2024 are as follows:

Position	Requirement
CEO	6X base salary
SVPs	3X base salary
VPs	2X base salary

There are restrictions on sales of shares acquired from awards until the officer has attained the applicable stock ownership level. The ownership guidelines were established to provide long-term alignment with stockholders’ interests. For the purposes of achieving the ownership guidelines, unvested stock and stock units awarded to the executive officers that do not include performance-vesting metrics are included. All NEOs, except Ms. Roaldsen and Mr. Rivera, are currently compliant with the guidelines. Ms. Roaldsen, appointed as SVP of Operations and Customer Experience in May 2023, currently does not hold stock with a value in excess of the three times base salary requirement but has complied with the requirement to retain the shares of common stock acquired from awards. Mr. Rivera retired from the Company effective August 1, 2024.

Paychex, Inc. 2024 Proxy Statement • 46

CD&A

Prohibition on Hedging or Speculating in Company Stock

NEOs, along with all employees of the Company, must adhere to strict standards with regards to trading in Paychex stock. These standards are set forth in our insider trading policy. Specifically, we prohibit executive officers from hedging Paychex stock. They may not, among other things:

•	speculatively trade in the Company’s stock;

•	short sell any securities of the Company; or

•	buy or sell puts or calls on the Company’s securities.

Pledging of Company Stock

We maintain a pledging policy for all Paychex directors, officers, and employees that prohibits new pledging of Company stock for any purpose. Our pledging policy is posted on our website at https://investor.paychex.com/corporate-governance/governance-documents.

Clawback Policy

As of October 11, 2023, the C&L Committee adopted the Paychex, Inc. Policy for the Recovery of Erroneously Awarded Compensation (the “Clawback Policy”), a copy of which was filed as Exhibit 97.1 to the Company’s Form 10-K, effective October 2, 2023. The Clawback Policy applies to all executive officers, including all NEOs. Under the Clawback Policy, in the event that the Company is required to prepare an accounting restatement due to the Company’s material noncompliance with any financial reporting requirement under the federal securities laws, the Company will recover, on a reasonably prompt basis, the excess incentive-based compensation received by any current or former executive officer during the prior three fiscal years that exceeds the amount that the executive officer would have received had the incentive-based compensation been determined based on the restated financial statements. The Clawback Policy is intended to comply with the requirements of Section 10D of the Exchange Act and Nasdaq Listing Rule 5608.

Prior to adopting the Clawback Policy, we retained the right to recoup all or a portion of the payouts made under the annual incentive program and equity-based compensation awards if those payouts were based on financial statements that were subsequently subject to restatement and where fraud or misconduct was involved.

Non-Compete and Other Forfeiture Provisions

Our equity-based compensation agreements state that following termination of employment, certain benefits (including equity-based compensation) will be forfeited if the NEO engages in activities adverse to the Company. These activities include:

•	competition with the Company during a specified period after termination of employment;

•	solicitation of the Company’s clients or employees during a specified period after termination of employment;

•	breach of confidentiality either during or after employment; or

•	engaging in conduct which is detrimental to the Company during the NEO’s employment with the Company.

Should any of these activities occur, we may cancel all or any outstanding portion of the equity awards subject to this provision and recover the gross value of any vested time-based stock awards and vested performance-based stock awards, including all dividends and dividend equivalents. In the case of stock options, we may suspend the NEO’s right to exercise the option and/or may declare the option forfeited. In addition, we may seek to recover all profits from certain prior exercises as liquidated damages and pursue other available legal remedies.

Perquisites

Our NEOs receive benefits in the form of vacation, health insurance, life insurance, Company matching contributions to the 401(k) Plan when such contributions are in effect, and other benefits, which are generally available to all our employees. We do not provide our NEOs with pension arrangements, post-retirement health coverage, or other similar benefits, with the exception of access to a non-qualified and unfunded deferred compensation plan.

Paychex, Inc. 2024 Proxy Statement • 47

CD&A

Deferred Compensation

We offer a non-qualified and unfunded deferred compensation plan to our NEOs. The deferred compensation plan is intended to supplement the NEO’s 401(k) Plan account. Due to limitations on the 401(k) Plan accounts placed by the Internal Revenue Service, this plan allows for further savings toward retirement for the NEOs and functions similarly to the 401(k) Plan account. Refer to the “Non-Qualified Deferred Compensation” discussion included in the Named Executive Officer Compensation section of this proxy statement for more information on how our deferred compensation plan functions.

Change in Control Plan

Executives of the Company are covered by a Change in Control Plan. Upon involuntary termination by the Company without cause or a voluntary termination by the participant for good reason, within 12 months following a change in control, the executive becomes entitled to certain severance benefits. Such severance benefits are conditioned upon the execution of a general release in favor of the Company.

Cause means the participant’s dereliction of duty to the Company, conviction for a felony, or willful misconduct that has a substantial adverse effect on the Company. Good reason means a significant change to the duties, authority, or position that were assigned immediately before the change in control including: the reduction in or removal of any material duties, authority, or position within the Company; assignment of duties inconsistent with the participant’s position, authorities, or responsibilities; material reduction to base salary, annual incentive, or other elements of total compensation; relocation of the participant’s principal workplace to an area outside of a 50-mile-radius, or the failure of a successor company to assume or adopt the Change in Control Plan. Refer to the “Potential Payments upon Termination or Change in Control” discussion within the Named Executive Officer Compensation section of this proxy statement for further information.

Compensation Decision Process

Role of the Compensation Consultant

As outlined in its charter, the C&L Committee has the authority to retain consultants and advisers, at the Company’s expense, to assist in the discharge of the committee’s duties. The C&L Committee can retain and dismiss such consultants and advisers at any time. The consultants report directly to the committee and have direct access to the committee through the C&L Committee’s Chair. The C&L Committee requires that any consultant it retains cannot be utilized by management for other purposes. Although management, particularly the VP, Chief Human Resources Officer (“CHRO”), may work closely with the consultant, the consultant is ultimately accountable to the C&L Committee on matters related to executive compensation.

The C&L Committee retains the services of Frederic W. Cook & Co. (“FW Cook”) as its independent compensation consultant. FW Cook has not provided any other services to the Company prior to or subsequent to being retained as the compensation consultant to the C&L Committee. The C&L Committee was solely responsible for the decision to retain FW Cook as its consultant. FW Cook advises the C&L Committee on matters of NEO compensation, assists with analysis and research, and provides updates on evolving best practices in compensation. While FW Cook may express an opinion on compensation matters, the C&L Committee is solely responsible for setting the type and amount of compensation for NEOs.

The C&L Committee recognizes that it is essential to receive objective advice from its compensation consultant. The C&L Committee closely examines the procedures and safeguards that FW Cook takes to ensure that the compensation consulting services are objective. The C&L Committee has assessed the independence of FW Cook pursuant to SEC rules and concluded that FW Cook’s work for the C&L Committee does not raise any conflict of interest. In making this assessment, the following factors were taken into consideration:

•	that the compensation consultant reports directly to the C&L Committee, and the C&L Committee has the sole power to terminate or replace its compensation consultant at any time;

•	the compensation consultant does not provide any other services to the Company;

Paychex, Inc. 2024 Proxy Statement • 48

CD&A

•	whether aggregate fees paid by the Company to the compensation consultant, as a percentage of the total revenue of the compensation consultant, are material to the compensation consultant;

•	the compensation consultant’s policies and procedures designed to prevent conflicts of interest;

•	any business or personal relationships between the compensation consultant, on one hand, and any member of the C&L Committee or executive officer, on the other hand; and

•	whether the compensation consultant owns any shares of the Company’s stock.

Role of Compensation and Leadership Committee and Management

As part of the C&L Committee’s responsibility to evaluate and determine NEO compensation, on an annual basis the C&L Committee:

•	reviews the companies in our Peer Group for any changes;

•	reviews base salaries for adjustments, if any;

•	establishes and approves the performance targets and payouts under incentive-based programs and awards; and

•	grants equity awards under our 2002 Plan.

The C&L Committee continues to review each of the elements of compensation annually to ensure that compensation is appropriate and competitive to attract and retain a high-performing executive team. The C&L Committee targets to maintain performance-based pay equal to or greater than 50% of total target NEO compensation and at-risk pay equal to or greater than 80% of total target NEO compensation. Additionally, the C&L Committee targets the value of long-term compensation to be approximately 70% for the CEO and 60% for the other NEOs.

The C&L Committee, in making its decisions, targets an equitable mix of compensation. It utilizes various sources of information to evaluate our NEO compensation, including, but not limited to:

•	compensation consultant reports and analyses;

•	benchmarking information with NEOs at Peer Group companies for all compensation elements; and

•

internal management reports including a three-year history of total compensation for all officers and a summary for the upcoming fiscal year of total cash compensation and equity awards for all officers.

The C&L Committee strives for our NEOs’ compensation to be in line with our Peer Group. The information provided by the compensation consultant indicates whether our compensation package, if target performance is achieved, is comparable to the median compensation of our Peer Group, given current competitive practices, overall best practices, and other compensation and benefit trends.

Management reports are used to evaluate compensation recommendations and the impact to total compensation for each individual. They are also used to view a complete picture of the trend of compensation to executive officers, both as a team and as individuals. This facilitates discussion that more accurately details individual officer compensation, noting differences that reflect officer tenure, performance, and position in the management structure.

The C&L Committee uses these management updates along with peer information, where available, as tools to evaluate executive compensation. This information is reviewed in a subjective manner. There is no implied direct or formulaic linkage between peer information and the C&L Committee’s compensation decisions.

Our CEO and our CHRO provide recommendations to the C&L Committee on design elements for compensation. These individuals, and from time-to-time invited guests including other officers, will attend the meetings of the C&L Committee to present and respond to questions on current or proposed plan design. Annually, our CEO reviews achievement of the recently completed fiscal year’s plan and presents recommendations regarding salary for each of the NEOs (other than himself), the upcoming fiscal year’s annual incentive program structure, and equity awards. Management is excluded from executive sessions of the C&L Committee where final decisions on compensation are made, particularly those on our CEO’s performance and compensation. Executive sessions occur at each meeting of the C&L Committee.

Paychex, Inc. 2024 Proxy Statement • 49

CD&A

Peer Group

In addition to many other factors that affect compensation decisions, the C&L Committee takes into account the compensation practices of our Peer Group, where available, in formulating our compensation program. The C&L Committee assesses total compensation at the median of the Peer Group, even though Paychex performs above the median of its Peer Group in certain financial categories as shown in the charts that follow. Peer Group comparisons were available for the positions of CEO and CFO, and both Mr. Gibson and Mr. Schrader have total compensation that falls below the median total compensation of the Peer Group. For the remaining NEOs (excluding Mr. Rivera), compensation was compared to the median NEO compensation, excluding the CEO and CFO positions, for the Peer Group. These results were below the median total compensation of our Peer Group. Peer Group benchmarking is not the sole determining factor in the C&L Committee’s decisions on compensation, and the C&L Committee reserves the discretion to adjust compensation based on other factors as previously discussed.

The Peer Group companies are not necessarily limited to the markets in which Paychex does business. The Peer Group companies were selected based upon the following criteria: comparable business model, company size including revenues, earnings, and market capitalization, executive talent sources, competition for investor capital, companies considered by our investors to be our peers, and overall reasonableness. The Peer Group is comprised of the following industries or segments: a direct competitor in the HCM industry, financial transaction management companies, and business services and outsourcing companies.

Our Peer Group used for evaluating executive compensation for fiscal 2024 consisted of the following companies:

Peer Group
Automatic Data Processing, Inc.	Global Payments Inc.
Broadridge Financial Solutions, Inc.	Intuit, Inc.
Corpay, Inc.(1)	Jack Henry & Associates, Inc.
Equifax, Inc.	Moody’s Corporation
Euronet Worldwide, Inc.	SS&C Technologies Holdings, Inc.
Fair Isaac Corporation	TransUnion
Fiserv, Inc.	Verisk Analytics, Inc.
Gartner, Inc.	WEX, Inc.

(1)	Fleetcor Technologies, Inc. rebranded as Corpay, Inc. on March 25, 2024.

Paychex, Inc. 2024 Proxy Statement • 50

CD&A

Paychex, Inc. vs. Peer Group

Revenue(1)
($ in millions)
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$-
Operating Income(1)
($ in millions)
$2,000
$1,500
$1,000
$500
$-
Operating Income Margin(1)
40.0%
35.0%
30.0%
25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
Paychex
Peer Group Median

(1)	Based on the completed fiscal-year 2023 results of Paychex and each 2024 Peer-Group company.

The C&L Committee annually reviews and approves the selection of Peer Group companies, adjusting the group from year to year based upon our business and changes in the Peer Group companies’ business or the comparability of their metrics. The C&L Committee, with input from its compensation consultant, significantly updated the Peer Group used for evaluating executive compensation for fiscal 2024. Reassessing our Peer Group resulted in a set of compensation peers with a stronger business fit while median revenue and other relevant metrics remained comparable. Changes to the former peer group include:

Additions	Deletions
Euronet Worldwide, Inc.	Bread Financial Holdings, Inc.
Fair Isaac Corporation	H&R Block, Inc.
Jack Henry & Associates, Inc.	The Western Union Company
SS&C Technologies Holdings, Inc.
WEX, Inc.

CEO Compensation

It is the responsibility of the C&L Committee to evaluate Mr. Gibson’s performance annually and determine his total compensation. Mr. Gibson receives compensation based on his leadership role and the overall performance of the Company. Mr. Gibson’s compensation for fiscal 2024 as reflected in the Fiscal 2024 Summary Compensation Table, included in the Named Executive Officer Compensation section of this proxy statement, is as follows:

•	Salary of $900,000;

•	Payout under the annual incentive program at 62.6% of target; and

•

Annual equity award grants comprised of 25,208 performance-based RSUs (at target) with a grant-date fair value of $2,874,972, 63,583 stock options with vesting pro-rata over three years with a grant-date fair value of $1,725,007, and 9,515 shares of time-based RSUs with vesting pro rata over three years with a grant-date fair value of $1,149,983.

Paychex, Inc. 2024 Proxy Statement • 51

CD&A

Mr. Gibson’s total compensation for fiscal 2024 remained below the median when compared to that of the CEOs within our Peer Group. The C&L Committee continually assesses his compensation and in July 2023 approved an increase in Mr. Gibson’s base salary of approximately 9% to $900,000 and an increase in total annual equity award value of approximately 28% to $5,750,000 at target to bring his compensation closer to the median of our Peer Group.

Impact of the Internal Revenue Code

Section 162(m) generally limits the deductibility of compensation for “covered employees,” which include our NEOs, to $1,000,000 per year. The C&L Committee reserves the right to award compensation that is not fully deductible under Section 162(m).

The Compensation and Leadership Committee Report

The C&L Committee has reviewed and discussed the Compensation Discussion and Analysis included in the proxy statement with management. Based on such review and discussion, the C&L Committee recommends to the Board that the Compensation Discussion and Analysis be included in the proxy statement and the Company’s Form 10-K for fiscal 2024.

The Compensation and Leadership Committee:

  Joseph M. Tucci, Chair

  David J. S. Flaschen

  Pamela A. Joseph

  Joseph M. Velli

Paychex, Inc. 2024 Proxy Statement • 52

NEO Compensation

NAMED EXECUTIVE OFFICER COMPENSATION

Fiscal 2024 Summary Compensation Table

The table below presents the total compensation for each of the NEOs.

Name and Principal Position (a)	Fiscal Year (b)	Salary (c)	Bonus (d)	Stock Awards (e)	Option Awards (f)	Non-Equity Incentive Plan Compensation (g)	All Other Compensation (h)	Total (i)

John B. Gibson President and CEO	2024	$922,211	$—	$4,024,955	$1,725,007	$844,875	$17,807	$7,534,855
	2023	$730,673	$—	$3,299,902	$1,200,009	$1,429,782	$19,814	$6,680,180
	2022	$557,154	$—	$1,563,543	$534,512	$948,700	$15,405	$3,619,314

Robert L. Schrader Senior Vice President and CFO	2024	$414,904	$—	$839,933	$359,984	$250,289	$15,123	$1,880,233

Mark A. Bottini Senior Vice President of Sales	2024	$550,385	$—	$1,260,011	$539,996	$256,553	$15,960	$2,622,905
	2023	$526,692	$—	$1,120,057	$479,997	$836,424	$15,038	$2,978,208
	2022	$504,615	$—	$1,190,257	$393,889	$879,750	$14,957	$2,983,468

Michael E. Gioja Senior Vice President of Information Technology and Product Development	2024	$571,154	$—	$1,330,021	$570,001	$353,375	$11,500	$2,836,051
	2023	$546,692	$—	$1,190,034	$510,005	$722,284	$17,363	$2,986,378
	2022	$525,385	$—	$1,269,528	$420,148	$795,000	$16,961	$3,027,022

Elizabeth Roaldsen Senior Vice President of Operations and Customer Experience	2024	$482,788	$100,000	$909,884	$390,019	$305,188	$156,992	$2,344,871

Efrain Rivera Former Senior Vice President and CFO	2024	$522,731	$—	$1,365,028	$585,004	$322,053	$14,311	$2,809,127
	2023	$575,000	$—	$1,364,915	$584,999	$755,115	$14,595	$3,294,624
	2022	$567,308	$—	$1,467,922	$485,788	$862,500	$14,780	$3,398,298

Salary (Column (c))

The amounts reported in this column reflect the base salary paid to the NEOs during the fiscal year. For fiscal 2024, there were 27 bi-weekly pay periods paid compared to 26 bi-weekly periods in fiscal 2023 and 2022.

Bonus (Column (d))

The amount reported in this column reflects the one-time, signing bonus Ms. Roaldsen received upon the commencement of her employment pursuant to her employment offer letter.

Stock Awards (Column (e))

The amounts in this column reflect the aggregate grant-date fair value of time-based stock awards and performance-based stock awards granted during the respective fiscal years and were computed in accordance with

Paychex, Inc. 2024 Proxy Statement • 53

NEO Compensation

FASB ASC Topic 718. The amounts do not reflect whether the recipient has actually realized a financial gain from such awards (such as a lapse in the restrictions on a stock award). The fair value per share of the time-based stock awards and performance-based stock awards were determined based on the closing price of the underlying common stock on the date of grant, adjusted for the present value of expected dividends over the applicable performance period for performance-based stock awards. For additional information about the assumptions used in these calculations for fiscal 2024, see Note F, “Stock-Based Compensation Plans,” to our audited consolidated financial statements for fiscal 2024, included in our Form 10-K.

The amount reported for Mr. Rivera for fiscal 2024 reflects the aggregate grant-date fair values of time-based RSUs and performance-based RSUs granted in July 2023 that were forfeited in December 2023.

Performance-based stock awards are reflected in the Fiscal 2024 Summary Compensation Table assuming target achievement at the date of grant. The grant-date fair value of these awards at target achievement and at maximum achievement is as follows:

	Fiscal 2024		Fiscal 2023		Fiscal 2022

	Target	Maximum	Target	Maximum	Target	Maximum
John B. Gibson	$2,874,972	$4,312,459	$2,499,969	$3,749,954	$741,704	$1,112,557
Robert L. Schrader(1)	$599,924	$899,886
Mark A. Bottini	$899,969	$1,349,953	$800,012	$1,200,018	$635,808	$953,712
Michael E. Gioja	$950,037	$1,425,055	$849,979	$1,274,969	$678,124	$1,017,185
Elizabeth Roaldsen(1)	$649,924	$974,887
Efrain Rivera(2)	$975,013	$1,462,520	$974,950	$1,462,425	$784,127	$1,176,191

(1)	Mr. Schrader and Ms. Roaldsen were not NEOs for fiscal 2023 or 2022.

(2)	The fiscal 2024 columns include Mr. Rivera’s July 2023 performance-based RSU award, which was forfeited in December 2023.

The annual performance-based stock awards have a two-year performance period, followed by an additional year of service required (i.e., total of three years). The fair value of these awards is determined based on the closing price of the underlying common stock on the date of grant, adjusted for the present value of expected dividends over the performance period, as dividends are not earned during the two-year performance period.

Refer to the Grants of Plan-Based Awards for Fiscal 2024 table included in this proxy statement for further information on time-based RSUs and performance-based RSUs granted in fiscal 2024.

Option Awards (Column (f))

The amounts in this column reflect the grant-date fair value of stock options granted during the respective fiscal years and were computed in accordance with FASB ASC Topic 718. The amounts do not reflect whether the recipient has actually realized a financial gain from such awards (such as by exercising stock options). The per share fair values of the stock options were determined using a Black-Scholes option pricing model. For additional information about the assumptions used in these calculations for fiscal 2024, see Note F, “Stock-Based Compensation Plans,” to our audited consolidated financial statements for fiscal 2024, included in our Form 10-K.

The amount reported for Mr. Rivera for fiscal 2024 reflects the grant-date fair value of stock options granted in July 2023 that were forfeited in December 2023.

Refer to the Grants of Plan-Based Awards for Fiscal 2024 table included in this proxy statement for further information on stock options granted in fiscal 2024.

Non-Equity Incentive Plan Compensation (Column (g))

The amounts in this column are the amounts earned under the annual incentive program. These amounts were paid in July following the applicable fiscal year end. Refer to the discussion in the CD&A “Elements of

Paychex, Inc. 2024 Proxy Statement • 54

NEO Compensation

Compensation” subsection “Annual Incentive Program” for information on performance targets and achievement against those targets to determine the amount earned under this program for fiscal 2024.

All Other Compensation (Column (h))

The amounts reported in this column reflect the Company matching contributions under the 401(k) Plan, except for Ms. Roaldsen. The amount reported for Ms. Roaldsen for fiscal 2024 includes relocation-related expenses of $92,811 and tax-related payments of $64,181 associated with the Company’s relocation assistance program. These benefits, to the extent necessary, are available to all employees in the Company’s relocation assistance program.

Paychex, Inc. 2024 Proxy Statement • 55

NEO Compensation

Grants of Plan-Based Awards for Fiscal 2024

The table below presents estimated possible payouts under the Company’s annual incentive program for fiscal 2024 based on achievement of performance objectives at various levels for the Company and individual NEOs. It also summarizes equity awards granted during fiscal 2024 to each of the NEOs. This information does not set forth the actual payout awarded to the NEOs for fiscal 2024.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant- Date Fair Value of Stock and Option Awards ($) (l)
Name and Grant Type (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
John B. Gibson
Annual Incentive Program	7/15/2023	$675,000	$1,350,000	$2,025,000
Time-Based RSUs	7/15/2023							9,515			$1,149,983
Performance-Based RSUs	7/15/2023				15,125	25,208	37,812				$2,874,972
Stock Options	7/15/2023								63,583	$120.86	$1,725,007
Robert L. Schrader
Annual Incentive Program	7/15/2023	$190,625	$381,250	$571,875
Time-Based RSUs	7/15/2023							1,324			$160,019
Performance-Based RSUs	7/15/2023				2,104	3,507	5,261				$399,973
Stock Options	7/15/2023								8,846	$120.86	$239,992
Time-Based RSUs	10/15/2023							678			$79,990
Performance-Based RSUs	10/15/2023				1,070	1,784	2,676				$199,951
Stock Options	10/15/2023								4,237	$117.98	$119,992
Mark A. Bottini
Annual Incentive Program	7/15/2023	$304,750	$609,500	$914,250
Time-Based RSUs	7/15/2023							2,979			$360,042
Performance-Based RSUs	7/15/2023				4,735	7,891	11,837				$899,969
Stock Options	7/15/2023								19,904	$120.86	$539,996
Michael E. Gioja
Annual Incentive Program	7/15/2023	$275,000	$550,000	$825,000
Time-Based RSUs	7/15/2023							3,144			$379,984
Performance-Based RSUs	7/15/2023				4,998	8,330	12,495				$950,037
Stock Options	7/15/2023								21,010	$120.86	$570,001
Elizabeth Roaldsen
Annual Incentive Program	7/15/2023	$237,500	$475,000	$712,500
Time-Based RSUs	7/15/2023							1,820			$219,965
Performance-Based RSUs	7/15/2023				2,893	4,822	7,233				$549,949
Stock Options	7/15/2023								12,164	$120.86	$330,009
Time-Based RSUs	10/15/2023							339			$39,995
Performance-Based RSUs	10/15/2023				535	892	1,338				$99,975
Stock Options	10/15/2023								2,119	$117.98	$60,010
Efrain Rivera
Annual Incentive Program	7/15/2023	$250,625	$501,250	$751,875
Time-Based RSUs	7/15/2023							3,227			$390,015
Performance-Based RSUs	7/15/2023				5,129	8,549	12,824				$975,013
Stock Options	7/15/2023								21,563	$120.86	$585,004

Estimated Future Payouts Under Non-Equity Incentive Plan Awards (Columns (c), (d), and (e))

The amounts in these columns consist of possible payouts under our annual incentive program for fiscal 2024. The actual amounts earned by each NEO for fiscal 2024 are reported as Non-Equity Incentive Plan Compensation in the Fiscal 2024 Summary Compensation Table. Additional information regarding how the payout amounts under our annual incentive program are determined can be found under the subheading entitled “Annual Incentive Program” in the Compensation Discussion and Analysis Section of this proxy statement.

Paychex, Inc. 2024 Proxy Statement • 56

NEO Compensation

Estimated Future Payouts Under Equity Incentive Plan Awards (Columns (f), (g), and (h))

The amounts in these columns consist of performance-based RSUs granted during fiscal 2024 under the 2002 Plan. The performance-based RSUs granted are earned, if at all, based on achievement compared to established targets for service revenue (weighted 50%) and operating income, net of certain items (weighted 50%) over a two-year performance period, followed by an additional one-year service requirement (i.e., total of three years). For performance-based RSUs, the NEOs do not have voting rights, but after the end of the performance period, the NEOs accrue dividend equivalents on the performance-based RSUs earned, which are paid at the time of vesting. In December 2023, Mr. Rivera forfeited the performance-based RSUs granted to him in July 2023.

All Other Stock Awards: Number of Shares of Stock or Units (Column (i))

The amounts in this column consist of time-based RSUs granted in fiscal 2024 under the 2002 Plan. For the time-based RSUs granted to our executive officers, one-third of time-based RSUs vest annually over a three-year period from the date of grant, provided the executive officer is an employee of the Company on the vesting date. NEOs do not have voting rights on these awards prior to vesting, but do accrue dividend equivalents which are paid at the time of vesting. In December 2023, Mr. Rivera forfeited the time-based RSUs granted in July 2023.

All Other Option Awards: Number of Securities Underlying Options (Column (j))

The amounts in this column consist of time-based stock options granted in fiscal 2024 under the 2002 Plan. These stock options have an exercise price equal to the closing stock price on the date of grant and have a term of ten years. For the stock options granted to our executive officers, the stock options vest one-third per annum over a three-year period from the date of grant, provided the executive officer is an employee of the Company on the vesting date. In December 2023, Mr. Rivera forfeited the stock options granted to him in July 2023.

Grant-Date Fair Value of Stock and Option Awards (Column (l))

The amounts in this column represent the aggregate grant-date fair value of time-based RSUs, performance-based RSUs, and stock options granted in fiscal 2024 under the 2002 Plan.

•

The fair values of the time-based RSUs granted to our NEOs in July 2023 and October 2023 were $120.86 per share and $117.98 per share, respectively, and were determined based on the closing price of the underlying common stock on the date of grant.

•

The fair values of the performance-based RSUs granted to our NEOs in July 2023 and October 2023 were $114.05 per share and $112.08 per share, respectively and were determined based on the closing price of the underlying common stock on the date of grant, adjusted for the present value of expected dividends over the performance period.

•

The fair values of the stock options granted to our NEOs in July 2023 and October 2023 were $27.13 and $28.32, respectively, and were determined using a Black-Scholes option pricing model, applying the following assumptions; risk-free interest rates of 4.0% and 4.7% as of July 15, 2023 and October 15, 2023, respectively; a dividend yield of 3.1%; a stock-price volatility factor of 0.25; and an expected option life of 6.5 years from the date of grant.

Paychex, Inc. 2024 Proxy Statement • 57

NEO Compensation

Option Exercises and Stock Vested in Fiscal 2024

The following table provides information about the value realized by the NEOs upon the exercise of stock options and the lapsing of the restrictions on stock awards during fiscal 2024. Certain columns in this table and the presentation of information on an award-by-award basis are not required by the rules relating to executive compensation disclosures and are not a substitute for the information required by Item 402 of SEC Regulation S-K, but rather are intended to provide additional information that stockholders may find useful.

	Option Awards			Stock Awards

Name (a)	Date of Grant (b)	Number of Shares Acquired on Exercise (#) (c)	Value Realized on Exercise ($) (d)	Date of Grant (e)	Number of Shares Acquired on Vesting (#) (f)	Value Realized on Vesting ($) (g)
John B. Gibson				7/15/2020	3,652	$441,381
				7/15/2021	1,913	$231,205
				1/15/2022	466	$55,790
				7/15/2022	1,159	$140,077
				10/15/2022	1,221	$144,054
Robert L. Schrader				8/1/2018	591	$74,354
				7/15/2020	1,515	$183,103
				7/15/2021	656	$79,284
				7/15/2022	405	$48,948
Mark A. Bottini	7/9/2014	15,481	$1,220,420	7/15/2020	3,504	$423,493
				7/15/2021	1,994	$239,871
				7/15/2022	1,002	$120,901
Michael E. Gioja	7/6/2016	81,397	$4,716,905	7/15/2020	3,484	$421,076
	7/15/2021	16,181	$195,416	7/15/2021	2,183	$262,462
	7/15/2022	6,220	$61,601	7/15/2022	1,076	$129,802
Elizabeth Roaldsen

Efrain Rivera	7/15/2020	16,224	$757,012	7/15/2020	4,258	$514,622
				7/15/2021	2,525	$303,583
				7/15/2022	1,234	$148,864

Value Realized on Exercise (Column (d))

The amounts in this column represent the difference between the market price of a share of the Company’s common stock as of the date of exercise and the exercise price of the option for all options exercised.

Value Realized on Vesting (Column (g))

The amounts in this column are based on the closing stock price of the Company’s common stock on the vesting date.

Paychex, Inc. 2024 Proxy Statement • 58

NEO Compensation

Outstanding Equity Awards as of May 31, 2024

The following table presents the equity awards made to NEOs which were outstanding as of May 31, 2024.

	Option Awards						Stock Awards

Name (a)	Option Grant Date (b)	Number of Securities Underlying Unexercised Options (Exercisable) (#) (c)	Number of Securities Underlying Unexercised Options (Unexercisable) (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Total Potential Current Value of Outstanding Options ($) (g)	Number of Shares or Units of Stock That Have Not Vested (#) (h)	Market Value of Shares or Units of Stock That Have Not Vested ($) (i)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (k)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (l)
John B. Gibson	7/15/2023	—	63,583	$120.86	7/14/2033
	10/15/2022	6,828	13,657	$109.19	10/14/2032
	7/15/2022	7,318	14,636	$115.00	7/14/2032
	1/15/2022	1,981	991	$125.00	1/15/2032
	7/15/2021	17,698	8,849	$112.67	7/14/2031
	7/15/2020	39,823	—	$73.53	7/15/2030
	7/10/2019	34,165	—	$85.46	7/10/2029
	7/11/2018	31,653	—	$69.54	7/10/2028	$5,181,587
							52,289	$6,283,094	25,208	$3,028,993
Robert L. Schrader	10/15/2023	—	4,237	$117.98	10/14/2033
	7/15/2023	—	8,846	$120.86	7/14/2033
	7/15/2022	2,561	5,123	$115.00	7/14/2032
	7/15/2021	6,068	3,034	$112.67	7/14/2031
	7/15/2020	16,519	—	$73.53	7/15/2030
	7/10/2019	13,015	—	$85.46	7/10/2029	$1,338,962
							10,462	$1,257,120	5,291	$635,767
Mark A. Bottini	7/15/2023	—	19,904	$120.86	7/14/2033
	7/15/2022	5,854	11,709	$115.00	7/14/2032
	7/15/2021	15,170	7,585	$112.67	7/14/2031
	7/15/2020	39,823	—	$73.53	7/14/2030
	7/10/2019	34,165	—	$85.46	7/10/2029
	7/11/2018	31,653	—	$69.54	7/10/2028
	7/12/2017	41,159	—	$57.24	7/11/2027
	7/6/2016	43,760	—	$60.84	7/5/2026
	7/6/2016	113,318	—	$60.84	7/5/2026
	7/8/2015	46,875	—	$47.32	7/8/2025	$20,227,773
							22,722	$2,730,327	7,891	$948,183
Michael E. Gioja	7/15/2023	—	21,010	$120.86	7/14/2033
	7/15/2022	—	12,441	$115.00	7/14/2032
	7/15/2021	—	8,091	$112.67	7/14/2031
	7/15/2020	39,823	—	$73.53	7/14/2030
	7/10/2019	34,165	—	$85.46	7/10/2029
	7/11/2018	31,653	—	$69.54	7/10/2028
	7/12/2017	41,159	—	$57.24	7/11/2027	$7,359,268
							24,086	$2,894,121	8,330	$1,000,933

Paychex, Inc. 2024 Proxy Statement • 59

NEO Compensation

	Option Awards						Stock Awards

Name (a)	Option Grant Date (b)	Number of Securities Underlying Unexercised Options (Exercisable) (#) (c)	Number of Securities Underlying Unexercised Options (Unexercisable) (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Total Potential Current Value of Outstanding Options($) (g)	Number of Shares or Units of Stock That Have Not Vested (#) (h)	Market Value of Shares or Units of Stock That Have Not Vested ($) (i)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (k)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (l)
Elizabeth Roaldsen	10/15/2023	—	2,119	$117.98	10/14/2033
	7/15/2023	—	12,164	$120.86	7/14/2033	$4,619
							2,159	$259,425	5,714	$686,594
Efrain Rivera	7/15/2022	7,135	14,270	$115.00	7/14/2032
	7/15/2021	18,709	9,355	$112.67	7/14/2031	$320,649
							24,120	$2,898,250	—	$—

Number of Securities Underlying Unexercised Options (Unexercisable) (Column (d))

The options displayed in this column vest one-third per annum over a three-year period from the date of grant.

The following table provides information with respect to the future vesting of each NEO’s outstanding options.

	Number of Securities Vesting (#)

	Fiscal 2025	Fiscal 2026	Fiscal 2027
John B. Gibson	45,180	35,341	21,195
Robert L. Schrader	9,955	6,923	4,362
Mark A. Bottini	20,073	12,490	6,635
Michael E. Gioja	21,314	13,224	7,004
Elizabeth Roaldsen	4,760	4,761	4,762
Efrain Rivera	16,490	7,135	—

Total Potential Current Value of Outstanding Options (Column (g))

The total potential current value of options outstanding is based on the difference between $120.16, the closing price of the Company’s common stock as of May 31, 2024, and the exercise price, multiplied by all outstanding options, whether exercisable or unexercisable. The potential current value of individual awards that were negative as of May 31, 2024, are excluded from the total potential current value for each NEO. This column is not required by the rules relating to executive compensation disclosures and is not a substitute for information required by Item 402 of SEC Regulation S-K but rather is intended to provide additional information that stockholders may find useful.

Paychex, Inc. 2024 Proxy Statement • 60

NEO Compensation

Number of Shares or Units of Stock and Market Value of Shares or Units of Stock That Have Not Vested (Columns (h) and (i))

The stock awards in this column include all time-based stock awards, which vest one-third per annum over a three-year period from the date of grant. Additionally, this column includes performance-based stock awards for which the performance conditions have been met. These performance-based stock awards are now restricted with a one-year service requirement before the restrictions lapse in July 2024 and July 2025, respectively.

The following table provides information with respect to the future vesting of each NEO’s outstanding stock awards:

	Number of Securities Vesting (#)

	Fiscal 2025	Fiscal 2026	Fiscal 2027
John B. Gibson	18,291	30,826	3,172
Robert L. Schrader	5,281	4,513	668
Mark A. Bottini	11,982	9,747	993
Michael E. Gioja	12,694	10,344	1,048
Elizabeth Roaldsen	719	720	720
Efrain Rivera	13,458	10,662	—

The market value displayed is based on the number of shares or units that have not vested multiplied by $120.16, the closing price of the Company’s common stock as of May 31, 2024. Total dividends or dividend equivalents on the stock awards that have not vested as of May 31, 2024, were as follows: Mr. Gibson—$125,940; Mr. Schrader—$31,630; Mr. Bottini—$70,617; Mr. Gioja—$74,938; Ms. Roaldsen—$7,579; and Mr. Rivera—$73,252. The grant-date fair value for stock awards incorporates expected dividends or dividend equivalents.

Equity Incentive Plan Awards: Unearned Shares, Units or Other Rights That Have Not Vested (Columns (k) and (l))

The stock awards in these columns represent the grant of performance-based stock awards. The annual performance-based stock awards are presented at target performance and have pre-established performance goals that can be achieved over a two-year performance period. Stock units earned will be determined at the end of the performance period and will then vest after satisfying a one-year service requirement. The market value displayed is based on the number of shares at target multiplied by $120.16, the closing price of the Company’s common stock as of May 31, 2024.

Potential Payments Upon Termination or Change in Control Fiscal 2024

Change in Control Plan

The Company has a Change in Control Plan covering the officers of the Company. Upon involuntary termination by the Company without cause or a voluntary termination by the participant for good reason, within 12 months following a change in control, as defined in the Change in Control Plan, the officer becomes entitled to certain severance benefits. “Cause” means the participant’s dereliction of duty to the Company, conviction for a felony, or willful misconduct that has a substantial adverse effect on the Company. “Good reason” means a significant change to the duties, authority, or position that were assigned immediately before the change in control including: the reduction in or removal of any material duties, authority, or position within the Company; assignment of duties inconsistent with the participant’s position, authorities, or responsibilities; material reduction to base salary, annual incentive, or other elements of total compensation; relocation of the participant’s principal workplace to an area outside of a 50-mile radius; or the failure of a successor company to assume or adopt this plan.

Paychex, Inc. 2024 Proxy Statement • 61

NEO Compensation

The severance benefits, which are conditioned upon the execution of a general release in favor of the Company, are as follows:

•

Cash compensation in the form of a lump-sum payment equal to a multiple of annual cash compensation (base salary and annual incentive program award at target) as determined by position within the Company (CEO—2.0; and SVP—1.5);

•	Lump-sum cash payment for pro-rated portion of current year annual incentive program award at target;

•	Immediate vesting of all outstanding time-based equity awards. Performance-based equity awards will vest at target performance levels on a pro-rated basis; and

•

Lump-sum payment for the cost to continue basic life insurance, medical, dental, vision, and hospitalization benefits for the applicable continuation period, which is determined as the number of years equal to the participant’s multiplier (CEO—2.0; and SVP—1.5).

The plan does not provide for tax gross-ups. The summary of the terms of the foregoing plan is qualified in its entirety by reference to the text of the plan document. For more information, refer to the Paychex, Inc. Change in Control Plan, incorporated by reference from Exhibit 10.24 to the Company’s Form 10-K filed with the SEC on July 15, 2011.

Other Separation Benefits

Death or Disability: With the exception of the Change in Control Plan, NEOs are not entitled to severance benefits. However, upon death or disability, NEOs may be eligible to receive an annual incentive program award payout based on the actual fiscal year results and calculated using the base pay received by the NEO during the performance period. In addition, all unvested stock options and time-based stock awards become fully vested according to the terms of the award agreements under the 2002 Plan. Upon death or disability during the performance period, an NEO shall be entitled to a prorated portion of the target number of shares under a performance-based stock award, based on the number of days in the performance period until the date of death or disability as a percentage of the total number of days in the performance period. Upon death or disability after the performance period, the actual number of shares earned become fully vested.

Retirement: Upon retirement, NEOs may be eligible to receive an annual incentive program award payout based on actual fiscal year results and calculated using the base pay received by the NEO during the performance period. Pursuant to the applicable equity award agreement, a retirement eligible NEO may continue to vest in equity awards upon retirement if the NEO retires on or after the one-year anniversary of the grant date.

Equity awards granted in fiscal 2024 have retirement provisions as follows:

•

Stock Options—In the event of retirement on or after the one-year anniversary of grant date, the options will remain outstanding and vest in accordance with the terms of the agreement. The options will remain exercisable for the lesser of five years following the NEO’s retirement or the remainder of the outstanding term.

•	Time-Based RSUs—In the event of retirement on or after the one-year anniversary of grant date, the RSUs will remain outstanding and vest in accordance with the terms of the agreement.

•

Performance-Based RSUs—In the event of retirement after the first anniversary of the grant date, the NEO will earn shares on the normal vesting date without having to fulfill the one-year service requirement. If the retirement is prior to the end of the performance period, a pro-rata payment of the final determined share payout will be earned on the normal vesting date, based on the ratio of the number of days from the beginning of the performance period through the retirement date to the total number of days in the performance period.

Paychex, Inc. 2024 Proxy Statement • 62

NEO Compensation

Retirement eligible for equity awards means the NEO is age 60 or older with 10 or more years of service. As of May 31, 2024, Messrs. Bottini, Gioja, and Rivera were deemed retirement eligible. Upon the retirement of a retirement eligible NEO as of May 31, 2024, the NEOs’ outstanding and unvested equity awards would be treated as follows:

Equity Award	Treatment
Fiscal 2022 stock options and time-based RSUs and RSAs	Awards would continue to vest
Fiscal 2022 performance-based RSUs and RSAs	Awards would continue to vest
Fiscal 2023 stock options and time-based RSUs	Awards would continue to vest
Fiscal 2023 performance-based RSUs	Awards would continue to vest
Fiscal 2024 stock options and time-based RSUs	Awards would be forfeited (before one-year anniversary of grant date)
Fiscal 2024 performance-based RSUs	Awards would be forfeited (before one-year anniversary of grant date)

Rivera Retirement

Mr. Rivera retired from the Company effective August 1, 2024. Mr. Rivera served as the Company’s SVP and CFO during fiscal 2024 through October 12, 2023, and continued to serve as a senior advisor to the Company until his retirement date of August 1, 2024. Mr. Rivera did not receive any severance in connection with his retirement. As of August 1, 2024, Mr. Rivera had outstanding equity awards granted in July 2022 under the 2002 Plan, which will vest or proportionally vest pursuant to the retirement provisions thereof.

Paychex, Inc. 2024 Proxy Statement • 63

NEO Compensation

Potential Benefits Upon Separation from Company

The following table presents, as of May 31, 2024, the compensation and benefits to our NEOs upon separation from employment from the Company for the various reasons specified. For Mr. Rivera, the following table only shows amounts as of May 31, 2024 in connection with his retirement from the Company on August 1, 2024.

		Potential Payments Upon Separation

	Annual Compensation per the Summary Compensation Table(1)	Voluntary Resignation/ Termination	Death or Disability	Retirement	Termination Other Than For Cause/ Resignation For Good Reason within One Year of Change of Control
John B. Gibson
Base Salary(2)		$ —	$—	$—	$1,800,000
Annual Incentive(3)		—	844,875	844,875	2,700,000
Stock Options(4)		—	291,618	—	291,618
Time-Based Stock Awards(5)		—	6,283,094	—	6,283,094
Performance-Based Stock Awards(6)		—	1,514,497	—	1,514,497
Benefits(7)		—	—	—	59,254
Total	$7,534,855	$ —	$8,934,084	$844,875	$12,648,463
Robert L. Schrader
Base Salary(2)		$ —	$—	$—	$612,500
Annual Incentive(3)		—	250,289	—	561,663
Stock Options(4)		—	58,396	—	58,396
Time-Based Stock Awards(5)		—	1,257,120	—	1,257,120
Performance-Based Stock Awards(6)		—	317,883	—	317,883
Benefits(7)		—	—	—	32,131
Total	$1,880,233	$ —	$1,883,688	$—	$2,839,693
Mark A. Bottini
Base Salary(2)		$ —	$—	$—	$795,000
Annual Incentive(3)		—	256,553	256,553	914,250
Stock Options(4)		—	117,230	117,230	117,230
Time-Based Stock Awards(5)		—	2,730,327	2,372,371	2,730,327
Performance-Based Stock Awards(6)		—	474,091	—	474,091
Benefits(7)		—	—	—	58,886
Total	$2,622,905	$ —	$3,578,201	$2,746,154	$5,089,784

Paychex, Inc. 2024 Proxy Statement • 64

NEO Compensation

		Potential Payments Upon Separation

	Annual Compensation per the Summary Compensation Table(1)	Voluntary Resignation/ Termination	Death or Disability	Retirement	Termination Other Than For Cause/ Resignation For Good Reason within One Year of Change of Control
Michael E. Gioja
Base Salary(2)		$ —	$—	$—	$825,000
Annual Incentive(3)		—	353,375	353,375	825,000
Stock Options(4)		—	124,797	124,797	124,797
Time-Based Stock Awards(5)		—	2,894,121	2,516,338	2,894,121
Performance-Based Stock Awards(6)		—	500,466	—	500,466
Benefits(7)		—	—	—	30,141
Total	$2,836,051	$ —	$3,872,759	$2,994,510	$5,199,525
Elizabeth Roaldsen
Base Salary(2)		$ —	$—	$—	$712,500
Annual Incentive(3)		—	305,188	—	712,500
Stock Options(4)		—	4,619	—	4,619
Time-Based Stock Awards(5)		—	259,425	—	259,425
Performance-Based Stock Awards(6)		—	343,297	—	343,297
Benefits(7)		—	—	—	38,369
Total	$2,344,871	$ —	$912,529	$—	$2,070,710
Efrain Rivera
Base Salary				$—
Annual Incentive				—
Stock Options(4)(8)				143,702
Time-Based Stock Awards(5)(9)				2,898,250
Performance-Based Stock Awards				—
Benefits				—
Total	$2,809,127			$3,041,952

(1)

The amounts in this column are the total reported compensation for fiscal 2024 per the Fiscal 2024 Summary Compensation Table presented earlier in this proxy statement. These amounts are provided for comparative purposes only.

(2)	Base salary is the annual salary at a multiple as outlined in the Change in Control Plan; 2.0 for CEO; and 1.5 for SVPs.

(3)

For death or disability and retirement, the value for the annual incentive is the amount earned as of May 31, 2024. For termination other than for cause or resignation for good reason within one year of a change in control, the value for the annual incentive is the incentive at target at a multiple as outlined in the Change in Control Plan; 2.0 for CEO; and 1.5 for SVPs.

Paychex, Inc. 2024 Proxy Statement • 65

NEO Compensation

(4)

The value of the unvested stock option awards is determined by the difference in the closing price of the Company’s common stock of $120.16 per share as of May 31, 2024, and the exercise price multiplied by the number of unvested options. Negative values for unvested stock options as of May 31, 2024, are excluded from the totals for each NEO.

(5)

The value of unvested time-based stock awards is based upon the closing price of the Company’s common stock of $120.16 per share as of May 31, 2024. The performance-based stock awards granted during fiscal 2023 are also included in this column, since their performance conditions have been satisfied.

(6)

The value of the performance-based stock awards is based upon the closing price of the Company’s common stock of $120.16 as of May 31, 2024, assuming achievement at target, and prorated for the portion of the performance period completed as of May 31, 2024.

(7)

The value of the cost to continue basic life insurance, medical, dental, vision, and hospitalization benefits for the applicable Continuation Period, which is equal to the number of years as outlined in the Change in Control Plan: 2.0 for CEO; and 1.5 for SVPs.

(8)

The value of Mr. Rivera’s unvested stock option awards as of August 1, 2024 was $81,981. This value is determined by the difference in the closing price of the Company’s common stock of $126.49 per share as of August 1, 2024, and the exercise price multiplied by the number of unvested options, which includes the final installment scheduled to vest of his stock options granted in July 2022.

(9)

The value of Mr. Rivera’s unvested time-based stock awards as of August 1, 2024 was $1,348,627. This value is based upon the closing price of the Company’s common stock of $126.49 per share as of August 1, 2024, which include the final installment scheduled to vest of his time-based RSUs and performance-based RSUs granted in July 2022. The performance-based stock awards granted in July 2022 are included in this column, since their performance conditions have been satisfied.

Non-qualified Deferred Compensation Fiscal 2024

We offer a non-qualified and unfunded deferred compensation plan to our NEOs. Eligible employees can defer up to 50% of their base salary and annual incentive program award. The Company does not contribute to this plan. Gains and losses are credited based on the participant’s selection of a variety of designated investment choices. The NEO has sole control as to which of the designated funds to invest in and earns the resulting return on such investment. We do not match any participant deferral or guarantee a certain rate of return. Distributions are paid at one of the following dates selected by the participant: the participant’s termination date; the date the participant retires from any active employment; or a designated specific date. Payments can be made either in a lump sum or in annual installments over a period not to exceed ten years.

The following table summarizes the activity under the plan:

	Fiscal 2024

Name (a)	Executive Contributions ($) (b)	Aggregate Earnings/ (Losses), Net ($) (c)	Aggregate Withdrawals/ Distributions ($) (d)	Aggregate Balance as of May 31, 2024 ($) (e)
John B. Gibson	$848,570	$448,174	$—	$3,849,891
Mark A. Bottini	$83,642	$96,958	$—	$644,097
Efrain Rivera	$636,757	$700,234	$—	$7,616,185

Mr. Schrader, Mr. Gioja, and Ms. Roaldsen are currently not participating in this plan.

Executive Contributions (Column (b))

The amounts in this column reflect the aggregate of the salary and bonus amounts deferred by the NEO during fiscal 2024. These are included in amounts reported in the Fiscal 2024 Summary Compensation Table.

Aggregate Earnings/(Losses), Net (Column (c))

The amounts in this column reflect net realized gains/(losses) and net unrealized gains/(losses). They are not included in the Fiscal 2024 Summary Compensation Table as the earnings on these investments are not considered to be “above-market” earnings.

Paychex, Inc. 2024 Proxy Statement • 66

NEO Compensation

Aggregate Withdrawals/Distributions (Column (d))

The amounts in this column would represent amounts withdrawn from the plan and would have been included in the “Salary” and “Non-Equity Incentive Plan Compensation” amounts reported in the Summary Compensation Tables for current and previous years.

Aggregate Balance as of May 31, 2024 (Column (e))

The amounts in this column reflect the accumulated balances in the plan and include the “Salary” and “Non-Equity Incentive Plan Compensation” deferred amounts reported in current and previous years in the Fiscal 2024 Summary Compensation Table.

The investment funds available to NEOs, and the respective one-year rates of return as of May 31, 2024, are as follows:

Name of Fund	Rate of Return	Name of Fund	Rate of Return
American Funds Europacific Growth Fund	16.68%	Invesco Developing Markets Fund	5.47%
BlackRock Global Allocation Fund Class A	13.83%	MFS Mid Cap Value Fund	25.38%
Delaware Small Cap Core Fund	17.26%	T. Rowe Price Equity Income Fund	24.44%
Fidelity Extended Market Index Fund	24.57%	T. Rowe Price Growth Stock Fund	31.25%
Fidelity Government Money Market Fund	5.14%	T. Rowe Price New Income Fund	0.86%
Fidelity 500 Index Fund	28.09%	Vanguard Total International Stock Index Fund	16.80%

CEO Pay Ratio

Pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to provide the ratio of the annual total compensation of Mr. Gibson, our CEO, to the annual total compensation of our median employee.

To identify our median employee for fiscal 2024, we took the following steps:

•

We identified our global employee population of approximately 16,800 employees, excluding our CEO, who were employed by us on March 1, 2024. Approximately 92% of our employees are located in the U.S. and 8% are located in jurisdictions outside the U.S. We included all employees, whether employed on a full-time, part-time, or seasonal basis;

•	As permitted by the SEC’s “de minimis” exemption, we adjusted our global employee population to exclude employees from certain jurisdiction outside of the U.S. (239 in Germany and 185 in Denmark);

•	We identified the median employee by examining the previous 12-month period of W-2 wages for our adjusted global employee population, excluding our CEO, who were employed by us on March 1, 2024; and

•

We did not make any assumptions, adjustments, or estimates with respect to W-2 wages, however we did annualize the compensation for any full-time or part-time employees that were not employed by us for the entire 12-month period.

We calculated total annual compensation for fiscal 2024 for the median employee using the same methodology we used for our CEO as set forth in the 2024 Summary Compensation Table in this proxy statement.

The table below sets forth comparative information regarding: (A) the total annual compensation of our CEO for fiscal 2024; (B) the median of the total annual compensation of all other employees of the Company, excluding employees of certain non-U.S. jurisdictions and our CEO, for fiscal 2024; and (C) the ratio of the CEO total annual compensation to the median of the total annual compensation of all other employees, excluding employees of certain non-U.S. jurisdictions and our CEO:

Mr. Gibson, our CEO, total annual compensation (A)	$7,534,855

Median employee total annual compensation, excluding employees of certain non-U.S. jurisdictions and our CEO (B)	$ 73,013

Ratio of CEO to median employee compensation (C)	103:1

Paychex, Inc. 2024 Proxy Statement • 67

NEO Compensation

Pay Versus Performance
In accordance with rules adopted by the SEC, we provide the following disclosure regarding executive compensation for our principal executive officers (“PEO”) and
Non-PEO
NEOs and Company performance for the fiscal years listed below.

	Summary Compensation Table Total for PEO		Compensation Actually Paid to PEO		Average Summary Compensation Table Total for Non-PEO NEOs (2) (d)	Average Compensation Actually Paid to Non-PEO NEOs (2)(3) (e)	Value of Initial Fixed $100 Investment Based On:			Operating Income, Net of Certain Items (5) (in millions) (i)
Fiscal Year (a)	Gibson (1) (b)	Mucci (1) (b)	Gibson (1)(3) (c)	Mucci (1)(3) (c)			Total Shareholder Return (f)	Peer Group Total Shareholder Return (4) (g)	Net Income (in millions) (h)

2024	$7,534,855	$—	$8,462,562	$—	$2,498,637	$2,602,402	$185.79	$153.68	$1,690	$2,054

2023	$6,680,180	$14,442,172	$5,660,044	$(3,614,572)	$2,691,157	$1,782,985	$157.41	$121.82	$1,557	$1,933

2022	$—	$11,025,026	$—	$23,305,787	$3,257,026	$5,846,642	$180.70	$118.53	$1,393	$1,782

2021	$—	$9,627,247	$—	$21,142,733	$2,605,572	$4,992,766	$144.16	$127.00	$1,098	$1,434

(1)
John B. Gibson was our PEO in fiscal 2024 and during fiscal 2023 following October 13, 2022. Martin Mucci was our PEO during fiscal 2023 through October 13, 2022, and in fiscal 2022 and 2021. The amounts deducted and added in calculating Compensation Actually Paid (“CAP”) for Mr. Gibson for fiscal 2024 are as follows:

2024

Summary Compensation Table Total	$7,534,855

Deduction of stock awards and option awards reported in the Summary Compensation Table	(5,749,962)

Fiscal year-end value of equity awards granted during the fiscal year that remained unvested as of the last day of the fiscal year	5,363,389

Change in fair value from the last day of the prior fiscal year to the last day of the fiscal year of unvested equity awards	728,917

Change in fair value from the last day of the prior fiscal year to the vesting date during the fiscal year	484,838

Value of dividends or other earnings paid on equity awards not otherwise included	100,525

Compensation Actually Paid	$8,462,562

(2)
For fiscal 2024, the Company’s
Non-PEO
NEOs were Robert L. Schrader, Efrain Rivera, Mark A. Bottini, Michael E. Gioja, and Elizabeth Roaldsen. For fiscal 2023, the Company’s
Non-PEO
NEOs were Efrain Rivera, Mark A. Bottini, Michael E. Gioja, and Stephanie L. Schaeffer. For fiscal 2022 and 2021, the Company’s
Non-PEO
NEOs were Efrain Rivera, John B. Gibson, Mark A. Bottini, and Michael E. Gioja The amounts deducted and added in calculating the average CAP for these NEOs for fiscal 2024 are as follows:

2024

Summary Compensation Table Total	$2,498,637

Deduction of stock awards and option awards reported in the Summary Compensation Table	(1,629,976)

Fiscal year-end value of equity awards granted during the fiscal year that remained unvested as of the last day of the fiscal year	1,158,174

Change in fair value from the last day of the prior fiscal year to the last day of the fiscal year of unvested equity awards	261,135

Change in fair value from the last day of the prior fiscal year to the vesting date during the fiscal year	274,648

Value of dividends or other earnings paid on equity awards not otherwise included	39,784

Compensation Actually Paid	$2,602,402

(3)	The amounts shown for CAP have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect the actual compensation realized or received by our NEOs.

Paychex, Inc. 2024 Proxy Statement
•

NEO Compensation

(4)
The Peer Group TSR set forth in this table utilizes the Company’s peer group used for executive compensation benchmarking purposes which was also utilized in the stock performance graph required by Item 201(e) of Regulation
S-K
included in our Form
10-K.
This Peer Group was reassessed for fiscal 2024, resulting in a set of peers with a stronger business fit while median revenue and other relevant metrics remained comparable. Refer to the Compensation Discussion and Analysis section within this proxy statement for further discussion and a listing of the companies included in our Peer Group for fiscal 2024. The table below compares the cumulative TSR of both Peer Groups for fiscal 2021 through fiscal 2024.

May 31,	2024	2023	2022	2021	2020

Peer Group—Old	$153.48	$121.58	$120.09	$128.62	$100.00

Peer Group—New	$153.68	$121.82	$118.53	$127.00	$100.00

(5)
Operating income, net of certain items is a
non-GAAP
measure. Refer to “Paychex, Inc.
Non-GAAP
Financial Measures” in Appendix A of this proxy statement for a discussion of this non-GAAP
measure and a reconciliation to the most comparable GAAP measure of operating income.

Pay Versus Performance Relationships
The following chart sets forth the relationship between CAP to our PEOs, the average of CAP to our
Non-PEO
NEOs, and the Company’s cumulative TSR over the four most recently completed fiscal years. In addition, the following chart compares the Company’s cumulative TSR over the four most recently completed fiscal years to that of the Company’s fiscal 2024 Peer Group.

CAP versus TSR

$45
$35
$25
$15
$5
$(5)
CAP ($ in millions)
$200
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
TSR (whole dollars)
$100.00
$144.16
$127.00
$180.70
$118.53
$157.41
$121.82
$185.79
$153.68
$21.1
$5.0
$23.3
$5.8
$(3.6)
$1.8
$5.7
$2.6
$8.5
2020
2021
2022
2023
2024
Fiscal Year Ended May 31,
CAP to PEO (Mucci)
Avg. Non-PEO NEO CAP
CAP to PEO (Gibson)
Paychex TSR
Peer Group TSR

Paychex, Inc. 2024 Proxy Statement
•

NEO Compensation

The following chart sets forth the relationship between CAP to our PEOs, the average of CAP to our
Non-PEO
NEOs, and the Company’s consolidated Net Income during the four most recently completed fiscal years.

The following chart sets forth the relationship between CAP to our PEOs, the average of CAP to our
Non-PEO
NEOs, and the Company’s Operating Income, Net of Certain Items during the four most recently completed fiscal years.

Paychex, Inc. 2024 Proxy Statement
•

NEO Compensation

Tabular List
The following list presents the financial performance measures that the Company considers to have been the
most important in linking CAP to our PEOs and
Non-PEO
NEOs for fiscal 2024 to Company performance. The measures listed below are not ranked.

•	Annualized new business revenue (1)

•	Operating income, net of certain items (2)

•	Service revenue

(1)
Annualized new business revenue is the approximate amount of revenue to be earned over the first
12-month
period, from the sale in the current fiscal year, of certain management solutions; and professional employer organization and insurance solutions to new clients and new product sales to existing clients. This measure is not directly calculated from our audited financial statements, as reported service revenue also includes recurring revenue from pre-existing
clients.

(2)
Operating income, net of certain items is a
non-GAAP
measure. Please refer to “Paychex, Inc.
Non-GAAP
Financial Measures” in Appendix A of this proxy statement for a discussion of this non-GAAP
measure and a reconciliation to the most comparable GAAP measure of operating income.

Policies and Practices Related to the Grant of Certain Equity Awards
Our equity awards, including stock options, are granted in accordance with a predetermined schedule, which coincides with regularly scheduled C&L Committee meetings that are scheduled more than one year in advance.
Annual grants of equity awards, including stock options, to our NEOs and members of the Board are approved during the regularly scheduled meeting of the C&L Committee in July after the release of our fiscal year-end
earnings and upcoming fiscal year financial guidance. Our trading black-out
period normally lifts on the second business day following such release of information. The C&L Committee may also grant equity awards to individuals upon hire or promotion to executive officer positions or appointment to the Board. These equity awards are not granted during any trading black-out
periods.
The C&L Committee does not grant equity awards in anticipation of the release of material nonpublic information. Similarly, we do not time the release of material nonpublic information based on equity award grant dates.

Paychex, Inc. 2024 Proxy Statement
•

NEO Compensation

In accordance with rules adopted by the SEC, the following table provides certain information about the July 2023 stock options granted to our NEOs one business day after the Company filed its fiscal 2023 Annual Report on
Form 10-K
on July 14, 2023.

Name (a)	Grant Date (b)	Number of securities underlying the award (#) (c)	Exercise price of the award ($/Sh) (d)	Grant date fair value of the award ($) (e)
Percentage change
in the closing
market price of the
securities
underlying the
award between the
trading day ending
immediately prior to
the disclosure of
material nonpublic
information and the
trading day
beginning
immediately
following the
disclosure of
material nonpublic
information
(f)

John B. Gibson	7/15/2023	63,583	$120.86	$1,725,007	<1%
Robert L. Schrader	7/15/2023	8,846	$120.86	$ 239,992	<1%
Mark A. Bottini	7/15/2023	19,904	$120.86	$ 539,996	<1%
Michael E. Gioja	7/15/2023	21,010	$120.86	$ 570,001	<1%
Elizabeth Roaldsen	7/15/2023	12,164	$120.86	$ 330,009	<1%
Efrain Rivera	7/15/2023	21,563	$120.86	$ 585,004	<1%

Paychex, Inc. 2024 Proxy Statement
•

Independent Accountants

PROPOSAL 3: RATIFICATION OF THE SELECTION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

What am I voting on?	Voting Recommendation

Stockholders are being asked to ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm (the “independent accountants”) for fiscal 2025.

The Board of Directors recommends a vote FOR the ratification of PwC as the Company’s independent accountants for fiscal 2025.

The Audit Committee has appointed PwC as the Company’s independent accountants for fiscal 2025. The firm has served as the independent accountants for the Company since the fiscal year ended May 31, 2014. In connection with the decision to appoint PwC, the Audit Committee evaluates: their reputation, qualifications, and experiences; quality of communications and interactions during the past year; and their independence and objectivity. Although action by stockholders in this matter is not required, the Audit Committee believes that it is appropriate to seek stockholder ratification of this appointment and to seriously consider stockholder opinion on this issue. If the stockholders do not ratify the appointment, the Audit Committee will review its future selection of the independent accountants but may still retain them.

The Audit Committee is also responsible for the audit fee negotiations associated with the Company’s retention of PwC. In order to ensure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent accountants. Additionally, the Audit Committee and its Chair are directly involved in the selection and mandated rotation of the lead engagement partner from PwC. The members of the Audit Committee believe that the continued retention of PwC to serve as the Company’s independent accountants is in the best interest of the Company and its stockholders.

Representatives from PwC will be present at the Annual Meeting, will be afforded the opportunity to make any statements they wish, and will be available to respond to appropriate questions from stockholders.

To ratify the appointment of PwC, a majority of the shares present and entitled to vote on the proposal at the Annual Meeting must be voted for the proposal.

The Board recommends a vote FOR the proposal to ratify the appointment of PWC as the Company’s independent accountants for fiscal 2025.

Paychex, Inc. 2024 Proxy Statement • 73

Independent Accountants

Fees for Professional Services

The following table shows the aggregate fees for professional services rendered for the Company by PwC:

	Year Ended May 31,

	2024	2023

Audit fees	$2,065,000	$2,065,000

Audit-related fees	240,000	275,000

Tax-related fees	85,327	31,193

Other fees	2,160	4,150

Total fees	$2,392,487	$2,375,343

Audit fees

This category includes fees for fiscal 2024 and fiscal 2023 that were for professional services rendered primarily for the audits of the Company’s annual consolidated financial statements, reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, audits of the effectiveness of internal control over financial reporting, and for statutory and regulatory filings.

Audit-related fees

This category includes fees for services in fiscal 2024 and fiscal 2023 for consultation concerning financial accounting and reporting standards.

Tax-related fees

This category includes fees for fiscal 2024 and 2023 services related to tax compliance and planning.

Other fees

This category includes fees for audit related software licenses for fiscal 2024 and fiscal 2023.

Audit Committee Policy on Pre-Approval of Services of Independent Accountants

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent accountants. The Audit Committee pre-approved all such audit and audit-related services provided by the independent accountants during fiscal 2024 and fiscal 2023.

Paychex, Inc. 2024 Proxy Statement • 74

Independent Accountants

Report of the Audit Committee

The Audit Committee of the Board of Directors oversees the Company’s financial reporting process on behalf of the Board and is composed entirely of independent directors. The Audit Committee is governed by a written charter and its primary responsibilities are highlighted in the Corporate Governance section of this Proxy Statement.

Paychex management is responsible for the preparation of the consolidated financial statements, the financial reporting process, and for the Company’s internal controls over financial reporting. PwC, the Company’s independent accountants, is responsible for performing independent audits of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board. The independent accountants are also responsible for expressing an opinion on the effectiveness of the Company’s internal controls over financial reporting. The Audit Committee monitors and oversees these processes. Also, the Audit Committee discussed with PwC the matters required to be discussed by Auditing Standard 1301 as adopted by the Public Company Accounting Oversight Board relating to communications with audit committees.

As part of the oversight processes, the Audit Committee regularly meets with management, the Company’s internal auditors, and the independent accountants. The Audit Committee meets with the internal auditors and independent accountants, with and without management present, to discuss the overall scope and plans for various audits, results of their examinations, their evaluations of the Company’s internal controls, and the overall quality and effectiveness of the Company’s financial reporting process and legal and ethical compliance programs, including the Company’s Code of Business Ethics and Conduct. The Audit Committee held six meetings during fiscal 2024 and had full access to each of the aforementioned parties.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management and the independent accountants the consolidated financial statements for fiscal 2024, including a discussion on the quality and acceptability of the Company’s accounting policies, the critical audit matter addressed in PwC’s audit report, the reasonableness of significant judgments and estimates, and the clarity of disclosures in the consolidated financial statements. The Audit Committee also monitored the progress and results of testing of internal controls over financial reporting, reviewed reports from management and internal audit regarding design, operation, and effectiveness of internal controls over financial reporting, and reviewed the report from the independent accountants regarding the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee has discussed with the independent accountants the matters required to be discussed by Auditing Standard 1301 and SEC Rule 2-07. The independent accountants have provided the Audit Committee with written disclosures and the letter required by the Public Company Accounting Oversight Board regarding independent accountants’ communications with the audit committee concerning independence, and the Audit Committee has discussed with the independent accountants and management the accountants’ independence. The Audit Committee approved non-audit services provided by PricewaterhouseCoopers LLP during fiscal 2024. The Audit Committee considered whether PricewaterhouseCoopers LLP’s provision of non-audit services to the Company and its affiliates and the fees and costs billed for those services, is permissible with PricewaterhouseCoopers LLP’s independence. The Audit Committee has a clear policy on non-audit services that may be provided by the independent accountants, which prohibits certain categories of work and requires pre-authorization for all non-audit related services.

Based upon the reviews and discussions referred to above, the Audit Committee recommended, and the Board approved that the audited consolidated financial statements be included in the Company’s Form 10-K for the fiscal 2024 for filing with the SEC. The Audit Committee has recommended for approval by the Board the selection of the Company’s independent accountants.

The Audit Committee:

David J. S. Flaschen, Chair

Thomas F. Bonadio

Theresa M. Payton

Kevin A. Price

Kara Wilson

Paychex, Inc. 2024 Proxy Statement • 75

FAQ

FREQUENTLY ASKED QUESTIONS

What is a proxy statement and what is a proxy?

We are furnishing this proxy statement to stockholders on behalf of our Board, who is soliciting your proxy to vote at the Annual Meeting. A proxy statement is a document that SEC regulations require us to give you when we ask you to sign a proxy designating individuals to vote on your behalf. This proxy statement summarizes information concerning the matters to be presented at the Annual Meeting and related information to help stockholders make an informed vote.

A proxy is your legal designation of another person to vote the stock that you own. That other person is called a proxy. The proxy card is your written document that designates someone to be your proxy. We have designated two of our officers as proxies for the Annual Meeting — John B. Gibson, President and CEO, and Robert L. Schrader, SVP and CFO.

When and where is the Annual Meeting?

The Annual Meeting will be held virtually on Thursday, October 10, 2024 at 9:30 a.m. Eastern Time at www.virtualshareholdermeeting.com/PAYX2024. There will not be an option for stockholders to attend in person. The following information about the Annual Meeting can be found at www.virtualshareholdermeeting.com/PAYX2024:

•	How any stockholder can attend the Annual Meeting;

•	How stockholders as of the record date can use their 16-digit control number to vote during the Annual Meeting;

•	How stockholders as of the record date may submit questions electronically before and while attending the Annual Meeting; and

•	How to view a replay of the Annual Meeting for approximately one month after the date of the Annual Meeting.

How can I view and participate in the Annual Meeting?

To participate, go to www.virtualshareholdermeeting.com/PAYX2024 and log in with the 16-digit control number provided in your proxy materials.

When should I join the Annual Meeting?

You may begin to log in to the meeting platform at 9:15 a.m. Eastern Time on Thursday, October 10, 2024. The meeting will begin promptly at 9:30 a.m. Eastern Time.

What if I lost my 16-digit control number?

If you lost your 16-digit control number, you will still be able to log in as a guest. To view the Annual Meeting webcast, visit www.virtualshareholdermeeting.com/PAYX2024 and log in as a guest. Please note, that if you log in as a guest, you will not be able to submit questions or vote during the meeting. If the proxy materials or voting instruction form that you received do not indicate that you may vote your shares through the www.proxyvote.com website, you should contact your bank, broker or other nominee (preferably at least 5 days before the Annual Meeting) and obtain a “legal proxy” (which will contain a 16-digit control number that will allow you to attend, participate in, or vote at the Annual Meeting).

How can I ask questions and vote at the Annual Meeting?

We encourage you to submit your questions and vote in advance of the Annual Meeting by visiting www.proxyvote.com. Stockholders may also vote or ask questions virtually during the Annual Meeting when accessing www.virtualshareholdermeeting.com/PAYX2024.

Paychex, Inc. 2024 Proxy Statement • 76

FAQ

Any question topics pertinent to meeting matters that are not addressed during the meeting due to time constraints will be addressed and posted online at https://investor.paychex.com. If we receive questions about the same or similar topics, we may provide a representative question and a single response to avoid repetition. The questions and answers will be available as soon as practical after the meeting and will remain available until one week after posting.

What if I have technical difficulties or trouble accessing the virtual meeting?

If you encounter any technical difficulties logging into the website (www.virtualshareholdermeeting.com/PAYX2024) or during the virtual meeting, there will be a 1-800 number and international number available on the website to assist you. Technical support will be available 15 minutes prior to the start of the virtual meeting.

What is the “Notice and Access” model and why did the Company elect to use it?

We are making this proxy statement and our annual report available to stockholders on the Internet under the SEC’s Notice and Access model. On or about August 30, 2024, we will mail to all stockholders a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) in lieu of mailing a full printed set of the proxy materials. Accordingly, on or about August 30, 2024, our proxy materials are first being made available to our stockholders on www.proxyvote.com and https://investor.paychex.com. The Notice of Internet Availability includes instructions for accessing the proxy materials on the Internet and for how to vote. You will also find instructions for requesting a full printed set of the proxy materials in the Notice of Internet Availability.

We believe the electronic method of delivery under the Notice of Internet availability model will decrease postage and printing expenses, expedite delivery of proxy materials to you, and reduce our environmental impact, and we encourage you to take advantage of the availability of the proxy materials on the Internet. If you received the Notice of Internet Availability but would like to receive a full printed set of the proxy materials in the mail, you may follow the instructions in the Notice of Internet Availability for requesting such materials.

Can I access proxy materials on the Internet?

The Notice of Internet Availability will provide you with instructions for viewing our proxy materials for the 2024 Annual Meeting at www.proxyvote.com as well as on https://investor.paychex.com. You may elect to receive an e-mail message, which will provide a link to these documents on the Internet instead of waiting to receive the Notice of Internet Availability for viewing the materials.

What am I voting on? How do you recommend I vote? What vote is required for approval?

The table below shows the proposals subject to vote at the Annual Meeting, along with information on what vote is required to approve each of the proposals, assuming the presence of a quorum at the Annual Meeting, and the Board’s recommendations for each proposal. With respect to Proposals 1, 2, and 3, you may vote “FOR,” “AGAINST,” or “ABSTAIN.”

Proposal	Vote Required	Board Recommendation
Proposal 1: Election of eleven nominees to the Board of Directors for a one-year term	Majority of the votes duly cast	FOR all director nominees
Proposal 2: Advisory vote to approve the Company’s named executive officer compensation	Majority of the shares present and entitled to vote on the proposal	FOR
Proposal 3: Ratification of the selection of our independent registered public accounting firm	Majority of the shares present and entitled to vote on the proposal	FOR

Paychex, Inc. 2024 Proxy Statement • 77

FAQ

Who is entitled to vote at the Annual Meeting?

Stockholders of record of our common stock as of the close of business on August 12, 2024 (the “Record Date”) will be eligible to vote at the Annual Meeting. Each share outstanding as of the Record Date will be entitled to one vote.

How many shares must be present to hold the Annual Meeting?

In order for us to conduct our Annual Meeting, the holders of a majority of the shares entitled to vote must be present at the Annual Meeting. This is called a quorum. A quorum is necessary to hold a valid meeting. As of August 12, 2024, 359,741,705 shares of common stock were issued and outstanding. A total of 179,870,853 shares will constitute a quorum.

What is the difference between a registered stockholder and a beneficial stockholder?

If your shares are registered directly in your name with the Company’s transfer agent, Equiniti Trust Company, LLC, you are considered a stockholder of record, or a “registered stockholder”, with respect to those shares. If your shares are held in a brokerage account in the name of your bank, broker, or other nominee (this is called “street name”), you are not a registered stockholder, but rather are considered a “beneficial owner” of those shares. Your bank, broker, or other nominee will send you instructions on how to vote your shares.

What shares are included on Notice of Internet Availability or the proxy card?

You may receive more than one Notice of Internet Availability if you have multiple accounts with our transfer agent, or with banks, brokers, or other nominees, or proxy card if you have requested a full printed set of proxy materials.

If you are a registered stockholder, you will receive a Notice of Internet Availability, or proxy card if you have requested a full printed set of proxy materials, for shares of common stock you hold in certificate form or in book-entry form.

If you are a participant in the Paychex Employee Stock Ownership Plan Stock Fund (“ESOP”) of the Company’s 401(k) Plan, you will receive electronic communication or a proxy card that reflects those shares. You can vote those shares using the methods described below. This will serve as a voting instruction for Fidelity Management Trust Company (the “Trustee”), who is the holder of record for the shares in the ESOP. As a participant in the ESOP, you have the right to direct the Trustee on how to vote the shares of common stock credited to your account at the Annual Meeting. The participants’ voting instructions will be tabulated confidentially. Only the Trustee and/or the tabulator will have access to each participant’s individual voting direction. If you do not submit voting instructions for your shares of common stock in the ESOP, those shares will be voted by the Trustee in the same proportions as the shares for which voting instructions were received from other participants. To allow sufficient time for voting by the Trustee, voting instructions by ESOP participants must be received by 11:59 p.m. Eastern Time on Monday, October 7, 2024. The Trustee will then vote all shares of common stock held in the ESOP by the established deadline.

If you are a beneficial owner, you will receive voting instruction information from the bank, broker, or other nominee through which you own your shares of common stock.

How do I vote in advance of the Annual Meeting?

If you are a registered stockholder, or a participant in the ESOP, you can vote in one of the following ways:

•

Via the Internet—Go to the website noted on your Notice of Internet Availability in order to vote via the Internet. Internet voting is available 24 hours a day. We encourage you to vote via the Internet, as it is the most cost-effective way to vote;

•	By telephone—Call 1-800-690-6903 and follow the voice prompt instructions to vote by telephone. Telephone voting is available 24 hours a day; or

•	By mail—If you requested a full printed set of proxy materials, mark your proxy card, sign and date it, and return it in the enclosed postage-paid envelope.

Paychex, Inc. 2024 Proxy Statement • 78

FAQ

Proxies submitted by Internet or telephone must be received by 11:59 p.m. Eastern Time on Wednesday, October 9, 2024.

If you are a beneficial owner, you can vote in the manner prescribed by the bank, broker, or other nominee through which you own your shares of common stock. You will receive voting instruction information for you to use in directing the bank, broker, or other nominee how to vote your shares. Check the voting instruction information used by the bank, broker, or other nominee to see if it offers Internet or telephone voting.

May I vote during the Annual Meeting?

If you are a registered stockholder, you may vote your shares during the Annual Meeting if you attend virtually by visiting the website at www.virtualshareholdermeeting.com/PAYX2024 and logging in with your 16-digit control number, even if you previously voted by Internet or telephone. Votes submitted during the Annual Meeting must be received no later than the closing of the polls at the Annual Meeting. Whether or not you plan to attend the meeting, however, we strongly encourage you to vote your shares by proxy before the meeting.

If you are a beneficial owner and want to vote your shares during the Annual Meeting, you can vote online using your 16-digit control number.

May I change my mind after I vote?

Registered stockholders may change a properly executed proxy at any time prior to it being voted at the Annual Meeting by:

•	providing written notice of revocation to the Corporate Secretary;

•	submitting a later-dated proxy via the Internet, telephone, or mail (if you requested a printed copy of the proxy materials); or

•	voting during the Annual Meeting.

Beneficial owners should contact their broker, bank, or other nominee for instructions on how to change their vote.

If you are a participant in the ESOP, you may change a properly executed proxy at any time prior to 11:59 p.m. Eastern Time on Monday, October 7, 2024, by submitting a proxy that has a more recent date than the original proxy by Internet, telephone, or mail. You may not, however, change your voting instructions during the Annual Meeting because the Trustee will not be present.

In what manner are proxies voted? What if I did not specify a vote?

All votes properly cast and not revoked will be voted at the Annual Meeting in accordance with the stockholder’s directions. You should specify your choice for each matter when you vote. However, if you do not specify your choices then your shares will be voted in accordance with the Board’s recommendations. Should any matter not described above be properly presented at the Annual Meeting, the proxies will vote in accordance with their judgment as permitted.

If you are a beneficial owner, in order to ensure your shares are voted the way you would like, you must provide voting instructions to your bank, broker, or other nominee. If you do not provide your voting instructions to that party, whether your shares can be voted depends on the type of item being considered for vote. New York Stock Exchange (“NYSE”) rules, which also apply to companies with shares listed on the Nasdaq Global Select Market, allow your bank, broker, or other nominee to use its own discretion and vote your shares on routine matters. A bank, broker, or other nominee does not have discretion to vote your shares on non-routine matters (known as “broker non-votes”). Proposals 1 and 2 are not considered to be routine matters under the current NYSE rules, and so your bank, broker, or other nominee will not have the discretionary authority to vote your shares on those items. Proposal 3 is considered a routine matter under NYSE rules, so your bank, broker, or other nominee will have discretionary authority to vote your shares on that item.

Paychex, Inc. 2024 Proxy Statement • 79

FAQ

How are broker non-votes and abstentions counted?

Broker non-votes are not considered votes for or against a proposal and therefore will have no direct impact on any proposal since they are not deemed to be duly cast nor entitled to vote, but they will be counted for the purpose of determining the presence or absence of a quorum. Therefore, we urge you to give voting instructions to your bank or broker on all voting items.

Abstentions are also counted for the purposes of establishing a quorum but will have the same effect as a vote against a proposal, except in regard to the election of directors. For this item, abstentions will have no direct impact since they are not deemed to be duly cast.

How can I find the results of the voting?

The Company will report the final results in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.

Are there any other actions to be presented at the Annual Meeting?

As of the date of this proxy statement, management does not intend to present, and has not been informed that any other person intends to present, any matter for action at the Annual Meeting other than those described in this proxy statement. If any other matters properly come before the Annual Meeting, the named proxy holders will vote on such matters in accordance with their judgment.

Who pays for the cost of solicitation of proxies?

Solicitation of proxies is made on behalf of the Company and the Company will pay the cost of solicitation of proxies. The Company will reimburse any banks, brokers and other custodians, nominees, and fiduciaries for their expenses in forwarding proxies and proxy solicitation material to the beneficial owners of the shares held by them. In addition to solicitation by use of the mail or via the Internet, directors, officers, and regular employees of the Company, without extra compensation, may solicit proxies personally or by telephone or other communication means.

How is the Company’s Annual Report being delivered?

We are pleased to be using the SEC’s rule that allows companies to furnish proxy materials to their stockholders over the Internet. In accordance with this rule, on or about August 30, 2024, we will send stockholders of the Record Date a Notice of Internet Availability. The Notice contains instructions on how to access our Proxy Statement and Annual Report for fiscal 2024 on the Internet. You may also access it on https://investor.paychex.com.

In addition, on www.proxyvote.com there are instructions on how to request to receive paper copies of the document. You may also obtain a copy of our Form 10-K filed with the SEC, without charge, upon written request submitted to Paychex, Inc., 911 Panorama Trail South, Rochester, New York 14625-2396, Attention: Investor Relations.

What is householding?

In accordance with the Exchange Act, the Company delivers materials to stockholders under a program known as “householding.” Under the householding program, the Company is delivering one copy of its Notice of Internet Availability addressed to all stockholders who share a single address, unless such stockholders previously notified the Company that they wish to revoke their consent to the householding. Householding is intended to reduce the Company’s printing and postage costs.

You may revoke your consent at any time by calling toll-free (866) 540-7095 or by writing to Broadridge Investor Communications Services, Attention: Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you revoke your consent, you will be removed from the householding program within 30 days of receipt of your revocation, and each stockholder at your address will receive individual copies of the Notice of Internet Availability.

Paychex, Inc. 2024 Proxy Statement • 80

FAQ

Stockholders of record residing at the same address and currently receiving multiple copies of the Notice of Internet Availability who wish to receive a single copy may also contact Broadridge Investor Communications Services at the phone number and address noted above. Beneficial owners will need to contact their broker, bank, or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

The Company hereby undertakes to deliver upon oral or written request a separate copy of its Notice of Internet Availability, proxy statement or annual report to a stockholder at a shared address to which a single copy was delivered. If such stockholder wishes to receive a separate copy of such documents, contact Jason Harbes, Director, Investor Relations, either by calling toll-free (800) 828-4411 or by writing to Paychex, Inc., 911 Panorama Trail South, Rochester, New York 14625-2396, Attention: Investor Relations.

If you own Paychex stock beneficially through a bank, broker, or other nominee, you may already be subject to householding if you meet the criteria. If you wish to receive a separate Notice of Internet Availability, proxy statement and annual report in future mailings, you should contact your bank, broker, or other nominee.

How do I submit a proposal for next year’s Annual Meeting?

Stockholder proposals, which are intended to be presented at the 2025 Annual Meeting, for inclusion in the Company’s proxy statement pursuant to SEC Rule 14a-8, must be received by the Company at its executive offices on or before May 2, 2025 to be considered timely. Any such proposals, including stockholder proposals for candidates for nomination for election to the Board, must be submitted in accordance with applicable SEC rules and regulations, and follow the Company’s procedures under “Communications with the Board of Directors.”

Stockholder proposals, which are intended to be presented at the 2025 Annual Meeting outside of the SEC Rule 14a-8 process, must be received by the Company’s Corporate Secretary at its executive offices no sooner than June 12, 2025 and no later than July 12, 2025 to be considered timely.

If the date of our 2025 Annual Meeting has been changed by more than 30 days before or more than 60 days after the first anniversary of this Annual Meeting, stockholders must submit proposals (1) not earlier than the 120th day prior to the 2025 Annual Meeting and not later than the close of business on the 90th day prior to the 2025 Annual Meeting or (2) if public announcement of the 2025 Annual Meeting is less than 100 days prior to the date of the meeting, not later than the 10th day following the day on which public disclosure of the 2025 Annual Meeting is first made.

Stockholders may nominate candidates for the Board by the same deadlines as proposals for business to come before the 2025 Annual Meeting. Each notice of business or nomination must set forth the information required by our By-laws. Any such proposals, including stockholder proposals for candidates for nomination for election to the Board, must be submitted in accordance with applicable SEC rules and regulations, and follow the Company’s procedures in its By-Laws. Submitting a notice does not ensure that the proposal will be raised at the 2025 Annual Meeting. We will not permit stockholder proposals that do not comply with the foregoing notice requirement to be brought before the 2025 Annual Meeting.

In addition to satisfying the advance notice requirements in order to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company’s Corporate Secretary that sets forth the information required by Rule 14a-19 under the Exchange Act no later than August 11, 2025.

Paychex, Inc. 2024 Proxy Statement • 81

APPENDIX A

APPENDIX A PAYCHEX, INC. NON-GAAP FINANCIAL MEASURES

The following table reconciles the GAAP measures to the related non-GAAP measures that were utilized within this proxy statement.

$ in millions, except per share amounts	2024	Change(1)	2023	Change(1)	2022

Operating income	$2,174	7%	$2,033	10%	$1,840

Non-GAAP adjustments:

Less: Interest on funds held for clients	(146)		(100)		(58)

Add: Cost-optimization initiatives(2)	39		—		—

Less: Operating (income)/loss, net of operating loss/(income), associated with acquired businesses	(13)		—		—

Operating income, net of certain items	$2,054	6%	$1,933	8%	$1,782

Diluted earnings per share(3)	$ 4.67	9%	$ 4.30	12%	$ 3.84

Non-GAAP adjustments:

Excess tax benefit related to employee stock-based compensation payments(4)	(0.03)		(0.02)		(0.05)

Tax benefit derived from research and development costs(5)	—		—		(0.02)

Cost-optimization initiatives(2)	0.08		—		—

Total non-GAAP adjustments	0.05		(0.02)		(0.07)

Adjusted diluted earnings per share	$ 4.72	11%	$ 4.27	13%	$ 3.77

(1)	Percentage changes are calculated based on unrounded numbers.

(2)

One-time costs and corresponding tax benefits recognized related to our cost optimization initiatives, including further reductions to our geographic footprint, reprioritization of certain technology investments and headcount optimization.

(3)	The calculation of the impact of non-GAAP adjustments on diluted earnings per share is performed on each line independently. The table may not add down by +/- $0.01 due to rounding.

(4)

Net tax windfall benefits related to employee stock-based compensation payments recognized in income taxes. This item is subject to volatility and will vary based on employee decisions on exercising employee stock options and fluctuations in our stock price, neither of which is within the control of management.

(5)	Non-recurring tax benefit derived from prior years’ research and development costs incurred in the production of customer-facing software.

In addition to reporting operating income and diluted earnings per share, which are U.S. GAAP measures, we present operating income, net of certain items and adjusted diluted earnings per share which are non-GAAP measures. We believe these additional measures are an indicator of our core business operations’ performance period over period. Operating income, net of certain items, excludes interest on funds held for clients. Interest on funds held for clients is an adjustment to operating income due to the volatility of interest rates, which are not within the control of management. Operating income, net of certain items and adjusted diluted earnings per share are not calculated through the application of U.S. GAAP and are not required forms of disclosure by the SEC. As such, they should not be considered as a substitute for the U.S. GAAP measure of operating income and diluted earnings per share and therefore should not be used in isolation, but in conjunction with the U.S. GAAP measures. The use of any non-GAAP measure may produce results that vary from the U.S. GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.

Paychex, Inc. 2024 Proxy Statement • A-1

APPENDIX B

APPENDIX B PAYCHEX, INC. RECONCILIATION OF PERFORMANCE MEASURES TO THOSE REPORTED IN THE COMPANY’S CONSOLIDATED FINANCIAL STATEMENTS

Under the Company’s incentive compensation programs, performance targets are often based on measures of service revenue and operating income, net of certain items (see Note 4 below regarding this measure). In evaluating achievement, the programs allow for certain adjustments to be made to the results reported in the consolidated financial statements.

The following table reconciles the results reported in our consolidated financial statements to those representing achievement under the award agreement for the July 2022 performance-based RSUs.

	Year Ended May 31,		Two-Year Performance Period
In millions	2024	2023

Service revenue	$5,132	$4,907	$10,039

Service revenue, as calculated under the award(1)	$5,132	$4,907	$10,039

Operating income(2)	$2,174	$2,033	$ 4,207

Less: Interest on funds held for clients	(146)	(100)	(246)

Add: Cost optimization initiatives(3)	39	—	39

Less: Operating (income)/loss, net of operating loss/(income), associated with acquired businesses	(13)	0	(12)

Operating income, net of certain items(4), as calculated under the award	$2,054	$1,933	$ 3,989

(1)	In evaluating achievement for the July 2022 performance shares, no adjustments were made to our service revenue results reported in the consolidated financial statements for fiscal 2024 or 2023.

(2)	Summations in the table above may not add across due to rounding.

(3)

One-time costs and corresponding tax benefits recognized related to our cost optimization initiatives, including further reductions to our geographic footprint, reprioritization of certain technology investments and headcount optimization.

(4)

Operating income, net of certain items, is a measure that is provided in addition to the U.S. GAAP measure of operating income for purposes of compensation program performance targets. Refer to “Paychex, Inc. Non-GAAP Financial Measures” in Appendix A of this proxy statement for a discussion of non-GAAP measures.

Paychex, Inc. 2024 Proxy Statement • B-1

HELPFUL RESOURCES

Visit the website or scan the QR codes to access these sites with your mobile device.

Paychex website www.paychex.com	Investor Relations https://investor.paychex.com

Proxy Voting www.proxyvote.com

ABOUT PAYCHEX

Paychex, Inc. (Nasdaq:PAYX) is an industry-leading HCM company delivering a full suite of technology and advisory services in human resources, employee benefit solutions, insurance, and payroll. The company serves over 745,000 customers in the U.S. and Europe and pays one out of every 12 American private sector employees. The more than 16,000 people at Paychex are committed to helping businesses succeed and building thriving communities where they work and live. To learn more, visit www.paychex.com.

PAYCHEX FLEX
MAIN
Dashboard
Analytics & Reports
Payroll Center
Human Resources
People
Company Details
User Access
Documents
OTHER
Company Settings
Help Center
Acme Corp
Human Resources
Demographics
Generation
Silent Generation
Baby Boomers
Generation X
Generation Y
Generation Z
Other
Unassigned
View Report
Status
Participation
ACTIVE
COMPLETE
COMPLETE
Analytics & Reports
Overview
Labor cost
HR Analytics
Report library
Find a report
Live Reports
Payroll Labor Cost
Hiring & Turnover
Employee Listings
Quick Reports
Sets
Favorites
Last Payroll
View all reports
Pay Benchmarking
$77,920.74
Diversity and Equal Pay
Average Annual Wage
My Company
$77,835.04
Agent
Connect
Your live chat session has been picked up by Agent.
Hello! Thank you for using Paychex Web Chat. My name is David. To better assist you may I have your company name and Client Id please?
Thanks for your help. I'm ok now.
Type a message...

Paychex.com

facebook.com/paychex
x.com/paychex
linkedin.com/company/paychex

PAYCHEX
HR | Payroll | Benefits | Insurance

PAYCHEX, INC. 911 PANORAMA TRAIL SOUTH ROCHESTER, NY 14625 -2396

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on October 9, 2024 for shares held directly and by 11:59 p.m. Eastern Time on October 7, 2024 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/PAYX2024

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on October 9, 2024 for shares held directly and by 11:59 p.m. Eastern Time on October 7, 2024 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

If you requested a full printed set of proxy materials, mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V56001-Z88404-Z88403     KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — –

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

PAYCHEX, INC.
The Board of Directors recommends you vote FOR the following:
1. Election of Directors
Nominees:		For	Against	Abstain
1a. Martin Mucci		☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3:

2.  ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION.

3.  RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP TO SERVE AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

NOTE: SHARES ISSUED TO OR HELD FOR THE ACCOUNT OF THE UNDERSIGNED UNDER THE ESOP WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IF THE CARD IS NOT SIGNED OR IF THE CARD IS NOT RECEIVED BY MONDAY, OCTOBER 7, 2024 THE SHARES ISSUED TO OR HELD FOR THE ACCOUNT OF THE PARTICIPANT WILL BE VOTED BY THE ESOP TRUSTEE IN THE SAME PROPORTION AS ESOP SHARES FOR WHICH INSTRUCTIONS HAVE BEEN RECEIVED.

							For	Against	Abstain
1b. Thomas F. Bonadio		☐	☐	☐			☐	☐	☐
1c. Joseph G. Doody		☐	☐	☐			☐	☐	☐
1d. John B. Gibson		☐	☐	☐
1e. B. Thomas Golisano		☐	☐	☐
1f. Pamela A. Joseph		☐	☐	☐
1g. Theresa M. Payton		☐	☐	☐
1h. Kevin A. Price		☐	☐	☐
1i. Joseph M. Tucci		☐	☐	☐
1j. Joseph M. Velli		☐	☐	☐
1k. Kara Wilson		☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

August 30, 2024

Dear Paychex Stockholder:

The Board of Directors cordially invites you to attend our virtual Annual Meeting of Stockholders (the “Annual Meeting”) on Thursday, October 10, 2024 at 9:30 a.m. Eastern Time online at www.virtualshareholdermeeting.com/PAYX2024.

The accompanying booklet includes the formal Notice of Annual Meeting of Stockholders and the Proxy Statement. The Proxy Statement tells you about the agenda items and the procedures for the Annual Meeting. It also provides certain information about Paychex, Inc., its Board of Directors, and its Named Executive Officers.

It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you are encouraged to vote. You may vote by Internet, telephone, or if you requested a full printed set of proxy materials, by mail. We encourage you to use the Internet as it is the most cost-effective way to vote.

We hope you will be able to attend the Annual Meeting and would like to take this opportunity to remind you that your vote is important. If you have any questions about the Annual Meeting, please contact the Corporate Secretary at (800) 828-4411, or write to Paychex, Inc., 911 Panorama Trail South, Rochester, New York 14625-2396, Attention: Corporate Secretary.

Sincerely,

John B. Gibson

Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

V56002-Z88404-Z88403

PAYCHEX, INC. Proxy Solicited on Behalf of the Board of Directors of Paychex, Inc. for the Annual Meeting, October 10, 2024

PROXY

The undersigned hereby appoints JOHN B. GIBSON and ROBERT L. SCHRADER, or either of them, with full power of substitution, attorneys and proxies to represent the undersigned at the Annual Meeting of Stockholders to be held on October 10, 2024 (“Annual Meeting”), and at any adjournment thereof, with all the powers which the undersigned would possess if personally present to vote all shares of stock which the undersigned may be entitled to vote at said Annual Meeting. The shares represented by this proxy will be voted as instructed by you and in the discretion of the proxy on all other matters. If not otherwise specified in this proxy card, shares will be voted in accordance with the recommendations of the Board of Directors.

If shares of Paychex, Inc. Common Stock are issued to or held for the account of the undersigned under the Paychex Employee Stock Ownership Plan Stock Fund (“ESOP”) of the Paychex, Inc. 401(k) Incentive Retirement Plan, then the undersigned hereby directs the trustee of the ESOP to vote all shares of Paychex, Inc. Common Stock in the undersigned’s name and/or account under such plan in accordance with the instructions given herein, at the Annual Meeting and at any adjournment thereof, on all matters properly coming before the Annual Meeting, including but not limited to the matters set forth on the reverse side.

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS. PLEASE MARK, SIGN, DATE AND RETURN IT IN THE ENCLOSED ENVELOPE. IF NOT OTHERWISE MARKED, THE SHARES REPRESENTED BY THIS PROXY SHALL BE VOTED “FOR” EACH OF THE NOMINEES IN PROPOSAL 1, “FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3.

Continued and to be signed on reverse side